EXHIBIT (K)(4)

[EXECUTION COPY]

$200,000,000

LOAN AND SERVICING AGREEMENT

dated as of June 6, 2007

among

PROSPECT CAPITAL FUNDING LLC

as the Borrower

PROSPECT CAPITAL CORPORATION

as the Servicer

THE LENDERS FROM TIME TO TIME PARTY HERETO

as Lenders

and

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
“RABOBANK NEDERLAND”, NEW YORK BRANCH

as the Administrative Agent

Table of Contents
(continued)

Table of Contents
(continued)

EXHIBITS
EXHIBIT A-1	Form of Borrower Notice (Advances)
EXHIBIT A-2	Form of Borrower Notice (Facility Amount Reductions)
EXHIBIT A-3	Form of Borrower Notice (Prepayments)
EXHIBIT B	Form of Note
EXHIBIT C	Form of Assignment and Acceptance
EXHIBIT D	Form of Monthly Report
EXHIBIT E	Form of Servicer’s Certificate
EXHIBIT F	Form of Certificate of Closing Attorneys
EXHIBIT G	Form of Borrower Certificate regarding Pre-Positioned Loans
EXHIBIT H	Form of Assignment of Mortgage
EXHIBIT I	Form of Account Control Agreement
EXHIBIT J	Credit Report and Transaction Summary
EXHIBIT K	Moody’s Industry Classifications

SCHEDULE
SCHEDULE I	Loan List

(iii)

     THIS LOAN AND SERVICING AGREEMENT is made as of June 6, 2007, among PROSPECT CAPITAL FUNDING LLC, a Delaware limited liability company, as borrower (the “Borrower”), PROSPECT CAPITAL CORPORATION, a Maryland corporation, as servicer (in such capacity, the “Servicer”), each financial institution or other entity from time to time party hereto as a “Lender” (collectively, the “Lenders”) and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

     IT IS AGREED as follows:

ARTICLE I

DEFINITIONS

     Section 1.1 Certain Defined Terms.

     (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1.

     (b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     Account Control Agreement: An agreement with the applicable Securities Intermediary with respect to the Collection Account in favor of the Administrative Agent, for the benefit of the Secured Parties, substantially in form of Exhibit I hereto (or in such other form as shall be reasonably acceptable to the Administrative Agent).

     Accrual Period: The period from and including the Closing Date to but excluding the initial Payment Date and each successive period from and including a Payment Date to but excluding the following Payment Date.

     Additional Amount: Defined in Section 2.13.

     Adjusted Eurodollar Rate: For any Accrual Period, an interest rate per annum equal to the quotient, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBO Rate for such Accrual Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Accrual Period.

     Administrative Agent: Defined in the preamble hereto.

     Administrative Agent Fee: As defined in the Administrative Agent Fee Letter.

     Administrative Agent Fee Letter: Any letter agreement among the Borrower and the Administrative Agent in respect of, among other things, the Facility Fee and certain other amounts payable to the Administrative Agent for its own account or for the account of one or more Lenders, as it may be amended or modified and in effect from time to time.

     Advance: Defined in Section 2.1(a).

     Advances Outstanding: On any day, the aggregate principal amount of Advances outstanding on such day, after giving effect to all repayments of Advances and makings of new Advances on such day.

     Adverse Claim: A lien, security interest, pledge, charge, encumbrance or other right or claim of any Person.

     Advisory Agreement: The Investment Advisory Agreement dated as of July 22, 2004, between PCC and PCM, as extended as of May 15, 2006 and as the same may be further extended from time to time in accordance with its terms.

     Affected Party: The Administrative Agent, each Lender and, with respect to any Conduit Lender, each of its Funding Sources and Support Providers, and any Affiliate of any of the foregoing.

     Affiliate: With respect to a Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative to the foregoing.

     Agent’s Account: Defined in Section 2.10(d).

     Aggregate Outstanding Loan Balance: On any day, the sum of the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral on such date.

     Aggregate Purchased Loan Balance: On any day, (i) the sum of the Purchased Loan Balances of all Eligible Loans included as part of the Collateral on such date minus (ii) the Excess Concentration Amount as of such date.

     Agreement: This Loan and Servicing Agreement.

     Alternate Base Rate: On any date, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate or (ii) the Federal Funds Rate plus 0.50%.

     Amortization Period: The period beginning on the Termination Date and ending on the Final Date.

     Applicable Law: For any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including usury laws, the Federal Truth in Lending Act, and Regulation Z, Regulation W and Regulation B of the Federal Reserve Board), and applicable judgments, decrees, injunctions, writs, orders, or line action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

     Approved Valuation Agent: Houlihan Lokey Howard & Zukin or another valuation agent appointed by the initial Servicer with the consent of the Administrative Agent.

     Asset Coverage Ratio: At any time, the following determined on a consolidated basis in accordance with GAAP: the ratio of (i) the Fair Market Value, as most recently determined in accordance with the Management Manual, of all Loans constituting assets of the Originator and its consolidated subsidiaries (including the Borrower), less all liabilities (other than Indebtedness, including Indebtedness hereunder) of the Originator and its consolidated subsidiaries, to (ii) the aggregate amount of Indebtedness of the Originator and its consolidated subsidiaries.

     Assignment and Acceptance: Defined in Section 11.1(c).

     Assignment of Mortgage: As to each Loan secured by an interest in real property, one or more assignments, notices of transfer or equivalent instruments, each in recordable form and sufficient under the laws of the relevant jurisdiction to reflect the transfer of the related mortgage, deed of trust, security deed or similar security instrument and all other documents related to such Loan to the Borrower and to grant a perfected lien thereon by the Borrower in favor of the Administrative Agent on behalf of the Secured Parties, each such Assignment of Mortgage to be substantially in the form of Exhibit H hereto.

     Availability: On any day, the lesser of (i) the amount by which the Borrowing Base exceeds the Advances Outstanding on such day and (ii) the amount by which the Facility Amount exceeds the Advances Outstanding on such day; provided, however, during the Amortization Period, the Availability shall be zero.

     Available Collections: Defined in Section 2.8(a).

     Backup Servicer: Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), in its capacity as Backup Servicer under the Backup Servicing Agreement.

     Backup Servicer Expenses: The out-of-pocket expenses to be paid to the Backup Servicer under the Backup Servicing Agreement.

     Backup Servicer Fee: The fee to be paid to the Backup Servicer as set forth in the Backup Servicing Agreement.

     Backup Servicing Agreement: The Backup Servicing Agreement, dated as of the date hereof among the Borrower, the Servicer, the Administrative Agent and the Backup Servicer.

     Bankruptcy Code: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101, et seq.), as amended from time to time.

     Benefit Plan: Any employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA in respect of which the Borrower or any ERISA Affiliate of the Borrower is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

     Borrower: Defined in the preamble hereto.

     Borrower Permitted Liens: The following Liens:

          (i) Liens created pursuant to the Transaction Documents in favor of the Administrative Agent, as agent for the Secured Parties.

          (ii) Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate cash reserves with respect thereto are maintained by the Borrower; and

          (iii) Liens securing judgments for the payment of money not constituting an Event of Default hereunder.

     Borrowing Base: On any date of determination, the lesser of (i) (A) the Aggregate Purchased Loan Balance minus (B) the Required Equity Investment or (ii) an amount equal to 50% of the Aggregate Purchased Loan Balance.

     Borrowing Base Test: As of any date, a determination as to whether the Borrowing Base is at least equal to or greater than the Advances Outstanding.

     Borrower Notice: A written notice, in the form of Exhibit A-1, A-2 or A-3, as applicable, to be used for each borrowing, prepayment of each Advance or termination or reduction of the Facility Amount.

     Breakage Costs: Defined in Section 2.11.

     Business Day: Any day of the year other than a Saturday or a Sunday on which (i) banks are not required or authorized to be closed in New York City or the location of the principal office of the Collateral Custodian (initially St. Paul, Minnesota), and (ii) if the term “Business Day” is used in connection with the Adjusted Eurodollar Rate, means the foregoing only if such day is also a day of year on which dealings in United States dollar deposits are carried on in the London interbank market.

     Canadian Withholding Taxes: Withholding taxes imposed on interest payment in respect of Loans under Part XIII of The Income Tax Act (Canada).

     Catapult: Catapult-PMX Funding, LLC, a Delaware limited liability company.

     Change-in-Control: With respect to any entity, the date on which (i) any Person or “group” acquires any “beneficial ownership” (as such terms are defined under Rule 13d-3 of, and Regulation 13D under, the Securities Exchange Act of 1934, as amended, but excluding any Benefit Plan of such entity or its subsidiaries, and any Person acting in its capacity as a trustee, agent or other fiduciary or administrator of any such Benefit Plan), either directly or indirectly, of membership interests or other equity interests or any interest convertible into any such interest in such entity having more than fifty percent (50%) of the voting power for the election of managers of such entity, if any, under ordinary circumstances, or (ii) an entity sells, transfers, conveys, assigns or otherwise disposes of all or substantially all of the assets of such entity.

     Charged-Off Loan: Any Loan (i) that is 90 days past due with respect to any interest or principal payment, (ii) for which an Insolvency Event has occurred with respect to the related Obligor or (iii) that is or should be written off as uncollectible by the Servicer in accordance with the Management Manual.

     Charged-Off Ratio: With respect to any Collection Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Collection Period, (i) the numerator of which is equal to the aggregate Outstanding Loan Balance of all Transferred Loans that became Charged-Off Loans during such Collection Period and (ii) the denominator of which is equal to (A) the sum of (x) the Aggregate Outstanding Loan Balance as of the first day of such Collection Period and (y) the Aggregate Outstanding Loan Balance as of the last day of such Collection Period, divided by (B) two.

     Closing Attorney Certificate: With respect to a Loan, a certificate from the closing attorneys of such Loan certifying as to their possession of the executed originals of the Primary Loan Documents (including the original of the related Underlying Note) and executed originals or copies of all other Loan Documents which shall be substantially in form of Exhibit F hereto or in such other form as the Administrative Agent shall approve by notice to the Borrower, the Servicer and the Collateral Custodian. In the event that the Borrower intends to use a Closing Attorney Certificate with respect to a Pre-Positioned Loan other than substantially in form of Exhibit F hereto, the Borrower (or the Servicer on its behalf) shall provide a copy thereof to the Administrative Agent at least 14 days prior to the proposed Funding Date or, if later, as soon as practical after the Originator has engaged the closing attorneys for such Loan.

     Closing Date: June 6, 2007.

     Code: The Internal Revenue Code of 1986, as amended.

     Collateral: All right, title and interest, whether now owned or hereafter acquired or arising, and wherever located, of the Borrower in, to and under any and all of the following:

     (i) the Transferred Loans, and all monies due or to become due in payment of such Loans on and after the related Purchase Date;

     (ii) any Related Property securing the Transferred Loans including all proceeds from any sale or other disposition of such Related Property;

     (iii) the Loan Documents relating to the Transferred Loans;

     (iv) all Supplemental Interests related to any Transferred Loans;

     (v) the Collection Account, all funds held in such account, and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account or such funds;

     (vi) all Collections and all other payments made or to be made in the future with respect to the Transferred Loans, including such payments under any guarantee or similar credit enhancement with respect to such Loans;

     (vii) all Hedge Collateral; and

     (viii) all income and Proceeds of the foregoing.

     Collateral Custodian: U.S. Bank National Association, in its capacity as Collateral Custodian under the Custody Agreement, together with its successors and assigns.

     Collateral Custodian Expenses: The out-of-pocket expenses to be paid to the Collateral Custodian under the Custody Agreement.

     Collateral Custodian Fee: The fee to be paid to the Collateral Custodian as set forth in the fee schedule agreed to by the Collateral Custodian and the Borrower from time to time and consented to by the Administrative Agent.

     Collection Account: Defined in Section 7.4(e).

     Collection Period: Each calendar month; provided that the initial Collection Period shall commence on and include the Effective Date and end on and include the next day which is the last day of a calendar month and is at least 29 days (or, in the event the Effective Date occurs in February 2008, at least 28 days) following the Effective Date; and provided further that for purposes of the determination of the Charged-Off Ratio, the Default Ratio, the Interest Coverage Ratio, the Portfolio Rate, the Rolling Three-Month Charged-Off Ratio and the Rolling Three-Month Default Ratio, the initial Collection Period shall be deemed to be the first calendar month which follows the month in which the Effective Date occurs (unless the Effective Date and the end of the initial Collection Period as determined pursuant to the preceding proviso are in the same calendar month, in which case such calendar month shall be the initial Collection Period for such purposes).

     Collections: (i) All cash collections or other cash proceeds of a Transferred Loan received by or on behalf of the Borrower by the Servicer or the Originator from or on behalf of any Obligor in payment of any amounts owed in respect of such Transferred Loan, including Interest Collections, Principal Collections, Deemed Collections, Insurance Proceeds, and all Recoveries, (ii) all amounts received by the Buyer in connection with the repurchase of an Ineligible Loan pursuant to Section 7.1 of the Purchase Agreement, (iii) all amounts received by the Administrative Agent in connection with the purchase of a Transferred Loan pursuant to Section 7.7, (iv) all payments received pursuant to any Hedging Agreement or Hedge Transaction, and (v) interest earnings in the Collection Account.

     Commercial Paper Notes: On any day, any short-term promissory notes issued by any Conduit Lender with respect to financing any Advance hereunder that are allocated, in whole or in part, by such Conduit Lender to fund or maintain the Advances Outstanding.

     Commitment: (i) For each Lender, the commitment of such Lender to fund any Advance to the Borrower in an amount not to exceed the amount set forth opposite such Lender’s name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof, and (ii) with respect to any Person who becomes a Lender pursuant to an Assignment and Acceptance, the commitment of such Person to fund any Advance to the Borrower in an amount not to exceed the amount set forth in such Assignment and Acceptance, as such amount may be modified in accordance with the terms hereof.

     Conduit Lender: Catapult and each other Lender designated as a Conduit Lender in the Assignment and Acceptance by which it became a party to this Agreement.

     Contractual Obligation: With respect to any Person, means any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or is subject.

     CP Rate: For any Accrual Period for any Advances made by a Conduit Lender, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Lender from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with the Commercial Paper Notes issued by such Conduit Lender maturing on dates other than those certain dates on which such Conduit Lender is to receive funds) in respect of the Commercial Paper Notes issued by such Conduit Lender that are allocated by such Conduit Lender or its program manager on behalf of such Conduit Lender to fund or maintain such Conduit Lender’s Advances, as determined by such Conduit Lender and reported to the Borrower, the Servicer and the Administrative Agent, which rates shall reflect and give effect to (a) the commissions of placement agents and dealers in respect of such Commercial Paper Notes, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper Notes, and (b) other borrowings by such Conduit Lender, including, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, such Conduit Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

     Custodian Certification: Defined in the Custody Agreement.

     Custodian Exceptions Report: Defined in the Custody Agreement.

     Custody Agreement: The Custody Agreement, dated as of the date hereof among the Borrower, the Servicer, the Originator, the Administrative Agent and the Collateral Custodian.

     Deemed Collections: On any day, the aggregate of all amounts the Borrower shall have been deemed to have received as a Collection of a Transferred Loan. The Borrower shall be deemed to have received a Collection in an amount equal to the unpaid balance (including any accrued interest thereon) of a Transferred Loan if at any time the Outstanding Loan Balance of any such Loan is either (i) reduced as a result of any discount or any adjustment or otherwise by Borrower (other than receipt of cash Collections) or (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction).

     Defaulted Loan: Any Transferred Loan (i) that is 60 days past due with respect to any interest or principal payments, (ii) that the Servicer shall have determined is a “defaulted loan” within the meaning of the Management Manual, (iii) in respect of which the Servicer or the Originator shall have taken any of the following actions: restricting the Obligor’s right to make subordinated payments (other than payments in respect of owner’s debts and seller financings), acceleration of the Transferred Loan, foreclosure on collateral for the Loan, increasing its representation on the Obligor’s Board of Directors or similar governing body, or increasing the frequency of its inspection rights to permit inspection on demand, and (iv) a Material Modification has occurred with respect to such Loan.

     Default Ratio: With respect to any Collection Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Collection Period, (i) the numerator of which is equal to the aggregate Outstanding Loan Balance of all Transferred Loans (excluding Charged-Off Loans) included as part of the Collateral that became Defaulted Loans during such Collection Period and (ii) the denominator of which is equal to (A) the sum of (x) the Aggregate Outstanding Loan Balance as of the first day of such Collection Period and (y) the Aggregate Outstanding Loan Balance as of the last day of such Collection Period, divided by (B) two.

     Derivatives: Any exchange-traded or over-the-counter (i) forward, future, option, swap, cap, collar, floor, foreign exchange contract, any combination thereof, whether for physical delivery or cash settlement, relating to any interest rate, interest rate index, currency, currency exchange rate, currency exchange rate index, debt instrument, debt price, debt index, depository instrument, depository price, depository index, equity instrument, equity price, equity index, commodity, commodity price or commodity index, (ii) any similar transaction, contract, instrument, undertaking or security, or (iii) any transaction, contract, instrument, undertaking or security containing any of the foregoing.

     Determination Date: The last day of each Collection Period.

     Effective Date: The date on or after the Closing Date on which Borrower first maintains the Required Equity Investment.

     Eligible Assignee: A Qualified Lender who is approved by the Administrative Agent as a Purchasing Lender pursuant to Section 11.1 (such approval not to be unreasonably withheld).

     Eligible Loan: On any date of determination, each Loan which satisfies each of the following requirements:

     (i) the Loan is evidenced by a promissory note that has been duly authorized and that, together with the related Loan Documents, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Loan to pay the stated amount of the Loan and interest thereon, and the related Loan Documents are enforceable against such Obligor in accordance with their respective terms;

     (ii) the Loan was originated in accordance with the terms of the Management Manual and arose in the ordinary course of the Originator’s business from the lending of money to the Obligor thereof;

     (iii) the Loan is rated not lower than 3 in accordance with the Risk Rating Model;

     (iv) the Loan is not a Defaulted Loan or Charged-Off Loan and, if such Loan shall at any time have been a Defaulted Loan or Charged-Off Loan, all defaults with respect thereto shall have been and remained cured without further default for a period of not less than 12 consecutive months;

     (v) the Obligor of such Loan has executed all appropriate documentation required by the Originator;

     (vi) the Loan, together with the Loan Documents related thereto, is a “general intangible”, an “instrument”, an “account”, or “chattel paper” within the meaning of the UCC of all jurisdictions that govern the perfection of the security interest granted therein;

     (vii) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the making of such Loan have been duly obtained, effected or given and are in full force and effect;

     (viii) the Loan and all related Collateral is owned by the Borrower free and clear of any Liens except for Borrower Permitted Liens as provided herein; the Administrative Agent, as agent for the Secured Parties, has a valid and perfected first priority security interest in the Loan and all related Collateral, free and clear of any Liens except for Borrower Permitted Liens; all filings (including such UCC filings) as are necessary in any jurisdiction to perfect such security interest of the Administrative Agent as agent for the Secured Parties in the Loan and all related Collateral have been made; and no effective financing statement or other instrument similar in effect covering the Loan or any related Collateral is on file in any recording office except such as may be filed in favor of the Administrative Agent relating to this Agreement or reflecting the transfer of the Loan or such Collateral from the Originator to the Borrower;

     (ix) the Loan, together with the related Loan Documents, is fully assignable (and if such Loan is secured by an interest in real property, an Assignment of Mortgage executed in blank has been delivered to the Collateral Custodian); provided that Related Property securing such Loan may be subject to rights of consent of third parties to the assignment thereof so long as, in the judgment of the Administrative Agent, such Related Property and such rights are not material to the credit quality of such Loan and the Borrower is using reasonable commercial efforts to obtain such consents;

     (x) the Loan was documented and closed in accordance with the Management Manual, including the relevant opinions and assignments, and there is only one current original Underlying Note;

     (xi) the Collateral Custodian or its bailee is holding the Loan File (including the original of the Underlying Note) with respect to such Loan solely on behalf of and for the benefit of the Administrative Agent, in turn for the benefit of the Secured Parties, and the Administrative Agent has received a certification substantially in the form of Exhibit A-1 or A-2, as applicable, to the Custody Agreement concerning the Collateral Custodian’s receipt of certain documentation relating to such Loan, which certification is not subject to any exceptions noted in the Custodian Exceptions Report; provided, with respect to any Pre-Positioned Loan to be funded with the proceeds of an Advance on a Funding Date, such Loan, if otherwise an Eligible Loan, shall remain an Eligible Loan notwithstanding exceptions noted in the Custodian Exceptions Report so long as (A) the Collateral Custodian or its bailee is holding the items specified in clause (iv) of Section 2.2(a) on such Funding Date solely on behalf of and for the benefit of the Administrative Agent, in turn for the benefit of the Secured Parties, and the Administrative Agent has received a certification substantially in the form of Exhibit A-2 to the Custody Agreement concerning the Collateral Custodian’s receipt of such documentation, (B) the Collateral Custodian or its bailee is holding all Primary Loan Documents relating to such Loan not later than the fifth (5th) Business Day following such Funding Date solely on behalf of and for the benefit of the Administrative Agent, in turn for the benefit of the Secured Parties, and the Administrative Agent has received an amended Custodian Exceptions Report with respect to such Loan so indicating not later than the seventh (7th) Business Day following such Funding Date, and (C) the Collateral Custodian or its bailee is holding the entire Loan File with respect to such Loan solely on behalf of and for the benefit of the Administrative Agent, in turn for the benefit of the Secured Parties, not later than the seventeenth (17th) Business Day following such Funding Date and the Administrative Agent has received an amended Custodian Exceptions Report with respect to such Loan so indicating not later than the seventeenth (17th) Business Day following such Funding Date;

     (xii) the Loan, together with the Loan Documents related thereto, does not contravene in any material respect any Applicable Laws (including laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Loan Documents related thereto is in material violation of any such Applicable Laws;

     (xiii) the Loan is denominated and payable only in United States dollars in the United States;

     (xiv) the Obligor’s principal office and any Related Property are located in the United States or Canada;

     (xv) the Loan bears interest, which is due and payable no less frequently than quarterly, except for (i) Loans which bear interest which is due and payable no less frequently than semi-annually, provided that the aggregate Outstanding Loan Balances of such Loans do not exceed 10% of the Aggregate Outstanding Loan Balance, and (ii) PIK Loans;

     (xvi) the Loan is secured by a perfected Lien under the UCC and other applicable law in all Related Property, and all Related Property is free of any Liens except for Obligor Permitted Liens;

     (xvii) the Loan has a remaining term to maturity of no more than 120 months;

     (xviii) the Loan does not allow for rights of rescission, set off, counterclaim or defense (other than in favor of the lender or lenders thereunder or their agents), and no material dispute has been asserted with respect to the Loan;

     (xix) the Related Property with respect to such Loan is insured in accordance with the Management Manual;

     (xx) if such Loan is a PIK Loan, such Loan shall pay a minimum of ten percent (10.0%) per annum current interest, on at least a quarterly basis;

     (xxi) the addition of such Loan to the Transferred Loans will not cause (A) the Weighted Average Life of the Transferred Loans to exceed 60 months, (B) the Weighted Average Interest Rate in respect of Transferred Loans which are Fixed Rate Loans to be less than 12.0%, (C) the Weighted Average Interest Rate in respect of Transferred Loans which are not Fixed Rate Loans to be less than the sum of the LIBO Rate plus 5.00% or (D) the Weighted Average Risk Rating of the portfolio of Transferred Loans to be less than 2.5, as determined in accordance with the Risk Rating Model;

     (xxii) the Obligor has not funded any required payments (directly or indirectly) in respect of such Loan with another Loan or other extension of credit from the Originator or any of its Affiliates (or any Person from which such Loan was purchased directly or indirectly by the Originator or any Affiliate of any such Person); provided that a Loan shall not be excluded as an Eligible Loan under this clause solely by reason of the funding of capitalized or similar initial interest payments, on such Loan for a period not exceeding one year from the initial disbursement of such Loan, from the proceeds of such Loan in accordance with the original terms of such Loan;

     (xxiii) the Loan is not a loan or extension of credit made by the Originator or any of its Affiliates for the purpose of making any principal, interest or other payment on any other Loan necessary in order to keep such other Loan from becoming delinquent;

     (xxiv) the Loan has been, or will within 135 days following its origination will have been, valued by the Approval Valuation Agent;

     (xxv) the Loan’s commodity price risk (if any) has been appropriately hedged in accordance with the Management Manual;

     (xxvi) the Loan is not owing from an Obligor that is in default under another Loan owing to the Originator or any of its Affiliates;

     (xxvii) the full amount of the Loan and any related advances to which the Obligor may be entitled has been advanced, and the Loan is not a Revolver Loan;

     (xxviii) no payments in respect of the Loan (including principal or interest) are subject to deduction or withholding (other than Canadian Withholding Taxes in respect of interest payments on such Loan if the Obligor is a Canadian resident) for or on account of any Taxes;

     (xxix) the Loan has not been amended to (A) reduce the amount (other than by reason of the repayment thereof) or extend the time for payment of principal or (B) reduce the rate or extend the time of payment of interest (or any component thereof), in each case without the consent of the Administrative Agent;

     (xxx) the Loan is not in the form of an installment sale agreement, lease or other arrangement under which the lender or any agent thereof acquires title to or an ownership interest in any Related Property;

     (xxxi) the Obligor of the Loan is not the Originator or, unless otherwise consented to by the Administrative Agent in its sole discretion, an Affiliate of the Originator;

     (xxxii) the Obligor of the Loan is not a Governmental Authority; and

     (xxxiii) the terms of such Loan require that payments of the principal thereof and of cash interest thereon be made by the Obligor by wire transfer of funds to an account designated from time to time by the lender or its agent or assignee.

     ERISA: The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     ERISA Affiliate: (i) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

     Eurodollar Disruption Event: With respect to any Advance as to which Interest accrues or is to accrue at a rate based upon the Adjusted Eurodollar Rate, any of the following:

(i) a determination by a Lender or its Support Provider that it would be contrary to law or to the directive of any central bank or other Governmental Authority to obtain United States dollars in the London interbank market to make, fund or maintain any Advance or any related Support Advance; (ii) a determination by the Required Lenders that adequate and reasonable means do not exist for purposes of determining the Adjusted Eurodollar Rate; (iii) a determination by the Required Lenders that the rate at which deposits of United States dollars are being offered to such Lenders or their Support Providers in the London interbank market does not accurately reflect the cost to such Lender or Support Provider of making, funding or maintaining any Advance or any related Support Advance; or (iv) a determination by the Required Lenders that United States dollar deposits are not being offered in the London interbank market to make, fund or maintain any Advance or any related Support Advance.

     Eurodollar Reserve Percentage: On any day, the then applicable percentage (expressed as a decimal) prescribed by the Federal Reserve Board (or any successor) for determining reserve requirements applicable to “Eurocurrency Liabilities” pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board (or any successor) that prescribes reserve requirements applicable to “Eurocurrency Liabilities” as presently defined in Regulation D.

     Event of Default: Defined in Section 8.2.

     Excess Concentration Amount: On any date of determination, the sum of, without duplication,

     (i) the aggregate amount by which the Outstanding Loan Balances of Eligible Loans included as part of the Collateral, the Obligors of which are residents of any one state of the United States exceeds (A) 75% of the Aggregate Outstanding Loan Balance in the case of Texas or (B) 30% of the Aggregate Outstanding Loan Balance for any other state;

     (ii) the aggregate amount by which the Outstanding Loan Balances of Eligible Loans included as part of the Collateral, the Obligors of which are residents of Canada exceeds 30% of the Aggregate Outstanding Loan Balance;

     (iii) the aggregate amount by which the Outstanding Loan Balances of Eligible Loans included as part of the Collateral, the Obligors of which are in the same Industry, exceeds (A) 70% of the Aggregate Outstanding Loan Balance in the case of the oil and gas Industry, or (B) 30% of the Aggregate Outstanding Loan Balance in any other case;

     (iv) the aggregate amount by which the Outstanding Loan Balance of each Eligible Loan included as part of the Collateral exceeds the Large Loan Limit applicable to such Eligible Loan;

     (v) the aggregate amount by which the Outstanding Loan Balance of the eight largest Eligible Loans (based on Outstanding Loan Balance) included as part of the Collateral exceeds the Required Equity Investment;

     (vi) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral whose interest payments are due and payable less frequently than monthly exceeds 50% of the Aggregate Outstanding Loan Balance;

     (vii) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans included as part of the Collateral which are PIK Loans exceeds 25% of the Aggregate Outstanding Loan Balance;

     (viii) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans that are Second Lien Loans exceeds 50% of the Aggregate Outstanding Loan Balance;

     (ix) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans that are subordinated in right of payment to any other debt of the Obligor exceeds 20% of the Aggregate Outstanding Loan Balance;

     (x) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans that are not First Lien Loans exceeds 50% of the Aggregate Outstanding Loan Balance;

     (xi) the aggregate amount by which the Outstanding Loan Balances of all Eligible Loans that have original terms to maturity greater than 60 months exceeds 30% of the Aggregate Outstanding Loan Balance; and

     (xii) the aggregate amount by which the Outstanding Loan Balances of all Fixed Rate Loans which are not subject to a Hedge Transaction exceeds 80% of the Aggregate Outstanding Loan Balance.

     Facility Amount: At any time, $200,000,000; provided, however, that on any day on or after the Termination Date, the Facility Amount shall be equal to the amount of Advances outstanding on such day.

     Facility Fee: As defined in the Administrative Agent Fee Letter.

     Fair Market Value: With respect to each Loan, the least of (i) (A) the remaining principal amount of such Eligible Loan times (B) the price most recently quoted to the Borrower on such Eligible Loan from the Approved Valuation Agent in accordance with the Management Manual, (ii) the remaining principal amount of such Loan and (iii) if such Loan has been reduced in value below the remaining principal amount thereof (other than as a result of the allocation of a portion of the remaining principal amount to warrants), the value of such Eligible Loan as required by, and in accordance with, the 1940 Act, as amended, and any orders of the SEC issued to the Originator, to be determined by the Board of Directors of the Originator and reviewed by its auditors.

     Federal Funds Rate: For any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (New York City time) for such day on such transactions received by Rabobank from three federal funds brokers of recognized standing selected by it.

     Federal Reserve Board: The Board of Governors of the Federal Reserve System.

     Fee Letters: Collectively, the Administrative Agent Fee Letter and the Structuring Agent Fee Letter.

     Final Date: The date following the Termination Date on which all Advances Outstanding have been reduced to zero, the Lenders have received all accrued Interest, fees, and all other amounts owing to them under this Agreement and the Hedging Agreement, the Hedge Counterparties have received all amounts due and owing hereunder and under the Hedge Transactions, and each of the Backup Servicer, the Collateral Custodian and the Administrative Agent have each received all amounts due to them in connection with the Transaction Documents.

     First Lien Loan: A Loan which is not subordinated by its terms, is secured by a perfected Lien having a first ranking as security on certain assets of the Obligor which shall include all or substantially all of the Obligor’s accounts receivable and inventory and is not a PIK Loan.

     Fixed Rate Loan: A Loan which bears interest at a fixed rate of interest.

     Funding Date: Any day on which an Advance is made in accordance with and subject to the terms and conditions of this Agreement.

     Funding Request: A Borrower Notice requesting an Advance substantially in the form of Exhibit A-1 hereto and including the applicable items required by Section 2.1 or 2.2(a) to be delivered concurrently therewith.

     Funding Source: With respect to a Conduit Lender, any financing conduit or intermediate special purpose entities from which, directly or indirectly, such Conduit Lender receives funds to finance such Conduit Lender’s making or maintaining its Advances hereunder.

     GAAP: Generally accepted accounting principles as in effect from time to time in the United States.

     Governmental Authority: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person.

     Hedge Breakage Costs: For any Hedge Transaction, any net amount payable by the Borrower for the early termination of that Hedge Transaction or any portion thereof.

     Hedge Collateral: Collectively, all right, title and interest of the Borrower in any and all Hedging Agreements, any and all Hedge Transactions, and any and all present and future amounts payable by a Hedge Counterparty to the Borrower under or in connection with its respective Hedging Agreement and Hedge Transaction(s).

     Hedge Counterparty: Rabobank or any entity that (i) on the date of entering into any Hedge Transaction (A) is an interest rate swap dealer that is either a Lender or an Affiliate of a Lender, or has been approved in writing by the Administrative Agent (which approval shall not be unreasonably withheld) and (B) has a short-term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody’s, and (ii) in a Hedging Agreement (A) consents to the assignment of the Borrower’s rights under the Hedging Agreement to the Administrative Agent pursuant to Section 5.2 and (B) agrees that in the event that S&P or Moody’s reduces its short-term unsecured debt rating below A-1 or P-1, respectively, it shall transfer its rights and obligations under each Hedge Transaction to another entity that meets the requirements of clause (i) and (ii) hereof or make other arrangements acceptable to the Administrative Agent.

     Hedge Notional Amount: The aggregate notional amount in effect on any day under all Hedge Transactions entered into pursuant to Section 5.2 which have not matured, been terminated or cancelled.

     Hedge Transaction: Each interest rate cap transaction between the Borrower and a Hedge Counterparty that is entered into pursuant to Section 5.2 and is governed by a Hedging Agreement.

     Hedging Agreement: Each agreement between the Borrower and a Hedge Counterparty that governs one or more Hedge Transactions entered into pursuant to Section 5.2, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto substantially in a form as the Administrative Agent shall approve in writing, and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction.

     Increased Costs: Any amounts required to be paid by the Borrower to an Affected Party pursuant to Section 2.12.

     Indebtedness: With respect to a Person at any date, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of such Person under capital leases, (iii) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (iv) all liabilities secured by any Adverse Claims on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (v) all net indebtedness, obligations or liabilities of that Person in respect of Derivatives, and (vi) obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, clauses (i) through (v) above.

     Indemnified Amounts: Defined in Section 9.1(a).

     Indemnified Party: Defined in Section 9.1(a).

     Industry: The industry of an Obligor as determined by reference to the Moody’s Industry Classifications by the Servicer; provided that if the Administrative Agent shall have objected to such determination with respect to an Obligor by notice to the Servicer and the Borrower, such determination with respect to such Obligor shall be made by mutual agreement of the Servicer and the Administrative Agent (and, if not so determined, Loans of such Obligor shall not constitute Eligible Loans).

     Ineligible Loan: Defined in the Purchase Agreement.

     Insolvency Event: With respect to a specified Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     Insolvency Laws: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     Insolvency Proceeding: Any case, action or proceeding before any court or Governmental Authority relating to an Insolvency Event.

     Insurance Policy: With respect to any Loan included in the Collateral, an insurance policy covering physical damage to or loss to any assets or Related Property of the Obligor securing such Loan.

     Insurance Proceeds: Any amounts payable or any payments made, to the Borrower or to the Servicer on its behalf under any Insurance Policy.

     Interest: For each Accrual Period and each Advance outstanding during such Accrual Period, the product of:

IR x P x	AD
DC
where

IR	=	the Interest Rate applicable to such Advance;

P	=	the principal amount of such Advance on the first day of such Accrual Period, or if such Advance was first made during such Accrual Period, the principal amount of such Advance on the day such Advance is made;

AD	=	the actual number of days in such Accrual Period, or if such Advance was first made during such Accrual Period, the actual number of days beginning on the day such Advance was first made through (and including) the end of such Accrual Period; and

DC	=	(i) 360 or (ii) if the Interest Rate is calculated using the Alternate Base Rate, 365 or, in the case of an Accrual Period (or the portion thereof) which occurs in a leap year, 366 days;

provided, however, that no provision of this Agreement shall require or permit the collection of Interest in excess of the maximum permitted by Applicable Law. Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

     Interest Collections: Any and all amounts received in respect of any interest, fees or other similar charges on a Transferred Loan (net of any Canadian Withholding Taxes) from or on behalf of any Obligors that are deposited into the Collection Account, or received by the Borrower or on behalf of the Borrower by the Servicer or the Originator in respect of the Transferred Loans, in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment (net of any payment owed by the Borrower to, and including any receipts from, any Hedge Counterparties) and, solely for purposes of calculating the Portfolio Rate, any and all amounts accrued in respect of any fees and interest (but only to the extent such fees or interest were not received during the applicable Collection Period) owed by any Obligor in respect of any Transferred Loan, less the amount of any Canadian Withholding Taxes which would be payable in respect of such accrued fees and interest.

     Interest Coverage Ratio: With respect to any Collection Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Collection Period, (i) the numerator of which is equal to the aggregate Interest Collections for such Collection Period and (ii) the denominator of which is equal to the sum of (A) the aggregate amount payable pursuant to Section 2.8(i), (iii) (other than in respect of the Senior Servicing Fee), and (iv) hereunder and (B) an amount equal to the sum of the products, for each day during the related Collection Period, of (x) the Aggregate Outstanding Loan Balance, (y) the weighted average of the Servicing Fee Rates used to compute the Senior Servicing Fee for such Collection Period, and (z) a fraction, the numerator of which is one and the denominator of which is 365 (or, with respect to a Collection Period, or the portion thereof, which occurs in a leap year, 366 days).

      Interest Rate: For  any Accrual Period,

     (i) to the extent the relevant Lender is a Conduit Lender that is funding the applicable Advance or portion thereof through the issuance of Commercial Paper Notes, a rate equal to the CP Rate for such Accrual Period on such portion; or

     (ii) to the extent the relevant Lender is not a Conduit Lender or is not funding the applicable Advance or portion thereof through the issuance of Commercial Paper Notes, a rate equal to the Adjusted Eurodollar Rate; provided, however, that the Interest Rate determined pursuant to this clause (ii) shall be the Alternate Base Rate if a Eurodollar Disruption Event occurs; and, provided, further, that the Interest Rate for the first two (2) Business Days following any Advance made by a Lender shall be the Alternate Base Rate unless such Lender has received at least two (2) Business Days’ prior notice of such Advance.

     Investment: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of assets pursuant to the Purchase Agreement and excluding commission, travel and similar advances to officers, employees and directors made in the ordinary course of business.

     Key Person Event: (a) Either of John Barry or M. Grier Eliasek shall cease for any reason to be employed at or by the Subservicer in a substantially similar capacity as on the date hereof, or (b) if (i) William E. Vastardis shall cease for any reason to act as chief financial officer and chief compliance officer of PCC, either directly or though services provided under an agreement between the Servicer and Vastardis Capital Services, and (ii) a replacement chief financial officer and/or chief compliance officer (as applicable) reasonably acceptable to the Administrative Agent shall not have been appointed within 30 days following such cessation.

     Large Loan Limit: For the Eligible Loans of the two Obligors with the largest Outstanding Loan Balances, $40,000,000; for the Eligible Loans of the next five Obligors with the largest Outstanding Loan Balances, $20,000,000, and for the Eligible Loans of each other Obligor, $15,000,000.

     Lenders: As defined in the preamble and including any other Person that agrees, pursuant to the pertinent Assignment and Acceptance to fund Advances pursuant to this Agreement.

     LIBO Rate: For any Accrual Period and any Advance, an interest rate per annum equal to:

     (i) the posted rate for one-month deposits in United States dollars appearing on Reuters Page LIBOR01 of 11:00 a.m. (London time) on the Business Day that is the second Business Day immediately preceding the applicable Funding Date (with respect to the initial Accrual Period for such Advance) and as of the second Business Day immediately preceding the first day of the applicable Accrual Period (with respect to all subsequent Accrual Periods for such Advance); or

     (ii) if no rate appears on Reuters Page LIBOR01 at such time and day, then the LIBO Rate shall be determined by Rabobank at its principal office in New York, New York as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in United States dollars are being, have been, or would be offered or quoted by Rabobank to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (New York City time) on such day.

     Lien: With respect to any item of property, (i) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such item, or (ii) the interest of a vendor or lessor under any conditional sale agreement, financing loan or other title retention agreement relating to such item.

     Liquidation Expenses: With respect to any Defaulted Loan or Charged-Off Loan, the aggregate amount of out-of-pocket expenses reasonably incurred by the Borrower or on behalf of the Borrower by the Servicer (including amounts paid to any subservicer) in connection with the repossession, refurbishing and disposition of any related assets securing such Loan including the attempted collection of any amount owing pursuant to such Loan.

     Liquidity Provider: With respect to a Conduit Lender, any one or more Persons from which such Conduit Lender is entitled to borrow from, to which a Conduit Lender is entitled to sell an interest in assets, or with which such Conduit Lender has entered into a total return swap or other derivative transaction, providing liquidity support to such Conduit Lender with reference to such Conduit Lender’s Advances. The Liquidity Provider with respect to Catapult on the Closing Date is Rabobank.

     Loan: Any senior or subordinate loan arising from the extension of credit to an Obligor by the Originator.

     Loan Documents: With respect to any Loan, originals (except as otherwise indicated) of the following documents or instruments:

     (i) the Primary Loan Documents relating to such Loan;

     (ii) (where applicable), assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto;

     (iii) if any Loan is secured by real property, an Assignment of Mortgage and of any other material recorded security documents in recordable form, executed by the Borrower or the prior holder of record, in blank or to the Administrative Agent (and evidencing an unbroken chain of assignments from the prior holder of record to the Administrative Agent), with any assignment to the Administrative Agent to be in the following form: “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Secured Party” unless such mortgage is held by a collateral agent for the benefit of the Secured Parties;

     (iv) either, in each case as indicated on the Loan List, (i) copies of the UCC-1 financing statements, if any, and any related continuation statements, each showing the Obligor as debtor and each with evidence of filing thereon, or (ii) copies of any such financing statements certified by the Servicer to be true and complete copies thereof in instances where the original financing statements have been sent to the appropriate public filing office for filing; and

     (v) copies of the latest available financial statements of the related Obligor.

     Loan File: With respect to any Loan, each of the Loan Documents related thereto.

     Loan List: The Loan List provided by the Borrower to the Administrative Agent and the Collateral Custodian, as set forth in Schedule I hereto (which shall include the specific documents that should be included in each Loan File), as the same may be changed from time to time in accordance with the provisions hereof.

     Management Manual: (i) With respect to the Originator, the Borrower and the initial Servicer, those credit, collection, customer relation and service policies existing as of the date hereof relating to the Loans and related Loan Documents, consisting of the Subservicer’s investment management manual, as updated May 18, 2007 and the Subservicer’s post-closing portfolio management manual, as updated May 18, 2007, each as on file with the Administrative Agent and as the same may be amended or modified from time to time in accordance with Sections 5.1(q) and 7.9(f); and (ii) with respect to any Successor Servicer, the collection procedures and policies of such person (as approved by the Administrative Agent) at the time such Person becomes Successor Servicer.

     Mandatory Prepayment: Defined in Section 2.4(a).

     Material Adverse Change: With respect to any Person, any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person and its subsidiaries, taken as a whole.

     Material Adverse Effect: With respect to any event or circumstance, means a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Servicer or the Borrower, in each case together with its subsidiaries and taken as a whole, (ii) the validity, enforceability or collectibility of this Agreement or any other Transaction Document or any Support Facility or the validity, enforceability or collectibility of the Loans, (iii) the rights and remedies of the Administrative Agent or any Secured Party under this Agreement or any Transaction Document or any Support Facility, (iv) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any other Transaction Document, or (v) the status, existence, perfection, priority, or enforceability of the Administrative Agent’s or Secured Parties’ security interest in the Collateral.

     Material Modification: With respect to a Loan, any amendment or waiver of, or modification or supplement to, an Underlying Note or other Loan Document with respect to such Loan executed or effected on or after the date on which such Loan became a Transferred Loan that, (i) reduces or forgives any or all of the principal amount due under such Loan, (ii) waives one or more interest payments, or reduces the interest rate applicable to such Loan, (iii) delays or extends the required or scheduled amortization in any way that increases the Weighted Average Life of such Loan by more than 25% from its Weighted Average Life on the related Cut-Off Date, or (iv) provides additional funds to the Obligor of such Loan or any of its Affiliates for the purpose of making any principal, interest or other payment on such Loan or any other Loan necessary in order to keep any such Loan from becoming delinquent.

     Maturity Date: The earliest to occur of (i) the date declared by the Administrative Agent or occurring automatically in respect of the occurrence of an Event of Default pursuant to Section 8.2, (ii) the date of the occurrence of the Termination Date pursuant to clause (ii) of the definition of such term set forth herein, or (iii) the Stated Maturity Date.

     Maximum Lawful Rate: Defined in Section 2.6(c).

     Monthly Report: Defined in Section 7.11(a).

     Moody’s: Moody’s Investors Service, Inc.

     Moody’s Industry Classifications: The classifications as set forth in Exhibit K.

     Multiemployer Plan: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees.

     1940 Act: The Investment Company Act of 1940, as amended.

     Non Cooperative Jurisdiction: Any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur.

     Notes: Defined in Section 2.5(a).

     Obligations: All loans, advances, debts, liabilities and obligations for monetary amounts owing by the Borrower to the Lenders, the Administrative Agent or any of their assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of any of this Agreement, any other Transaction Document delivered in connection with the transactions contemplated by this Agreement, or any Hedging Agreement, as amended or supplemented from time to time, whether or not evidenced by any separate note, agreement or other instrument. This term includes all principal, interest (including interest that accrues after the commencement against the Borrower of any action under the Bankruptcy Code), Breakage Costs, Hedge Breakage Costs, fees, including any and all arrangement fees, loan fees, facility fees, and any and all other fees, expenses, costs or other sums (including attorney costs) chargeable to the Borrower under any of the Transaction Documents or under any Hedging Agreement.

     Obligor: With respect to any Loan, the Person or Persons obligated to make payments pursuant to such Loan, including any guarantor thereof. For purposes of calculating the Excess Concentration Amount, all Loans included in the Collateral or to become part of the Collateral the Obligor of which is an Affiliate of another Obligor shall be aggregated with all Loans of such other Obligor.

     Obligor Permitted Liens: With respect to an Obligor and its Loan, the following Liens:

     (i) Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (iii) pledges and deposits in the ordinary course of business in connection with workers compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (iv) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (v) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business of the applicable Person;

     (vi) Liens securing judgments for the payment of money not constituting an event of default under the terms of the applicable Loan;

     (vii) in the case of a Second Lien Loan, the Lien of the senior loan or loans to which such Second Lien Loan is subordinated; and

     (viii) in the case of a subordinated Loan, the Lien or Liens of the senior loan or loans to which such subordinated Loan is subordinated.

     Officer’s Certificate: A certificate signed by any officer of the Borrower or the Servicer, as the case may be, and delivered to the Administrative Agent.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Borrower or the Servicer, as the case may be, and who shall be reasonably acceptable to the Administrative Agent.

     Originator: PCC.

     Outstanding Loan Balance: With respect to any Loan, the then outstanding principal balance thereof.

     Participant: Defined in Section 11.1(g).

     Payment Date: (i) The fifteenth (15th) day of each calendar month prior to the occurrence of the Maturity Date (or, if such day is not a Business Day, the next succeeding Business Day), and (ii) the Maturity Date; provided that for purposes of distributions required pursuant to Section 2.8(vii) only, “Payment Date” shall mean any Business Day.

     PCC: Prospect Capital Corporation, a Maryland corporation.

     PCM: Prospect Capital Management LLC, a Delaware limited liability company.

     Permitted Investments: Any one or more of the following types of investments:

     (i) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;

     (ii) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;

     (iii) bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated A-1+ by S&P and P-1 by Moody’s;

     (iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with any bank of the type described in clause (iii) above;

     (v) commercial paper rated at least A-1+ by S&P and P-1 by Moody’s;

     (vi) investments in money market funds (which may be managed by the Collateral Custodian or its Affiliates) rated in the highest applicable investment category by S&P and by Moody’s; and

     (vii) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1+ by S&P and P-1 by Moody’s.

Permitted Investments may be purchased by or through the Administrative Agent or the Collateral Custodian or their respective Affiliates.

     Person: An individual, partnership, corporation (including a statutory trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

     PIK Loan: A Loan to an Obligor, which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan for some period of the time prior to such Loan requiring the cash payment of interest on a monthly or quarterly basis; provided that any such Loan shall not constitute a PIK Loan if it (i) is a Fixed Rate Loan and requires payment of interest in cash on a current monthly or quarterly basis at a rate of not less than 12% per annum or (ii) is not a Fixed Rate Loan and requires payment of interest in cash on a current monthly or quarterly basis at a rate of not less than 5% per annum in excess of the applicable rate index.

     Portfolio Rate: On any day, with respect to any Collection Period at the end of which the Advances Outstanding exceed zero, the annualized percentage equivalent of a fraction, the numerator of which is equal to all Interest Collections for such Collection Period, and the denominator of which is equal to the Advances Outstanding on the last day of such Collection Period.

     Portfolio Yield: On any day, the excess, if any, of (i) the Portfolio Rate on such day over (ii) the sum of (A) the Interest Rate on such day plus (B) the annual percentage rate at which such portion of the Facility Fee which is payable in respect of Advances Outstanding is computed. The provisions of this Agreement referencing Portfolio Yield shall be inapplicable for any Collection Period at the end of which the Advances Outstanding equal zero.

     Prefunding Deposit: A cash deposit made by the Borrower into the Collection Account in the amount of at least $289,000 in respect of fees and expenses payable under this Agreement and the other Transaction Documents, as such cash deposit may be supplemented from time to time by the Borrower by additional cash deposits into the Collection Account in its discretion prior to the Effective Date.

     Pre-Positioned Loan: For purposes of the conditions, obligations, certifications and delivery requirements (as applicable) provided for in Sections 2.2(a) and 6.5(a), any Eligible Loan which will be funded at the closing of such Loan with the proceeds of an Advance and which is designated by the Borrower (or the Servicer on the Borrower’s behalf) in writing to the Administrative Agent and the Collateral Custodian as a “Pre-Positioned Loan” shall constitute a “Pre-Positioned Loan”. Subject to the foregoing, any Pre-Positioned Loan as to which each of the above-referenced conditions, obligations, certifications and delivery requirements (as applicable) shall have been satisfied (as confirmed in writing by the Servicer to the Administrative Agent and the Collateral Custodian) shall no longer constitute a Pre-Positioned Loan for any purpose under this Agreement.

     Primary Loan Documents: With respect to any Loan, originals (except as otherwise indicated) of the following documents or instruments:

     (i) the original or, in the case of a lost note accompanied by an affidavit and indemnity, a copy of the executed Underlying Note, endorsed by the Borrower or the prior holder of record either in blank or to the Administrative Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Administrative Agent), with any endorsement to the Administrative Agent to be in the following form: “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Secured Party”; and

     (ii) originals of each of the following (each in fully executed form), to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement, collateral assignment or similar document, mortgage, deed of trust or similar instrument, sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments or guarantees.

     Prime Rate: The rate announced by Rabobank from time to time as its base rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Rabobank in connection with extensions of credit to debtors.

     Principal Collections: Any and all amounts received in respect of any principal due and payable under any Transferred Loan from or on behalf of Obligors that are deposited into the Collection Account, or received by the Borrower or on behalf of the Borrower by the Servicer or Originator in respect of the Transferred Loans, in the form of cash, checks, wire transfers, electronic transfers or any other form of cash payment.

     Proceeds: With respect to any Collateral, whatever is receivable or received when such Collateral is sold, collected, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any insurance relating to such Collateral.

     Program Manager: Paramax Capital Markets, LLC with respect to Catapult and, with respect to any other Conduit Lender, such other party as such Conduit Lender shall designate in writing to the Administrative Agent and to the Borrower.

     Purchase Agreement: The Purchase and Sale Agreement dated as of the date hereof, between the Originator and the Borrower.

     Purchase Date: Defined in the Purchase Agreement.

     Purchased Loan Balance: As of any date of determination and any Transferred Loan, the least of (i) the Outstanding Loan Balance of such Loan as of such date, (ii) the Fair Market Value of such Loan, and (iii) the Outstanding Loan Balance of such Loan as of the Purchase Date for such Loan.

     Purchasing Lender: Defined in Section 11.1(c).

     Qualified Institution: A depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) (A) that has either (1) a long-term unsecured debt rating of A- or better by S&P and A-3 or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P or P-1 or better by Moody’s, (B) the parent corporation of which has either (1) a long-term unsecured debt rating of A- or better by S&P and A-3 or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of A-1 or better by S&P and P-1 or better by Moody’s or (C) is otherwise acceptable to the Administrative Agent and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

     Qualified Lender: A Person that is a “qualified purchaser” as defined in Section 2(a)(51) of the 1940 Act, and the rules promulgated thereunder and that is not: (a) a broker dealer which owns and invests on a discretionary basis less than U.S.$25 million in securities of unaffiliated issuers; (b) a participant-directed employee plan, such as a 401(k) plan, or a trust fund holding the assets of such plan; (c) an entity formed, reformed or recapitalized for the purpose of investing in the Notes and/or other securities of the Borrower; (d) an investment company excepted from the 1940 Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof (or a foreign investment company under Section 7(d) thereof relying on Section 3(c)(1) or 3(c)(7) with respect to its beneficial owners that are U.S. persons), which was formed on or before April 30, 1996, unless it has received the consent of its beneficial owners who acquired their interests on or before April 30, 1996, with respect to its treatment as a “qualified purchaser” in the manner required by Section 2(a)(51)(C) of the 1940 Act and the rules promulgated thereunder; (e) a (i) partnership; (ii) common trust fund; or (iii) special trust, pension fund or profit sharing or retirement plan, or other entity, in which the partners, beneficiaries, beneficial owners, participants or other equity owners, as the case may be, may designate the particular investments to be made, or the allocation thereof; or (f) an entity that has invested more than 40% of its assets in the Notes (or beneficial interests therein) and/or other securities of the Borrower after giving effect to the purchase of the Notes (or beneficial interests therein).

     Rabobank: Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, in its individual capacity.

     Rating Agency: Each of Moody’s and S&P.

     Records: With respect to any Transferred Loans, all documents, books, records and other information (including computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to any item of Collateral and the related Obligors, other than the Loan Documents.

     Recoveries: With respect to any Defaulted Loan or Charged-Off Loan, proceeds of the sale of any Related Property, proceeds of any related Insurance Policy, and any other recoveries with respect to such Loan and Related Property, and amounts representing late fees and penalties, net of Liquidation Expenses and amounts, if any, received that are required to be refunded to the Obligor on such Loan.

     Register: Defined in Section 11.1(e).

     Regulatory Change: Defined in Section 2.12(a).

     Related Property: With respect to a Loan, any property or other assets of the Obligor thereunder pledged as collateral to the Originator to secure the repayment of such Loan.

     Reporting Date: The date that is two (2) Business Days prior to each Payment Date.

     Repurchase Price: For any Transferred Loan purchased by the Servicer pursuant to Section 7.7, an amount equal to the outstanding principal balance of such Loan as of the date of purchase, plus all accrued and unpaid interest on such Loan.

     Required Lenders: At a particular time, Lenders with Commitments in excess of 66 2/3% of the Facility Amount.

     Required Equity Investment: The minimum amount of equity investment in the Borrower which shall be maintained by the Originator, in the form of cash, Permitted Investments and/or Eligible Loans having an outstanding principal balance on the date of the initial Advance and at all times thereafter prior to the Termination Date of an amount equal to the greater of (i) $150,000,000 or (ii) the aggregate Advances Outstanding.

     Required Reports: Collectively, the Monthly Report, the Servicer’s Certificate and the annual and quarterly financial statements of the Originator required to be delivered to the Borrower, the Administrative Agent and the Backup Servicer pursuant to Section 7.11 hereof.

     Responsible Officer: As to the Borrower or PCC (in any capacity hereunder), John Barry and M. Grier Eliasek and, as to any other Person, any officer of such Person with direct responsibility for the administration of this Agreement, and also, in each case, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. The Borrower and the Servicer may designate other Responsible Officers from time to time by notice to the Administrative Agent.

     Revolver Loan: Each Loan with respect to which the lender has a revolving credit commitment to advance amounts to the applicable Obligor during a specified term.

     Revolving Period: The period commencing on the Closing Date and ending on the day immediately preceding the Termination Date.

     Risk Rating Model: The Subservicer’s risk rating model (as set forth in the Management Manual).

     Rolling Three-Month Charged-Off Ratio: For any day, beginning after the end of the third Collection Period following the Effective Date, the rolling three period average Charged-Off Ratio for the three immediately preceding Collection Periods.

     Rolling Three-Month Default Ratio: For any day, beginning after the end of the third Collection Period following the Effective Date, the rolling three period average Default Ratio for the three immediately preceding Collection Periods.

     S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

     Scheduled Commitment Termination Date: June 6, 2009, or such later date to which the Scheduled Commitment Termination Date may be extended by mutual agreement of the Borrower, the Administrative Agent, the Servicer and each Lender.

     Scheduled Payment: On any Determination Date, with respect to any Loan, each monthly payment (whether principal, interest or principal and interest) scheduled to be made by the Obligor thereof after such Determination Date under the terms of such Loan.

     Second Lien Loan: A Loan which (i) is not subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under the Loan, other than a First Lien Loan, (ii) is secured by a valid and perfected Lien on specified collateral securing the Obligor's obligations under such Loan, which Lien is not by its terms subordinate to the Lien securing any other debt for borrowed money other than a First Lien Loan on such specified collateral, (iii) is secured by Loan Assets having an aggregate value (as determined as set forth below) not less than the Outstanding Loan Balance of such Loan plus the aggregate outstanding loan balances of all other loans of equal or higher seniority secured by a first or second Lien in the same Loan Assets and (iv) is not a PIK Loan. The determination as to whether condition (iii) of this definition is satisfied shall be based on the Servicer’s judgment at the time the Loan is first included in the Borrowing Base in accordance with the Management Manual.

     Securities Intermediary: The “securities intermediary,” as defined in the applicable UCC, with respect to the Collection Account and financial assets therein.

     Secured Party: (i) Each Lender, (ii) each Affected Party and (iii) each Hedge Counterparty that is either a Lender or an Affiliate of a Lender if that Affiliate executes a counterpart of this Agreement agreeing to be bound by the terms of this Agreement applicable to a Secured Party.

     Senior Servicing Fee: For each Payment Date, an amount equal to the sum of the products, for each day during the related Collection Period, of (i) the Outstanding Loan Balance of each Loan as of the preceding Determination Date, (ii) the applicable Servicing Fee Rate, and (iii) a fraction, the numerator of which is one and the denominator of which is 365 (or, with respect to a Collection Period, or the portion thereof, which occurs in a leap year, 366 days).

     Servicer: PCC and its permitted successors and assigns as servicer hereunder.

     Servicer Advance: An advance of Scheduled Payments made by the Servicer pursuant to Section 7.5.

     Servicer Termination Event: Defined in Section 7.18.

     Servicer’s Certificate: Defined in Section 7.11(c).

     Servicing Duties: Those duties of the Servicer which are enumerated in Section 7.2.

     Servicing Fee: For each Payment Date, the Senior Servicing Fee and the Subordinate Servicing Fee (if any) for such Payment Date.

     Servicing Fee Rate: A rate equal to 1.00% per annum in the case of the Senior Servicing Fee and 1.00% per annum in the case of the Subordinate Servicing Fee; provided that in the case of any Successor Servicer which is not an Affiliate of the Originator, the Servicing Fee Rate shall be a rate equal to 1.00% per annum in the case of the Senior Servicing Fee and 0% in the case of the Subordinate Servicing Fee.

     Servicing Records: All documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property rights) prepared and maintained by the Servicer with respect to the Transferred Loans and the related Obligors.

     Solvent: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (i) the fair value of the property owned by such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (ii) the present fair salable value of the property owned by such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital.

     Stated Maturity Date: June 6, 2010, or such later date to which the Stated Maturity Date may be extended by mutual agreement of the Borrower, the Administrative Agent, the Servicer and each Lender.

     Structuring Agent Fee Letter: The letter agreement among the Originator and Rabobank in respect of, among other things, a structuring agent fee payable to Rabobank in respect of the transactions provided by the Purchase Agreement and this Agreement, as it may be amended or modified and in effect from time to time.

     Subordinate Servicing Fee: For each Payment Date, an amount equal to the sum of the products, for each day during the related Collection Period, of (i) the Outstanding Loan Balance of each Loan as of the preceding Determination Date, (ii) the applicable Servicing Fee Rate, and (iii) a fraction, the numerator of which is one and the denominator of which is 365 (or, with respect to a Collection Period, or the portion thereof, which occurs in a leap year, 366 days).

     Subservicer: PCM, as adviser under the Advisory Agreement.

     Successor Servicer: Defined in Section 7.19(a).

     Successor Servicer Expenses: The out-of-pocket expenses of any Successor Servicer that may be reimbursed pursuant to this Agreement or the Backup Servicing Agreement.

     Supplemental Interests: With respect to any Transferred Loan, any equity interests, or any warrants, options, purchase rights, or similar rights or securities exercisable for, convertible into or exchangeable for any equity interests of the related Obligor, issued to or acquired by the Originator or the Borrower.

     Support Advances: With respect to a Conduit Lender, any loans, drawings or other extensions of credit to or for the account of such Conduit Lender or its Funding Source, or any purchases from such Conduit Lender or its Funding Source, under any Support Facility to finance such Conduit Lender’s making or maintaining its Advances hereunder.

     Support Facility: Any liquidity or credit support facility or instrument (including any loan agreement, asset purchase agreement, participation agreement, swap agreement, letter of credit or surety bond) to which a Conduit Lender or its Funding Source is a party or under which it has rights and under which such Conduit Lender or Funding Source may receive financing for such Conduit Lender’s making or maintaining its Advances hereunder.

     Support Provider: With respect to a Conduit Lender, any Liquidity Provider and any other Person extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Lender or its Funding Source or issuing a letter of credit, surety bond, swap agreement or other instrument to support any obligations arising under or in connection with the commercial paper, variable funding or medium term note program of such Conduit Lender or its Funding Source or any collateral agent under a security agreement to which such Conduit Lender is a party.

     Swap Breakage and Indemnity Amounts: Any early termination payments, taxes, indemnification payments and any other amounts owed to a Hedge Counterparty under a Hedging Agreement that do not constitute monthly payments.

     Tangible Net Worth: With respect to any Person, the total of stockholder’s equity of such Person (determined in accordance with GAAP) after subtracting therefrom the aggregate amount of such Person’s intangible assets, including goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

     Taxes: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Government Authority.

     Termination Date: The earliest to occur of (i) the date declared by the Administrative Agent or occurring automatically in respect of the occurrence of a Termination Event pursuant to Section 8.1 or 8.2, (ii) a date selected by the Borrower upon at least 30 days’ prior written notice to the Administrative Agent, or (iii) the Scheduled Commitment Termination Date.

     Termination Event: Defined in Section 8.1.

     Termination Notice: Defined in Section 7.18.

     Transaction Documents: This Agreement, the Purchase Agreement, all Hedging Agreements, the Custody Agreement, the Backup Servicing Agreement, each Account Control Agreement and any additional document, letter, fee letter, certificate, opinion, agreement or writing the execution of which is necessary or incidental to carrying out the terms of the foregoing documents.

     Transferred Loans: Each Loan that is acquired by the Borrower under the Purchase Agreement (including all Loans received by the Borrower in respect of the Required Equity Investment). Any Transferred Loan that is (i) repurchased or reacquired by the Originator pursuant to the terms of Section 7.1 of the Purchase Agreement, (ii) purchased by the Servicer pursuant to the terms of Section 7.7 or (iii) otherwise released from the lien of this Agreement pursuant to Section 6.3 shall not be treated as a Transferred Loan for purposes of this Agreement (provided that the purchase or repurchase of any Defaulted Loan or Charged-Off Loan shall not alter such Transferred Loan’s status as a Defaulted Loan or Charged-Off Loan for purposes of calculating ratios for periods occurring prior to the purchase or repurchase of such Transferred Loan).

     Transition Costs: The reasonable costs and expenses incurred by the Backup Servicer in transitioning to Servicer; provided, however, that the Administrative Agent’s consent shall be required if such Transition Costs exceed $22,500 in the aggregate.

     UCC: The Uniform Commercial Code as from time to time in effect in the specified jurisdiction or, if no jurisdiction is specified, the State of New York.

     Underlying Note: With respect to a Loan, the promissory note of an Obligor evidencing such Loan.

     Unimpaired Equity Investment: The excess of (i) the aggregate outstanding principal balance of the cash, Permitted Investments and/or Eligible Loans constituting the equity investment in the Borrower maintained by the Originator, over (ii) the aggregate Advances Outstanding.

     United States: The United States of America.

     Unmatured Termination Event: An event that, with the giving of notice or lapse of time, or both, would become a Termination Event.

     Unreimbursed Servicer Advances: At any time, the amount of all previous Servicer Advances (or portions thereof) as to which the Servicer has not been reimbursed as of such time pursuant to Section 2.8 and that the Servicer has determined in its sole discretion will not be recoverable from Collections with respect to the related Transferred Loan.

     USA PATRIOT Act: Means the Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

     Weighted Average Interest Rate: With respect to any specified group of Loans as of any date of determination, the number, expressed as a percentage and rounding up to the nearest 0.01%, obtained by (i) summing the products obtained by multiplying the non-deferrable cash interest coupon of each such Loan (excluding Defaulted Loans) as of such date (which, in the case of a floating rate loan, shall equal the rate at which non-deferrable cash interest is payable on such Loan for the then current interest accrual period) by the Outstanding Loan Balance of such Loan as of such date, and (ii) dividing such sum by the aggregate Outstanding Loan Balance of all such Loans. For the purpose of calculating the Weighted Average Interest Rate, any Loan as to which any non-deferrable cash interest payment is overdue shall be deemed to have an interest rate of 0%.

     Weighted Average Life: At any date of determination, with respect to any Loan or group of Loans, the number obtained by: (i) multiplying the number of months from and including the month in which such date of determination falls to but excluding the month when each periodic scheduled principal payment is to be received under such Loan or Loans by the amount of each such payment, (ii) summing said products, (iii) dividing the sum total by the total amount of all principal payments to be received under such Loan or Loans, and (iv) dividing the total by 12.

     Weighted Average Risk Rating: With respect to any specified group of Loans as of any date of determination, the number obtained by (i) summing the products obtained by multiplying the risk rating of each such Loan (as determined in accordance with the Risk Rating Model) as of such date by the Outstanding Loan Balance of such Loan as of such date, and (ii) dividing such sum by the aggregate Outstanding Loan Balance of all such Loans.

     Section 1.2 Other Terms.

     All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

     Section 1.3 Computation of Time Periods.

     Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

     Section 1.4 Interpretation.

     In each Transaction Document, unless a contrary intention appears:

     (a) the singular number includes the plural number and vice versa;

     (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Document;

     (c) reference to any gender includes each other gender;

     (d) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation;”

     (e) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

     (f) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

ARTICLE II

ADVANCES

     Section 2.1 Advances.

     (a) On the terms and conditions hereinafter set forth, the Borrower may, by delivery of a Funding Request to the Administrative Agent (with a copy to each Lender) from time to time on any Business Day during the Revolving Period, at its option, request that the Lenders make advances (each, an “Advance”) to it in an amount which, at any time, shall not exceed the Availability in effect on the related Funding Date (or, in the case of Advances requested on fewer than five Business Days’ notice in accordance with the proviso to Section 2.1(b), the lesser of such Availability and $25,000,000) and shall be in an amount equal to $5,000,000 or an integral multiple of $100,000 in excess thereof.

     (b) Such Funding Request shall be delivered not later than five (5) Business Days prior to the requested Funding Date; provided that with respect to not more than one Funding Date in any calendar week, a Funding Request may be delivered in respect of Advances to be applied to fund one or more Pre-Positioned Loans not later than 10:00 a.m. (New York City time) on the Funding Date. Each Advance to be made hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. Notwithstanding anything contained in this Section 2.1 or elsewhere in this Agreement to the contrary, no Lender shall be obligated to make any Advance in an amount that would result in the aggregate Advances then funded by such Lender exceeding its Commitment then in effect. The obligation of each Lender to remit its pro-rata share of Advances hereunder shall be several from that of each other Lender, and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

     (c) Each Funding Request shall (i) state the outstanding amount of Advances under this Agreement and the proposed Funding Date, (ii) contain a representation that all conditions precedent for the related funding have been met, including that the requested Advance shall not, on the Funding Date thereof, exceed the Availability on such day, (iii) be accompanied by a calculation of the Borrowing Base as of the date the Advance is requested, (iv) be accompanied by an updated Loan List including each Loan that is subject to the requested Advance, and (v) include wire transfer instructions for the Advance, which shall specify (A) in the case of Loans other than Pre-Positioned Loans, an account of the Borrower and (B) with respect to Pre-Positioned Loans, an account of the Obligor or another account into which the proceeds of such Loan are to be deposited in accordance with the applicable Loan Documents. A Funding Request shall be irrevocable when delivered, except that a Funding Request relating to Advances to fund Pre-Positioned Loans may be amended or revoked by the Borrower by notice to the Administrative Agent (with a copy to each Lender and to the Collateral Custodian) not later than 5:00 p.m. (New York City time) on the Business Day immediately preceding the Funding Date.

     (d) On the Funding Date following (and subject to) notice from the Administrative Agent of the satisfaction of the applicable conditions set forth in Section 2.2(a) and Article III, the Lenders shall make available to the Borrower or its designee, at the account specified in the Funding Request, an amount equal to such Lender’s ratable share of the Advance then being made by initiating a wire transfer of same day funds no later than 3:00 p.m. (New York City time) on the applicable Funding Date.

     Section 2.2 Procedures for Advances and Certain Equity Contributions; Delivery of Loan Documents.

     It shall be a condition precedent to any Advance that the following shall have been delivered with respect to any Eligible Loan first included in the Collateral or in the computation of the Required Equity Investment or the Unimpaired Equity Investment since the date of the prior Advance (or, in the case of the initial Advance, with respect to all Eligible Loans):

     (i) No later than 10:00 a.m. (New York City time) five (5) Business Days prior to the proposed Funding Date (or such shorter period of time as may be agreed to by the Administrative Agent), the Borrower shall have delivered a supplement to the Loan List with respect to all such Loans to the Administrative Agent and the Collateral Custodian in accordance with Section 2(a) of the Custody Agreement. Such supplement shall contain the information with respect to each such Loan described on Schedule I hereto and shall specify, for each such Loan, whether or not such Loan is a Pre-Positioned Loan. In the case of a Pre-Positioned Loan, any such information which is not yet finally determined shall be indicated as “estimated” and any such information which is not yet available to the Borrower may be indicated as “to be provided”;

     (ii) In the case of any Loan other than a Pre-Positioned Loan, not later than the time at which the related notice and Loan List are required to be delivered pursuant to Section 2.2(i), the Borrower shall have delivered to (i) the Collateral Custodian the related Custodian Loan Files, including without limitation each Underlying Note, and (ii) the Administrative Agent and the Collateral Custodian the related credit report and transaction summary in the form of Exhibit J hereto, in accordance with Section 2(b) of the Custody Agreement;

     (iii) The Collateral Custodian shall have delivered with respect to each Loan other than a Pre-Positioned Loan a Custodian Certification substantially in the form of Exhibit A-1 to the Custody Agreement, which shall not be subject to exceptions stated in the Custodian Exceptions Report;

     (iv) With respect to each Pre-Positioned Loan, no later than 10:00 a.m. (New York City time) on the Funding Date, the Borrower shall have provided to the Administrative Agent, each Lender and the Collateral Custodian by email (promptly followed by facsimile transmission) (i) an update to the supplemental Loan List previously delivered with respect to such Loan, which shall complete any missing or estimated information, (ii) a copy of the executed Underlying Note, (iii) a Closing Attorney Certificate, and (iv) a certification from the Borrower substantially in the form of Exhibit G hereto;

     (v) The Collateral Custodian shall have delivered with respect to each Pre-Positioned Loan a Custodian Certification substantially in the form of Exhibit A-2 to the Custody Agreement, which shall not be subject to exceptions stated in the Custodian Exceptions Report (other than with respect to the delivery of items in the related Loan File which are not required to be delivered on or prior to the Funding Date in accordance with Section 2(f) or 2(h) of the Custody Agreement).

     (vi) No later than 10:00 a.m. (New York City time) on the Funding Date, the Borrower shall have provided to the Administrative Agent the related Officer’s Certificate of the Originator delivered pursuant to Section 2.2(b)(ii)(D) of the Purchase Agreement and the certificates and other matters relating to such Loans described in Section 4.1(u) of the Purchase Agreement (other than the items described therein which may be delivered after the applicable Purchase Date).

With respect to each Pre-Positioned Loan, the Borrower shall deliver or cause to be delivered the related Loan File to the Collateral Custodian in the manner provided and not later than the applicable date or dates specified in Sections 2(f) and 2(h) of the Custody Agreement. The parties acknowledge and agree that deliveries of the forgoing documents, instruments and certificates made by the Originator to the Administrative Agent or the Collateral Custodian pursuant to the Purchase Agreement or the Custody Agreement shall be deemed to have been delivered by or on behalf of the Borrower for purposes of this Agreement.

     Section 2.3 Optional Changes in Facility Amount; Prepayments.

     (a) The Borrower shall be entitled at its option and without premium or penalty (but subject to payment of any required amounts set forth in any applicable Fee Letter), at any time prior to the occurrence of a Termination Event, to reduce the Facility Amount in whole or in part, by delivering a Borrower Notice substantially in the form of Exhibit A-2 to the Administrative Agent, each Lender and the Collateral Custodian at least two (2) Business Days prior to the date of such reduction; provided that (i) any partial reduction of the Facility Amount shall be in an amount equal to $2,000,000 with integral multiples of $100,000 above such amount, and (ii) such reduction shall be accompanied by the payment of any fees required under any applicable Fee Letter in connection therewith. Unless otherwise agreed by the Administrative Agent and the Lenders, the Commitment of each Lender shall be reduced ratably in proportion to such reduction in the Facility Amount. Any request for a reduction or termination pursuant to this Section 2.3 shall be irrevocable.

     (b) From time to time during the Revolving Period the Borrower may prepay any portion or all of the Advances Outstanding, other than with respect to Mandatory Prepayments, by delivering to the Administrative Agent, each Lender and the Collateral Custodian a Borrower Notice substantially in the form of Exhibit A-3 at least two (2) Business Days prior to the date of such repayment (or, in each case, such later time as the applicable Lender, in its sole discretion, may agree), specifying the date and amount of the prepayment and certifying that, following such prepayment, the Borrower will be in compliance with the terms of this Agreement. If any Borrower Notice relating to any prepayment is given, the amount specified in such Borrower Notice shall be due and payable on the date specified therein, together with accrued Interest to the payment date on the amount prepaid and any Breakage Costs and Hedge Breakage Costs related thereto. Any partial prepayment by the Borrower of Advances hereunder, other than with respect to Mandatory Prepayments, shall be in a minimum amount of $2,000,000 with integral multiples of $100,000 above such amount. Any amount so prepaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period. A Borrower Notice relating to any such prepayment shall be irrevocable when delivered.

     Section 2.4 Principal Repayments.

     (a) The Advances Outstanding shall be due and payable in accordance with Section 2.8 on the Maturity Date. In addition, Advances Outstanding shall be repaid as and when necessary to cause the Borrowing Base Test to be met, in accordance with Section 2.8 (each such payment, a “Mandatory Prepayment”), and any amount so repaid may, subject to the terms and conditions hereof, be reborrowed hereunder during the Revolving Period.

     (b) All repayments of any Advance or any portion thereof shall be made together with payment of (i) all Interest accrued and unpaid on the amount repaid to (but excluding) the date of such repayment, (ii) any and all Breakage Costs, and (iii) all Hedge Breakage Costs and any other net amounts payable by the Borrower under or with respect to any Hedging Agreement.

     Section 2.5 The Notes.

     (a) The Advances made by any Lender hereunder shall be evidenced by a duly executed promissory note of the Borrower payable to each Lender in substantially the form of Exhibit B hereto (collectively, the “Notes”). Notes issued to a Lender shall be dated the Closing Date or such later date on which such Person became a Lender hereunder and shall be in a maximum principal amount equal to such Lender’s Commitment and shall otherwise be duly completed. Thereafter, the Advances evidenced by a Note and interest thereon shall at all times (including after assignment pursuant to Article XI) be represented by one or more Notes payable to the order of the payee named therein (or, if such Note is registered, to such payee and its registered assigns).

     (b) Each Lender is hereby authorized to enter on a schedule attached to its Notes the following notations (which may be computer generated) with respect to each Advance made by such Lender: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The failure of a Lender to make any such notation on the schedule attached to the applicable Note shall not limit or otherwise affect the obligation of the Borrower to repay the Advances in accordance with their respective terms as set forth herein.

     Section 2.6 Interest Payments.

     (a) Interest shall accrue on each Advance during each Accrual Period at the applicable Interest Rate. The Borrower shall pay Interest on the unpaid principal amount of each Advance for the period commencing on and including the Funding Date of such Advance until but excluding the date that such Advance shall be paid in full. Interest shall accrue during each Accrual Period and be payable on the Advances Outstanding on each Payment Date, unless earlier paid pursuant to (i) a prepayment in accordance with Section 2.3(b) or (ii) a repayment in accordance with Section 2.4(b).

     (b) If any Lender shall notify the Administrative Agent that a Eurodollar Disruption Event as described in clause (i) of the definition of “Eurodollar Disruption Event” has occurred, the Administrative Agent shall in turn so notify the Borrower, whereupon all Advances of such Lender in respect of which Interest accrues at the Adjusted Eurodollar Rate shall immediately be converted into Advances in respect of which Interest accrues at the Alternate Base Rate (but shall on the next Payment Date revert to accruing Interest based on the Adjusted Eurodollar Rate upon such Lender’s notice to the Administrative Agent that such Eurodollar Disruption Event shall no longer be continuing, which notice the Administrative Agent shall forward to the Borrower).

     (c) Anything in this Agreement or the other Transaction Documents to the contrary notwithstanding, if at any time the rate of interest payable by any Person under this Agreement and the Transaction Documents exceeds the highest rate of interest permissible under Applicable Law (the “Maximum Lawful Rate”), then, so long as the Maximum Lawful Rate would be exceeded, the rate of interest under this Agreement and the Transaction Documents shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest payable under this Agreement and the Transaction Documents is less than the Maximum Lawful Rate, such Person shall continue to pay interest under this Agreement and the Transaction Documents at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had Applicable Law not limited the interest rate payable under this Agreement and the Transaction Documents. In no event shall the total interest received by a Lender under this Agreement and the Transaction Documents exceed the amount that such Lender could lawfully have received, had the interest due under this Agreement and the Transaction Documents been calculated since the Closing Date at the Maximum Lawful Rate.

     (d) Each Lender agrees to provide the Servicer and the Administrative Agent an invoice or similar statement for the amount of Interest payable to such Lender not later than two Business Days prior to the applicable Payment Date.

     Section 2.7 Fees.

     (a) The Borrower shall pay to the Administrative Agent for the account of the Lenders and Liquidity Providers from the Collection Account on each Payment Date, monthly in arrears in accordance with Section 2.8, the Facility Fee and such other fees and amounts payable as specified in the Administrative Agent Fee Letter. Each Lender and Liquidity Provider shall be entitled to the share, if any, of each payment of the Facility Fee and each such other fees and amounts as set forth in agreements in effect from time to time between the Administrative Agent and such Lender or Liquidity Provider.

     (b) The Borrower shall pay to the Servicer from the Collection Account on each Payment Date, monthly in arrears in accordance with Section 2.8, the Servicing Fee.

     (c) The Backup Servicer shall be entitled to receive from the Collection Account on each Payment Date, monthly in arrears in accordance with Section 2.8, the Backup Servicing Fee.

     (d) The Collateral Custodian shall be entitled to receive from the Collection Account on each Payment Date, monthly in arrears in accordance with Section 2.8, the Collateral Custodian Fee.

     (e) The Borrower shall pay to the Administrative Agent for its own account from the Collection Account on each Payment Date in accordance with Section 2.8, the Administrative Agent Fee.

     Section 2.8 Settlement Procedures.

     On each Payment Date, the Servicer on behalf of the Borrower shall pay or, in the case of amounts on deposit in the Collection Account, direct the Collateral Custodian to pay, for receipt by the applicable Person no later than 10:00 a.m. (New York City time) to the following Persons, from (i) the Collection Account, to the extent of available funds, and (ii) Servicer Advances (the sum of such amounts described in clauses (i) and (ii) being the “Available Collections”) the following amounts in the following order of priority:

     (i) FIRST, on a parity basis, (A) to each Hedge Counterparty, any amounts owing that Hedge Counterparty under its respective Hedging Agreement in respect of any Hedge Transaction(s), for the payment thereof, but excluding, to the extent the Hedge Counterparty is not the same Person as the Administrative Agent, any Swap Breakage and Indemnity Amounts, and (B) to the Administrative Agent, in an amount equal to the accrued and unpaid Administrative Agent Fee payable on such Payment Date;

     (ii) SECOND, to the Servicer, in an amount equal to any Unreimbursed Servicer Advances, for the payment thereof;

     (iii) THIRD, on a parity basis, (A) to the Servicer, in an amount equal to its accrued and unpaid Senior Servicing Fees to the end of the preceding Collection Period for the payment thereof, (B) to the extent not paid by the Servicer, to the Backup Servicer and any Successor Servicer, as applicable, in amount equal to any accrued and unpaid Backup Servicing Fee and, if any, accrued and unpaid Transition Costs, Backup Servicer Expenses and Successor Servicer Expenses, each for the payment thereof, (C) to the extent not paid by the Servicer, to the Collateral Custodian in an amount equal to any accrued and unpaid Collateral Custodian Fee and Collateral Custodian Expenses, if any, for the payment thereof and (D) to the extent not paid by the Servicer, to the Securities Intermediary in an amount equal to any accrued and unpaid amounts then due and payable to the Securities Intermediary;

     (iv) FOURTH, to the Administrative Agent for payment to each Lender or Liquidity Provider, as applicable, in an amount equal to any accrued and unpaid Interest and Facility Fees for such Payment Date;

     (v) FIFTH, to the Administrative Agent for payment to each Lender, an amount equal to the excess, if any, of Advances Outstanding over the lesser of (i) the Borrowing Base or (ii) the Facility Amount, together with the amount of Breakage Costs incurred by the applicable Lenders in connection with any such payment (as such Breakage Costs are notified to the Borrower by the applicable Lender(s));

     (vi) SIXTH, following the occurrence of the Termination Date, to the Administrative Agent (A) first, for ratable payment to each Lender, in an amount to reduce Advances Outstanding to zero, and then (B) all other Obligations payable under this Agreement to the Administrative Agent, the Lenders, the Affected Parties or Indemnified Parties, each for the payment thereof in full;

     (vii) SEVENTH, to each Hedge Counterparty, any Swap Breakage and Indemnity Amounts owing that Hedge Counterparty.

     (viii) EIGHTH, to the Administrative Agent, all other amounts then due under this Agreement to the Administrative Agent, the Lenders, the Affected Parties or Indemnified Parties, each for the payment thereof;

     (ix) NINTH, to the Servicer, in an amount equal to its accrued and unpaid Subordinate Servicing Fees to the end of the preceding Collection Period; and

     (x) TENTH, the remainder thereof to the Borrower; provided that on any Payment Date prior to the Effective Date, any remaining amounts in the Collection Account representing the Prefunding Deposit or earnings thereon shall be retained therein for application in accordance with this Section 2.8 on the next following Payment Date.

     Section 2.9 Collections and Allocations.

     (a) The Borrower or the Servicer on behalf of the Borrower shall promptly (but in no event later than the Business Day after the receipt thereof) identify any Collections received by it as being on account of Interest Collections or Principal Collections and remit all such Interest Collections or Principal Collections received directly by it to the Collateral Custodian for deposit into the Collection Account. The Servicer on behalf of the Borrower shall make such deposits or payments on the date indicated by wire transfer, in immediately available funds.

     (b) Until the occurrence of a Termination Event, to the extent there are uninvested amounts deposited in the Collection Account, the Servicer may direct the Collateral Custodian to invest all such amounts in Permitted Investments selected by the initial Servicer on behalf of the Borrower that mature no later than the Business Day immediately preceding the next Payment Date; from and after the occurrence of a Termination Event, to the extent there are uninvested amounts deposited in the Collection Account, the Administrative Agent may direct the Collateral Custodian to invest all such amounts in Permitted Investments selected by the Administrative Agent that mature no later than the next Business Day. Any earnings (and losses) thereon shall be for the account of the Borrower. Neither the Administrative Agent nor the Collateral Custodian shall be liable for the amount of any loss incurred in respect of any investment of funds in the Collection Account.

     (c) The Borrower or the Servicer on behalf of the Borrower shall direct that any amounts payable to the Borrower under any Hedge Agreement be paid directly to the Collateral Custodian for deposit into the Collection Account. In the event the Borrower or the Servicer on behalf of the Borrower receives any such payments, it shall hold such payments in trust and shall remit such payments to the Collateral Custodian for deposit into the Collection Account promptly (but in no event later than one Business Day after receipt).

     Section 2.10 Payments, Computations, Etc.

     (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Servicer on behalf of the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 10:00 a.m. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the Agent’s Account. The Borrower shall, to the extent permitted by law, pay to the Administrative Agent for the account of the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.0% per annum above the Alternate Base Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the Maximum Lawful Rate. All computations of interest and all computations of the Interest Rate and other fees hereunder shall be made on the basis of a year of 365 days (or, in the case of an accrual period which occurs in a leap year, 366 days) for the actual number of days (including the first but excluding the last day) elapsed; provided that any computations of the Interest Rate or other interest using the CP Rate, the Adjusted Eurodollar Rate or the LIBO Rate shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

     (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be reflected in the computation of Interest, other interest or any fee payable hereunder, as the case may be; provided, however, that if the preceding extension results in a Payment Date in respect of any Accrual Period occurring later than otherwise scheduled, Interest in respect of the following Accrual Period shall not begin to accrue until the date to which such Payment Date is extended.

     (c) All payments hereunder shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement (after withholding for or on account of any Taxes).

     (d) On or before the Closing Date, the Administrative Agent shall establish and thereafter maintain in its name, with an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank) a segregated account (the “Agent’s Account”) for the purpose of receiving payments that, as provided herein, are to be paid to the Agent’s Account; provided, however, that at all times such depository institution or trust company shall be a Qualified Institution. The initial Agent’s Account is account number 112880000 at U.S. Bank National Association in the name of Rabobank, as Administrative Agent. The Administrative Agent shall provide the Borrower and the Servicer with notice of any change in the location or account number of the Agent’s Account. Payments to the Agent’s Account hereunder shall be made by wire transfer of immediately available funds to U.S. Bank National Association, ABA No. 091000022, Account Name: Structured Finance Wire Clearing Account, Account No. 173103322058, Reference #112880000 Rabobank Acct.

     (e) The Administrative Agent shall distribute funds received by it in the Agent’s Account to the applicable Lender or other Person entitled thereto (including the Administrative Agent for its own account) as promptly as practicable after such receipt and in any event on the same Business Day on which such funds are received, if such receipt occurs no later than 10:00 a.m. (New York City time), and otherwise on the next succeeding Business Day, in accordance (where applicable) with the order of priority set forth in Section 2.8.

     Section 2.11 Breakage Costs.

     The Borrower shall pay to the Administrative Agent for the account of the applicable Lender, upon the request of any Lender or the Administrative Agent on each date on which a prepayment is made, such amount or amounts as shall, without duplication, compensate such Lender for any loss, cost or expense (the “Breakage Costs”) incurred by such Lender (as reasonably determined by such Lender) as a result of (i) any prepayment of an Advance which bears interest based on the CP Rate or the Adjusted Eurodollar Rate (and interest thereon) arising under this Agreement or the Support Facilities on a date other than a Payment Date, or (ii) any failure of an Advance as to which a Funding Request shall have been delivered to be made on the Funding Date specified in such Funding Request for any reason, including the Borrower’s failure to satisfy the conditions to the making of such Advance set forth in Sections 2.1 or 2.2(a) or Article III, but excluding a default by a Lender in making its share of such Advance when required under the terms and conditions of this Agreement. In the case of an Advance bearing interest based on the Adjusted Eurodollar Rate, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Advance had such event not occurred, at the Adjusted Eurodollar Rate that would have been applicable to such Advance, for the period from the date of such event to the last day of the then current Accrual Period (or, in the case of a failure to borrow, for the period that would have been the initial Accrual Period for such Advance), over (ii) the amount of Interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market (whether or not any Advances by such Lender are in fact funded in the eurodollar market). In the case of an Advance bearing interest based on the CP Rate, such loss, cost or expense to any Conduit Lender shall in no event exceed the amount of interest which would have accrued on the principal amount of such Advance had such event not occurred, at the CP Rate that would have been applicable to such Advance, for the period from the date of such event to the last day of the then current Accrual Period (or, in the case of a failure to borrow, for the period that would have been the initial Accrual Period for such Advance). In the case of a prepayment, the determination by any Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower delivered by the applicable Lender prior to the date of such prepayment in the case where notice of such prepayment is delivered to such Lender in accordance with Section 2.3(b) or within two (2) Business Days following such prepayment in the case where no such notice is delivered (in which case, Breakage Costs shall include interest thereon from the date of such prepayment), or in the case of a failure of an Advance to be made, within two (2) Business Days following the stated Funding Date for such Advance (in which case, Breakage Costs shall include interest thereon from such stated Funding Date), and shall be conclusive absent manifest error.

     Section 2.12 Increased Costs; Capital Adequacy; Illegality.

     (a) If after the date hereof, any Affected Party shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by any Governmental Authority, the Financial Accounting Standards Board, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency (a “Regulatory Change”): (i) that subjects any Affected Party to any charge or withholding on or with respect to any Transaction Document or an Affected Party’s obligations under a Transaction Document, or on or with respect to the Advances, or changes the basis of taxation of payments to any Affected Party of any amounts payable under any Transaction Document (except for changes in the rate of tax on the overall net income of an Affected Party or taxes excluded by Section 2.13) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of an Affected Party, or credit extended by an Affected Party pursuant to a Transaction Document or (iii) that imposes any other condition the result of which is to increase the cost to an Affected Party of performing its obligations under a Transaction Document, or to reduce the rate of return on an Affected Party’s capital as a consequence of its obligations under a Transaction Document, or to reduce the amount of any sum received or receivable by an Affected Party under a Transaction Document or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Lender, Borrower shall pay to the Administrative Agent, for payment to the applicable Lender for the benefit of the relevant Affected Party, such amounts charged to such Affected Party or such amounts to otherwise compensate such Affected Party for such increased cost or such reduction.

     (b) If as a result of any event or circumstance similar to those described in clause (a) of this Section 2.12, an Affected Party is required to compensate a Funding Source or Support Provider in connection with this Agreement or the funding or maintenance of Advances hereunder, then within ten days after demand by such Affected Party, the Borrower shall pay to the Administrative Agent, for the account of such Affected Party, such additional amount or amounts as may be necessary to reimburse such Affected Party for any such amounts paid by it.

     (c) In determining any amount provided for in this section, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this section shall submit to the Borrower a certificate as to such additional or increased cost or reduction, which certificate shall calculate in reasonable detail any such charges and shall be conclusive absent demonstrable error.

     Section 2.13 Taxes.

     (a) All payments made by the Borrower in respect of any Advance and all payments made by the Borrower under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes, unless such withholding or deduction is required by law. In such event, the Borrower shall pay to the appropriate taxing authority any such Taxes required to be deducted or withheld and the amount payable to each Lender or the Administrative Agent (as the case may be) will be increased (such increase, the “Additional Amount”) such that every net payment made under this Agreement after deduction or withholding for or on account of any Taxes (including any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld; provided that the foregoing obligation to pay Additional Amounts will not apply to, and the term “Additional Amount” shall not include, net income or franchise taxes imposed on a Lender or the Administrative Agent, respectively, with respect to payments required to be made by the Borrower or the Servicer on behalf of the Borrower under this Agreement, by a taxing jurisdiction in which such Lender, or the Administrative Agent, is organized, conducts business or is paying taxes as of the Closing Date (as the case may be). If a Lender or the Administrative Agent pays any Taxes in respect of which the Borrower is obligated to pay Additional Amounts under this Section 2.13(a), the Borrower shall promptly reimburse such Lender or Administrative Agent in full.

     (b) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes in respect of which the Borrower is required to pay Additional Amounts (including any Taxes imposed by any jurisdiction on such Additional Amounts) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that such Lender or the Administrative Agent, as appropriate, making a demand for indemnity payment, shall provide the Borrower, at its address set forth under its name on the signature pages hereof, with a certificate from the relevant taxing authority or from a Responsible Officer of such Lender or the Administrative Agent stating or otherwise evidencing that such Lender or the Administrative Agent has made payment of such Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes. This indemnification shall be made within ten days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (c) Within 30 days after the date of any payment by the Borrower of any Taxes, the Borrower will furnish to the Administrative Agent or the Lender, as applicable, at its address set forth under its name on the signature pages hereof, appropriate evidence of payment thereof.

     (d) If a Lender is not created or organized under the laws of the United States or a political subdivision thereof, such Lender shall, within 15 days after the date hereof, or, if later, the date on which such Lender becomes a Lender hereunder, and at any other time or times required under Applicable Laws or as reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent, deliver to the Borrower, the Collateral Custodian and the Administrative Agent (i) two (or such other number as may from time to time be prescribed by Applicable Laws) duly completed copies of IRS Form W-8ECI, Form W-8IMY or Form W-8BEN (or any successor forms or other certificates or statements that may be required from time to time by the relevant United States taxing authorities or Applicable Laws), as appropriate, to permit the Borrower, the Collateral Custodian and the Administrative Agent, as applicable, to make payments hereunder for the account of such Lender, as the case may be, without deduction or withholding of United States federal income or similar Taxes and (ii) upon the obsolescence of or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this Section 2.13(d), two copies (or such other number as may from time to time be prescribed by Applicable Laws) of such additional, amended or successor forms, certificates or statements as may be required under Applicable Laws to permit the Borrower, the Collateral Custodian and the Administrative Agent, as applicable, to make payments hereunder for the account of such Lender, without deduction or withholding of United States federal income or similar Taxes.

     (e) For any period with respect to which a Lender has failed to provide the Borrower, the Collateral Custodian or the Administrative Agent, as applicable, with the appropriate form, certificate or statement described in clause (d) of this section (other than if such failure is due to a change in law occurring after the date of this Agreement), such Lender, as the case may be, shall not be entitled to indemnification under clauses (a) or (b) of this section with respect to any Taxes.

     (f) If, in connection with a Support Agreement, a Conduit Lender is required to compensate a Support Provider in respect of Taxes under circumstances similar to those described in this section, then within ten days after demand by the Lenders, the Borrower shall pay to the Administrative Agent for the account of such Conduit Lender such additional amount or amounts as may be necessary to reimburse such Conduit Lender for any amounts paid by it.

     Section 2.14 Mitigation Obligations; Replacement of Lenders.

     (a) If (i) a Lender requests compensation under Section 2.12, (ii) the Borrower is required to pay any additional amount to a Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, (iii) a Lender makes a demand pursuant to Section 2.13 or (iv) an Affected Party is required to compensate a Funding Source or Support Provider in respect of any such occurrence, then such Lender or other Affected Party shall, or shall cause such Funding Source or Support Provider to, use reasonable efforts to designate a different lending office (if such Lender, Affected Party, Funding Source or Support Provider has multiple lending offices) for funding and booking its Advances hereunder or to assign it rights and obligation hereunder to any other of its offices, branches or affiliates (if such Lender, Affected Party, Funding Source or Support Provider has multiple offices, branches or lending affiliates, as applicable), if, in the judgment of such Lender or Affected Party, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.13, as the case may be, in the future, or eliminate the need for any notice pursuant to Section 2.12, as applicable, and (B) in each case, would not subject such Lender, Affected Party, Funding Source or Support Provider to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender, Affected Party, Funding Source or Support Provider. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or Affected Party in connection any such designation or assignment.

     (b) If (i) (A) a Lender requests compensation under Section 2.12, (B) the Borrower is required to pay any additional amount to a Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, or (C) an Affected Party is required to compensate a Funding Source or Support Provider in respect of any such occurrence, and the amount of such compensation or additional amounts, as applicable, are materially in excess (on a basis proportional to outstanding Advances or Commitments, as applicable) of the amounts payable to other Lenders or Affected Parties, as applicable, or (ii) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto or an Affected Party, as the case may be, then the Borrower may, at its sole expense and effort, upon notice to such Lender or Affected Party, as the case may be, and the Administrative Agent, require such Lender to, or such Affected Party to cause its Funding Source or Support Provider to, assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article XI), all and not less than all of its interests, rights and obligations under this Agreement and the Transaction Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if such other Lender accepts such assignment); provided that: (x) such Lender or Affected Party as the case may be, shall have received payment of an amount equal to all of its Advances outstanding, accrued Interest thereon, accrued fees and all other amounts payable to it hereunder and the other Transaction Documents through (but excluding) the date of such assignment from the assignee (to the extent of such Advances outstanding, accrued Interest thereon and accrued fees) or the Borrower (in the case of all other amounts), (y) in the case of any such assignment resulting from a claim for compensation or additional amounts under Section 2.12 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation, additional amounts or payments thereafter and (z) such assignment does not conflict with Applicable Law. A Lender or other Affected Party shall not be required to make, or cause to be made, any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or Affected Party or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

CONDITIONS OF EFFECTIVENESS AND ADVANCES

     Section 3.1 Conditions to Effectiveness.

     No Lender shall be obligated to enter into this Agreement on the Closing Date, nor shall any Lender or the Administrative Agent be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Administrative Agent and the Required Lenders:

     (a) This Agreement and all other Transaction Documents and any applicable Support Facilities or counterparts hereof or thereof shall have been duly executed by, and delivered to, the parties hereto and thereto and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as it or any Lender shall reasonably request in connection with the transactions contemplated by this Agreement, on or prior to the Closing Date, each in form and substance satisfactory to the Administrative Agent.

     (b) The Borrower shall have paid all fees required to be paid by it on the Closing Date, including all fees required hereunder and under the Fee Letters to be paid as of such date, and shall have reimbursed each Lender and the Administrative Agent for all fees, costs and expenses related to the transactions contemplated hereunder and under the other Transaction Documents and applicable Support Facilities, including the legal and other document preparation costs incurred by any Lender and/or the Administrative Agent.

     (c) Each Conduit Lender whose Commercial Paper Notes are being rated by one or more Rating Agencies shall have received, to the extent required under the terms of such Conduit Lender’s program documents, the written confirmation of each such Rating Agency that the execution and delivery of this Agreement will not result in a withdrawal or downgrading of the then-current rating of such Commercial Paper Notes by such Rating Agency.

     (d) The Prefunding Deposit shall have been deposited by the Borrower into the Collection Account.

The Administrative Agent shall promptly notify each Lender of the satisfaction or waiver of the conditions set forth above.

     Section 3.2 Additional Conditions Precedent to All Advances.

     Each Advance shall be subject to the further conditions precedent that:

     (a) On the related Funding Date, the Borrower or the Servicer, as the case may be, shall have certified in the related Borrower Notice that:

     (i) The representations and warranties set forth in Sections 4.1 and 7.8 are true and correct on and as of such date, before and after giving effect to such borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

     (ii) (A) Prior to the first anniversary date of the Closing Date, Obligors in respect of Eligible Loans included as part of the Collateral shall be in not fewer than three (3) different Industries, and (B) on and after such anniversary date, Obligors in respect of Eligible Loans included as part of the Collateral shall be in not fewer than four (4) different Industries;

     (iii) After given effect to such Advance, no more than two (2) Loans shall then be Pre-Positioned Loans; and

     (iv) No event has occurred, or would result from such Advance or from the application of the proceeds therefrom, that constitutes a Termination Event;

     (b) In the case of the initial Advance, the Administrative Agent shall have had the opportunity to conduct such review of the Loans to be included in the Collateral on the date of such Advance and to receive such legal opinions and other assurances with respect to the conformity of such Loans with the provisions of this Agreement as it shall have reasonably requested, and the results of such review and such opinions and other assurances shall be satisfactory in all material respects to the Administrative Agent;

     (c) In the case of the initial Advance, the Administrative Agent and each Lender shall have received an opinion or opinions of Clifford Chance US LLP, as counsel for the Borrower, in connection with the initial transfer of Loans by the Originator pursuant to the Purchase Agreement, in form, scope and substance reasonably satisfactory to the Administrative Agent and each Lender, relating to substantive consolidation and sale characterization issues;

     (d) The Required Equity Investment shall be maintained;

     (e) The Termination Date shall not have occurred;

     (f) Before and after giving effect to such borrowing and to the application of proceeds therefrom the Borrowing Base Test shall be satisfied, as calculated on such date;

     (g) The applicable conditions set forth in Sections 2.1 and 2.2(a) shall have been satisfied;

     (h) No claim has been asserted or proceeding commenced challenging enforceability or validity of any of the Loan Documents, excluding any instruments, certificates or other documents relating to Loans that were the subject of prior Advances;

     (i) There shall have been no Material Adverse Change with respect to the Borrower or the Servicer since the preceding Advance (or, in the case of the initial Advance, since the Closing Date); and

     (j) The Servicer and the Borrower shall have taken such other action, including delivery of approvals, consents, opinions, documents, and instruments to the Administrative Agent as it may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

     Section 4.1 Representations and Warranties of the Borrower.

     The Borrower represents and warrants as follows:

     (a) Organization and Good Standing. The Borrower is a limited liability company duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation, and has full power, authority and legal right to own or lease its properties and conduct its business as such business is presently conducted.

     (b) Due Qualification. The Borrower is qualified to do business as a limited liability company, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property, and/or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have a Material Adverse Effect. The Borrower is qualified to do business as a limited liability company, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval and where the failure to qualify or obtain such license or approval would have Material Adverse Effect.

     (c) Due Authorization. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party and the consummation of the transactions provided for herein and therein have been duly authorized by the Borrower by all necessary action on the part of the Borrower.

     (d) No Conflict. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party, the performance by the Borrower of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or result in any breach of any of the terms and provisions of, and will not constitute (with or without notice or lapse of time or both) a default under, the Borrower’s limited liability company agreement or any material Contractual Obligation of the Borrower.

     (e) No Violation. The execution and delivery of this Agreement and each Transaction Document to which the Borrower is a party, the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with or violate, in any material respect, any Applicable Law.

     (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Transaction Document to which the Borrower is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

     (g) All Consents Required. All material approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Borrower of this Agreement and any Transaction Document to which the Borrower is a party, have been obtained.

     (h) Reports Accurate. All Monthly Reports, information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Borrower to the Administrative Agent or a Lender in connection with this Agreement are true, complete and accurate in all material respects.

     (i) Solvency. The transactions contemplated under this Agreement and each Transaction Document to which the Borrower is a party do not and will not render the Borrower not Solvent.

     (j) Selection Procedures. No procedures believed by the Borrower to be materially adverse to the interests of the Secured Parties were utilized by the Borrower in identifying and/or selecting the Loans that are part of the Collateral.

     (k) Taxes. The Borrower has filed or caused to be filed all Tax returns required to be filed by it. The Borrower has paid all Taxes and all assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower), and no Tax lien has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge.

     (l) Agreements Enforceable. This Agreement and each Transaction Document to which the Borrower is a party constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     (m) No Liens. The Collateral is owned by the Borrower free and clear of any Liens except for Borrower Permitted Liens as provided herein, and the Administrative Agent, as agent for the Secured Parties, has a valid and perfected first priority security interest in the Collateral now existing or hereafter arising, free and clear of any Liens except for Borrower Permitted Liens. No effective financing statement or other instrument similar in effect covering any Collateral is on file in any recording office except such as may be filed in favor of the Administrative Agent relating to this Agreement or reflecting the transfer of the Collateral from the Originator to the Borrower.

     (n) Security Interest. The Borrower has granted a first priority security interest (as defined in the UCC) to the Administrative Agent, as agent for the Secured Parties, in the Collateral, which is perfected (including, where applicable, by the filing of UCC financing statements) and enforceable in accordance with Applicable Law.

     (o) Location of Offices. The Borrower’s jurisdiction of organization, principal place of business and chief executive office and the office where the Borrower keeps all the Records is located at the address of the Borrower referred to in Section 12.2 hereof (or at such other locations as to which the notice and other requirements specified in Section 5.1(n) shall have been satisfied).

     (p) Tradenames. The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

     (q) Purchase Agreement. The Purchase Agreement is the only agreement pursuant to which the Borrower acquires Collateral (other than the Hedge Collateral).

     (r) Value Given. The Borrower gave reasonably equivalent value to the Originator in consideration for the transfer to the Borrower of the Transferred Loans under the Purchase Agreement (or such Transferred Loans were validly and irrevocably contributed the Borrower’s capital), no such transfer was made for or on account of an antecedent debt owed by the Originator to the Borrower, and no such transfer is voidable or subject to avoidance under any Insolvency Law.

     (s) Accounting. The Borrower accounts for the transfers to it from the Originator of interests in the Loans under the Purchase Agreement as sales of such Loans in its books, records and financial statements, in each case consistent with GAAP.

     (t) Separate Entity. The Borrower is operated as an entity with assets and liabilities distinct from those of the Originator and any Affiliates thereof (other than the Borrower), and the Borrower hereby acknowledges that the Administrative Agent and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon the Borrower’s identity as a separate legal entity from the Originator and from each such other Affiliate of the Originator.

     (u) Investments. Except for Supplemental Interests or Supplemental Interests that convert into an equity interest in any Person, the Borrower does not own or hold directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

     (v) Business. Since its formation, the Borrower has conducted no business other than the purchase and receipt of Loans and Related Property from the Originator under the Purchase Agreement, the borrowing of funds under this Agreement and such other activities as are incidental to the foregoing.

     (w) ERISA. The Borrower is in compliance in all material respects with ERISA with respect to each Benefit Plan. The Borrower has not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the Pension Benefit Guaranty Corporation under ERISA.

     (x) Investment Company Act.

     (i) The Borrower represents and warrants that the Borrower is exempt and will remain exempt from registration as an “investment company” within the meaning of the 1940 Act.

     (ii) The making of the Advances by the Lenders to the Borrower and the business and other activities of the Borrower, including the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Transaction Documents to which the Borrower is a party do not now and will not at any time result in any violations, with respect to the Borrower, of the provisions of the 1940 Act or any rules, regulations or orders issued by the SEC thereunder.

     (y) Government Regulations. The Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security,” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). The Borrower owns no Margin Stock, and no portion of the proceeds of any Advance hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board. The Borrower will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

     (z) Foreign Assets Control. The Borrower understands that federal regulations and Executive Orders administered by the U.S. Treasury Department's Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals, and that the lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac. Neither the Borrower nor any of its Affiliates is a country, territory, person or entity named on an OFAC list, nor is it or any of its affiliates a natural person or entity with whom dealings are prohibited under any OFAC regulations;

     (aa) USA PATRIOT Act. (i) The Borrower is not resident in, or organized or chartered under the laws of, (A) a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns or (B) a Non Cooperative Jurisdiction; (ii) the Borrower’s funds do not originate from, nor will they be routed through, an account maintained at (A) a foreign bank operating under an offshore banking license or a foreign bank that does not maintain a physical presence in any country, both within the meaning of the USA PATRIOT Act (but excluding any foreign bank whose affiliate maintains a physical presence in any country if such foreign bank is subject to supervision by a banking authority in the country regulating such affiliate), or (B) a bank organized or chartered under the laws of a Non Cooperative Jurisdiction; and (iii) the Borrower is not a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure, in each case, within the meaning of the USA PATRIOT Act.

     (bb) Eligibility of Loans. Each Loan List and the information contained in each Borrower Notice delivered pursuant to Sections 2.1 and 2.2(a) is an accurate and complete listing in all material respects of all the Loans that are part of the Collateral as of date thereof, and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true and correct in all material respects as of such date and (ii) each such Loan is an Eligible Loan.

     Section 4.2 Representations and Warranties of the Lenders.

     Each Lender represents and warrants as of the date hereof and as of the date of any Advance funded by such Lender that: (i) it is a Qualified Lender; (ii) any transfer of any Note or any beneficial interest therein by such Lender in violation of the transfer restrictions set forth on such Note will be of no force and effect, will be void ab initio and will not operate to transfer any rights to the transferee; and (iii) the Borrower maintains the right to resell any interest in any Note previously transferred to any holder that is not eligible to purchase such interest in accordance with the restrictions set forth on such Note.

ARTICLE V

GENERAL COVENANTS OF THE BORROWER

     Section 5.1 Covenants of the Borrower.

     The Borrower hereby covenants that:

     (a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Loans that are part of the Collateral and any Related Property.

     (b) Preservation of Corporate Existence. The Borrower will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

     (c) Security Interests. Except as contemplated in this Agreement, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Loan or Related Property that is part of the Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. The Borrower will promptly notify the Administrative Agent of the existence of any Lien in respect of which it has notice on any Loan or Related Property that is part of the Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent as agent for the Secured Parties in, to and under any Loan and the Related Property that is part of the Collateral, against all claims of third parties; provided, however, that nothing in this Section 5.1(c) shall prevent or be deemed to prohibit the Borrower from suffering to exist Borrower Permitted Liens upon any Loan that is part of the Collateral or Obligor Permitted Liens upon any Related Property with respect thereto.

     (d) Delivery of Collections. The Borrower agrees to cause the delivery to the Servicer promptly (but in no event later than one Business Day after receipt) all Collections (including any Deemed Collections) received by Borrower in respect of the Loans that are part of the Collateral.

     (e) Activities of Borrower. The Borrower shall not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, Loan or other undertaking, which is not incidental to the transactions contemplated and authorized by this Agreement or the Purchase Agreement.

     (f) Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness or other liability whatsoever, except (i) obligations incurred under this Agreement, under any Hedging Agreement required by Section 5.2 or the Purchase Agreement or (ii) liabilities incident to the maintenance of its existence in good standing.

     (g) Guarantees. The Borrower shall not become or remain liable, directly or indirectly, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

     (h) Investments. The Borrower shall not make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Person except for purchases of Loans and Supplemental Interests pursuant to the Purchase Agreement, or for investments in Permitted Investments in accordance with the terms of this Agreement.

     (i) Merger; Sales. The Borrower shall not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire or be acquired by any Person, or convey, sell, loan or otherwise dispose of all or substantially all of its property or business, except as provided for in this Agreement.

     (j) Distributions. The Borrower may not declare or pay or make, directly or indirectly, any distribution (whether in cash or other property) with respect to any Person’s equity interest in the Borrower (collectively, a “Distribution”); provided, however, if no Termination Event has occurred or will occur as a result thereof, the Borrower may make Distributions.

     (k) Agreements. The Borrower shall not amend or modify (i) the provisions of its certificate of formation or limited liability company agreement, or (ii) the Purchase Agreement without the consent of the Administrative Agent and the Required Lenders, or issue any power of attorney except to the Administrative Agent or the Servicer.

     (l) Separate Existence. The Borrower shall:

     (i) Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions. The funds of the Borrower will not be diverted to any other Person or for other than corporate uses of the Borrower;

     (ii) Ensure that, to the extent that it shares the same persons as officers or other employees as any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers or employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

     (iii) Ensure that, to the extent that it jointly contracts with any of its Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Borrower contracts or does business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs. All material transactions between Borrower and any of its Affiliates shall be only on an arm’s length basis;

     (iv) To the extent that Borrower and any of its Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

     (v) Conduct its affairs strictly in accordance with its limited liability company agreement and observe all necessary, appropriate and customary legal formalities, including, but not limited to, holding all regular and special director’s meetings appropriate to authorize all action, keeping separate and accurate records of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and transaction accounts;

     (vi) Take or refrain from taking, as applicable, each of the activities specified or assumed in the opinions of Clifford Chance US LLP, as counsel for the Borrower, delivered to the Administrative Agent in connection with the initial transfer of Loans by the Originator pursuant to the Purchase Agreement relating to substantive consolidation and sale characterization issues and take such other actions as are reasonably necessary on its part to ensure that the facts and assumptions set forth such opinions or in the certificates accompanying such opinion remain true and correct in all material respects at all times; and

     (vii) Maintain the effectiveness of, and continue to perform under the Purchase Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Purchase Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Purchase Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrative Agent and the Required Lenders.

     (m) ERISA Matters. The Borrower will not, except as would not reasonably be expected to have a Material Adverse Effect, (a) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (c) fail to make any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (d) terminate any Benefit Plan so as to result in any liability; or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA.

     (n) Originator Collateral. With respect to each item of Collateral acquired by the Borrower, the Borrower will (i) acquire such Collateral pursuant to and in accordance with the terms of the Purchase Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral, including (A) filing and maintaining, effective precautionary financing statements (Form UCC-1) naming the Originator as seller/debtor and the Borrower as purchaser/creditor in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, including Assignments of Mortgage, and (iii) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral.

     (o) Transactions with Affiliates. The Borrower will not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions permitted or contemplated by this Agreement, the Purchase Agreement and any Hedging Agreements and (ii) other transactions (including transactions related to the use of office space or computer equipment or software by the Borrower to or from an Affiliate) (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Borrower’s business, (C) upon fair and reasonable terms that are no less favorable to the Borrower than could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower, and (D) not inconsistent with the factual assumptions set forth in the opinions of Clifford Chance US LLP, as counsel for the Borrower, delivered to the Administrative Agent in connection with the initial transfer of Loans by the Originator pursuant to the Purchase Agreement relating to substantive consolidation and sale characterization issues, as such assumptions may be modified in any subsequent opinion letters delivered to the Administrative Agent pursuant to Section 3.2. It is understood that any compensation arrangement for any officer or employee shall be permitted under clause (ii)(A) through (C) above if such arrangement has been expressly approved by the managers of the Borrower in accordance with the Borrower’s certificate of formation or limited liability company agreement.

     (p) Change in the Transaction Documents. The Borrower will not amend, modify, waive or terminate any terms or conditions of any of the Transaction Documents to which it is a party, without the prior written consent of Administrative Agent.

     (q) Management Manual. The Borrower will (a) comply in all material respects with the Management Manual in regard to each Loan and the Related Property included in the Collateral, and (b) furnish to the Administrative Agent at least 20 days prior to its proposed effective date, prompt notice of any material changes in the Management Manual. The Borrower will not agree or otherwise permit to occur any material change in the Management Manual, which change would impair the collectibility of any Loan or otherwise adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Administrative Agent (in its sole discretion).

     (r) Extension or Amendment of Loans. The Borrower will not, except as otherwise permitted in Section 7.4(a) extend, amend or otherwise modify, or permit the Servicer on its behalf to extend, amend or otherwise modify, the terms of any Loan.

     (s) Reporting. The Borrower will furnish to the Administrative Agent:

     (i) as soon as possible and in any event within two (2) Business Days after the occurrence of each Termination Event and each Unmatured Termination Event, a written statement, signed by a Responsible Officer, setting forth the details of such event and the action that the Borrower proposes to take with respect thereto;

     (ii) promptly upon request, such other information, documents, records or reports respecting the Transferred Loans or the condition or operations, financial or otherwise, of the Borrower or Originator as the Administrative Agent may from time to time reasonably request (factoring into such evaluation of reasonableness, among other things, the cost to the Borrower of furnishing such requested documentation) in order to protect the interests of the Administrative Agent or the Secured Parties under or as contemplated by this Agreement; and

     (iii) promptly, but in no event later than two (2) Business Days after its receipt thereof, copies of any and all notices, certificates, documents, or reports delivered to it by the Originator under the Purchase Agreement.

     Section 5.2 Hedging Agreement.

     If at any time the Portfolio Yield is less than 8.5%, the Borrower may with respect to any or all Fixed Rate Loans, and shall at the request of the Administrative Agent or the Required Lenders with respect to Fixed Rate Loans having in the aggregate an Outstanding Loan Balance not less than 80% of the aggregate Outstanding Loan Balances of Fixed Rate Loans, enter into and maintain a Hedge Transaction with a Hedge Counterparty which Hedge Transaction shall: (i) be in the form of interest rate caps having a notional amount and amortization schedule as shall be agreed upon between the Administrative Agent and the Borrower and (ii) shall provide for payments to the Borrower to the extent that the LIBO Rate shall exceed a rate agreed upon between the Administrative Agent and the Borrower.

ARTICLE VI

SECURITY INTEREST

     Section 6.1 Security Interest.

     As collateral security for the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, the Borrower hereby assigns, pledges and grants to the Administrative Agent, as agent for the Secured Parties, a lien on and security interest in all of the Borrower’s right, title and interest in, to and under (but none of its obligations under) the Collateral, whether now existing or owned or hereafter arising or acquired by the Borrower, and wherever located. The assignment under this Section 6.1 does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent or any of the Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Transferred Loans to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) none of the Administrative Agent or any Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent or any Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Section 6.2 Remedies.

     In respect of the Collateral and the security interest therein granted pursuant to Section 6.1, the Administrative Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of any Termination Event, the Administrative Agent or its designees may (i) deliver a notice of exclusive control to the Collateral Custodian; and (ii) instruct the Collateral Custodian to deliver any or all of the Collateral to the Administrative Agent or its designees and otherwise give all instructions and entitlement orders to the Collateral Custodian regarding the Collateral. In addition, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or its designees may (i) require that the Borrower or the Servicer immediately take action to liquidate the Collateral to pay amounts due and payable in respect of the Obligations; (ii) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies under the Custody Agreement with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) remove from the Borrower’s, the Servicer’s, the Collateral Custodian’s and their respective agents’ place of business all books, records and documents relating to the Collateral, other than copies of such books, records and documents remaining with the Borrower, Servicer, Collateral Custodian or agent, as the case may be, that are necessary to continue the conduct of the business of such Person); and/or (ix) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor. For purposes of taking the actions described in this Section 6.2, the Borrower hereby irrevocably appoints the Administrative Agent as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of the Obligations remain unpaid), with power of substitution, in the name of the Administrative Agent or in the name of the Borrower or otherwise, for the use and benefit of the Administrative Agent, but at the cost and expense of the Borrower and without notice to the Borrower; provided that the Administrative Agent hereby agrees to exercise such power only so long as a Termination Event or Event of Default, as applicable, shall be continuing.

     Section 6.3 Release of Liens.

     (a) If (i) the Borrowing Base Test is met, and (ii) no Termination Event or Unmatured Termination Event has occurred and is continuing, at the same time as any Loan that is part of the Collateral expires by its terms and all amounts in respect thereof have been paid by the related Obligor and deposited in the Collection Account, the Administrative Agent as agent for the Secured Parties will, to the extent requested by the Borrower or the Servicer on behalf of the Borrower, release its interest in such Loan and any Supplemental Interests related thereto. In connection with any such release on or after the occurrence of the above, the Administrative Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any termination statements and any other releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Loan and Supplemental Interest; provided, that, the Administrative Agent as agent for the Secured Parties will make no representation or warranty, express or implied, with respect to any such Loan or Supplemental Interest in connection with such sale or transfer and assignment.

     (b) Upon receipt by the Administrative Agent of the proceeds of a repurchase of an Ineligible Loan (as such term is defined in the Purchase Agreement) by the Originator pursuant to the terms of Section 7.1 of the Purchase Agreement, the Administrative Agent, as agent for the Secured Parties, shall be deemed to have automatically released its interest in such Ineligible Loan and any Supplemental Interests related thereto without any further action on its part. In connection with any such release on or after the occurrence of such repurchase, the Administrative Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Ineligible Loan and Supplemental Interest.

     (c) Upon receipt by the Administrative Agent of the proceeds of a purchase of a Transferred Loan by the Servicer pursuant to the terms of Section 7.7, the Administrative Agent, as agent for the Secured Parties, shall be deemed to have automatically released its interest in such Transferred Loan and any Supplemental Interests related thereto without any further action on its part. In connection with any such release on or after the occurrence of such purchase, the Administrative Agent, as agent for the Secured Parties, will execute and deliver to the Borrower or the Servicer on behalf of the Borrower any releases and instruments as the Borrower or the Servicer on behalf of the Borrower may reasonably request in order to effect the release of such Transferred Loan and Supplemental Interest.

     Section 6.4 Assignment of the Purchase Agreement.

     The Borrower hereby represents, warrants and confirms to the Administrative Agent that the Borrower has assigned to the Administrative Agent, for the ratable benefit of the Secured Parties hereunder, all of the Borrower’s right and title to and interest in the Purchase Agreement. The Borrower confirms that following a Termination Event the Administrative Agent shall have the sole right to enforce the Borrower’s rights and remedies under the Purchase Agreement for the benefit of the Secured Parties, but without any obligation on the part of the Administrative Agent, the Secured Parties or any of their respective Affiliates to perform any of the obligations of the Borrower under the Purchase Agreement. The Borrower further confirms and agrees that such assignment to the Administrative Agent shall terminate upon the Final Date; provided, however, that the rights of the Administrative Agent and the Secured Parties pursuant to such assignment with respect to rights and remedies in connection with any indemnities and any breach of any representation, warranty or covenants made by the Originator pursuant to the Purchase Agreement, which rights and remedies survive the termination of the Purchase Agreement, shall be continuing and shall survive any termination of such assignment.

     Section 6.5 Delivery of Loan Files.

     (a) The Borrower, or the Servicer on its behalf, shall deliver possession of all “instruments” (within the meaning of Article 9 of the UCC) not constituting part of “chattel paper” (within the meaning of Article 9 of the UCC) that evidence any Transferred Loan set forth on a Loan List, including all Underlying Notes, and all portions of the Loan Files, to the Collateral Custodian on behalf of the Administrative Agent prior to the applicable Funding Dates, in each case endorsed in blank or to the Administrative Agent, without recourse; provided that notwithstanding the foregoing, with respect to any Pre-Positioned Loan, the Borrower shall (i) have a copy of the executed Underlying Note faxed to the Collateral Custodian on the applicable Funding Date and cause the original to be received by the Collateral Custodian within two Business Days after such Funding Date and (ii) deliver all other portions of the Loan File in each case endorsed in blank without recourse, where applicable, not later than the applicable date or dates specified in Sections 2(f) and 2(h) of the Custody Agreement. The Borrower hereby authorizes and directs the Servicer to deliver possession of all such instruments and Loan Files to the Collateral Custodian on behalf of the Administrative Agent, and agrees that such delivery shall satisfy the condition set forth in the first sentence of this Section 6.5(a). The Servicer shall also identify on the Loan List (including any amendment thereof), whether by attached schedule or marking or other effective identifying designation, all Transferred Loans that are not evidenced by such instruments.

     (b) Prior to the occurrence of a Termination Event, the Administrative Agent shall not record the Assignments of Mortgage delivered pursuant to Section 6.5(a) and the definition of Loan Documents. Upon the occurrence of a Termination Event, the Administrative Agent may and shall, if so directed by the Required Lenders, cause to be recorded in the appropriate offices each Assignment of Mortgage delivered to it with respect to all Transferred Loans. Each such recording shall be at the expense of the Servicer; provided that to the extent the Servicer does not pay such expenses, the Administrative Agent shall be reimbursed pursuant to the provisions of Section 2.8.

     Section 6.6 Custody of Transferred Loans.

     The contents of each Loan File relating to a Transferred Loan shall be held in the custody of the Collateral Trustee under the terms of the Custody Agreement and this Agreement on behalf of the Administrative Agent for the benefit of the Secured Parties.

     Section 6.7 Filings, etc.

     On or prior to the Closing Date, the Borrower and the Servicer shall cause the UCC financing statement(s) referred to in Section 4.1(n) to be filed, and from time to time the Servicer shall take and cause to be taken such actions and execute such documents as are necessary or desirable or as the Administrative Agent may reasonably request to perfect and protect the first priority perfected security interest of the Administrative Agent on behalf of the Secured Parties in the Collateral against all other Persons, including, without limitation, the filing of financing statements, amendments thereto and continuation statements, the execution of transfer instruments and the making of notations on or taking possession of all records or documents of title. Notwithstanding the obligations of the Borrower and the Servicer set forth in the preceding sentence, the Borrower and the Servicer hereby authorize the Administrative Agent to prepare and file, at the expense of the Servicer, UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC. The Servicer agrees to pay all reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Borrower’s and the Administrative Agent’s (on behalf of the Secured Parties) right, title and interest in and to the Collateral (including, without limitation, the security interest in the Collateral related thereto and the security interests provided for herein).

     Section 6.8 Change of Name or Jurisdiction of Borrower; Records.

     The Borrower (a) shall not change its name or jurisdiction of organization, without 30 days’ prior written notice to the Administrative Agent, (b) shall not move, or consent to the Servicer or Collateral Custodian moving, the Loan Documents without 30 days’ prior written notice to the Administrative Agent and (c) will promptly take all actions required by each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent as agent for the Secured Parties in all Collateral (except for Borrower Permitted Liens), and such other actions as the Administrative Agent may reasonably request.

     Section 6.9 Account Control Agreement.

     The Borrower and the Servicer shall at all times cause the Collection Account to be subject to an Account Control Agreement which shall be in full force and effect. The Administrative Agent agrees that it shall not deliver a notice of exclusive control pursuant to any Account Control Agreement unless a Termination Event shall have occurred and be continuing.

ARTICLE VII

ADMINISTRATION AND SERVICING OF LOANS

     Section 7.1 Appointment of the Servicer.

     The Borrower hereby appoints the Servicer to service the Transferred Loans and enforce its respective rights and interests in and under each Transferred Loan in accordance with the terms and conditions of this Article VII and to serve in such capacity until the termination of its responsibilities pursuant to Section 7.19. The Servicer hereby agrees to perform the duties and obligations with respect thereto set forth herein. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

     Section 7.2 Duties and Responsibilities of the Servicer.

     (a) The Servicer shall conduct the servicing, administration and collection of the Transferred Loans and shall take, or cause to be taken, all such actions as may be necessary or advisable to service, administer and collect Transferred Loans from time to time on behalf of the Borrower and as the Borrower’s agent.

     (b) The duties of the Servicer, as the Borrower’s agent, shall include:

     (i) preparing and submitting of claims to, and post-billing liaison with, Obligors on Transferred Loans;

     (ii) maintaining all necessary Servicing Records with respect to the Transferred Loans and providing such reports to the Borrower and the Administrative Agent in respect of the servicing of the Transferred Loans (including information relating to its performance under this Agreement) as may be required hereunder or as the Borrower, the Required Lenders or the Administrative Agent may reasonably request;

     (iii) maintaining and implementing administrative and operating procedures (including an ability to recreate Servicing Records evidencing the Transferred Loans in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Transferred Loans (including records adequate to permit the identification of each new Transferred Loan and all Collections of and adjustments to each existing Transferred Loan); provided, however, that any Successor Servicer shall only be required to recreate the Servicing Records of each prior Servicer to the extent such records have been delivered to it in a format reasonably acceptable to such Successor Servicer;

     (iv) promptly delivering to the Borrower, any Lender or the Administrative Agent, from time to time, such information and Servicing Records (including information relating to its performance under this Agreement) as the Borrower, such Lender or the Administrative Agent from time to time reasonably request;

     (v) identifying each Transferred Loan clearly and unambiguously in its Servicing Records to reflect that such Transferred Loan is owned by the Borrower and pledged to the Administrative Agent;

     (vi) complying in all material respects with the Management Manual in regard to each Transferred Loan;

     (vii) complying in all material respects with all Applicable Laws with respect to it, its business and properties and all Transferred Loans and Collections with respect thereto;

     (viii) preserving and maintaining its existence, rights, licenses, franchises and privileges as a limited liability company in the jurisdiction of its organization, and qualifying and remaining qualified in good standing as a foreign limited liability company and qualifying to and remaining authorized and licensed to perform obligations as Servicer (including enforcement of collection of Transferred Loans on behalf of the Borrower, the Lenders, each Hedge Counterparty and the Collateral Custodian) in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (A) the rights or interests of the Borrower, the Lenders, each Hedge Counterparty and the Collateral Custodian in the Transferred Loans, (B) the collectibility of any Transferred Loan, or (C) the ability of the Servicer to perform its obligations hereunder;

     (ix) notifying the Borrower, each Lender and the Administrative Agent of any material action, suit, proceeding, dispute, offset deduction, defense or counterclaim that is or is threatened to be (A) asserted by an Obligor with respect to any Transferred Loan; or (B) reasonably expected to have a Material Adverse Effect; and

     (x) promptly notifying the related Obligor of each Transferred Loan of the transfer of such Loan from the Originator to the Borrower; and

     (c) The Borrower and Servicer hereby acknowledge that the Secured Parties, the Administrative Agent and the Collateral Custodian shall not have any obligation or liability with respect to any Transferred Loans, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

     (d) The Borrower and the Administrative Agent acknowledge that PCC has entered into the Advisory Agreement with the Subservicer and that the Subservicer thereunder is performing on behalf of the initial Servicer substantially all of the initial Servicer’s non-monetary duties and obligations hereunder. Notwithstanding such delegation, (i) PCC, as Servicer, shall remain liable and responsible for the performance of the duties and obligations of the Servicer pursuant to the terms hereof, (ii) such delegation shall not relieve the Servicer of its obligation to service the Transferred Loans and enforce the respective rights and interests of the Borrower and the Administrative Agent, for the benefit of the Secured Parties, in and under each Transferred Loan in accordance with the terms and conditions of this Article VII, and (iii) PCC, as Servicer, shall be liable for the acts and omissions of the Subservicer in its performance of any duties or obligations of the Servicer under this Agreement. PCC, as Servicer, will be solely responsible for any compensation payable to the Subservicer. Upon the appointment of any Successor Servicer hereunder, any right, power or authority of the Servicer granted by PCC, as Servicer, to the Subservicer shall immediately terminate without further action by any party. Nothing contained in the Advisory Agreement shall be deemed to limit or modify this Agreement. Without the prior written consent of the Borrower and the Administrative Agent, neither the Servicer nor any of its delegatees shall be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than the Subservicer pursuant to this subsection; provided that the Backup Servicer in its capacity as Successor Servicer may delegate such duties or responsibilities in accordance with the Backup Servicing Agreement.

     Section 7.3 Authorization of the Servicer.

     (a) Each of the Borrower, each Lender, the Administrative Agent and each Hedge Counterparty hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the pledge of the Transferred Loans to the Lender, each Hedge Counterparty, and the Collateral Custodian, in the determination of the Servicer, to collect all amounts due under any and all Transferred Loans, including endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Transferred Loans and, after the delinquency of any Transferred Loan and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Originator could have done if it had continued to own such Loan. The Borrower shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectibility of the Transferred Loans. In no event shall the Servicer be entitled to make the Borrower, any Lender, any Hedge Counterparty, the Collateral Custodian or the Administrative Agent a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

     (b) After a Termination Event has occurred and is continuing, at the Administrative Agent’s direction, the Servicer shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Transferred Loans; provided, however, that the Administrative Agent may, at any time that a Termination Event has occurred and is continuing, notify any Obligor with respect to any Transferred Loans of the assignment of such Transferred Loans to the Administrative Agent and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lock-box or other account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Transferred Loans and adjust, settle or compromise the amount or payment thereof. The Administrative Agent shall give written notice to any Successor Servicer of the Administrative Agent’s actions or directions pursuant to this Section 7.3(b), and no Successor Servicer shall take any actions pursuant to this Section 7.3(b) that are outside of its Management Manual.

     Section 7.4 Collection of Payments.

     (a) Collection Efforts, Modification of Loans. The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Transferred Loans as and when the same become due, and will follow those collection procedures which it follows with respect to all comparable Loans that it services for itself or others. The Servicer may not waive, modify or otherwise vary any provision of a Transferred Loan, except for non-material waivers, modifications or other variations as may be in accordance with the provisions of the Management Manual (including the waiver of any late payment charge or any other fees that may be collected in the ordinary course of servicing any Loan included in the Collateral, but excluding any waivers of payments of principal of or interest on any Loan when due in accordance with the terms of such Loan).

     (b) Acceleration. The Servicer shall accelerate the maturity of all or any Scheduled Payments under any Transferred Loan under which a default under the terms thereof has occurred and is continuing (after the lapse of any applicable grace period) promptly after such Loan becomes a Defaulted Loan or such earlier or later time as is consistent with the Management Manual.

     (c) Taxes and other Amounts. To the extent provided for in any Transferred Loan, the Servicer will use its best efforts to collect all payments with respect to amounts due for taxes, assessments and insurance premiums relating to such Transferred Loans or the Related Property and remit such amounts to the appropriate Governmental Authority or insurer on or prior to the date such payments are due.

     (d) Payments to Collection Account. On or before the Purchase Date in respect of any Transferred Loan, the Servicer shall have instructed the Obligor of such Transferred Loan to make all payments in respect thereof by wire transfer of funds directly to the Collection Account.

     (e) Establishment of the Collection Account. The Borrower or the Servicer on its behalf shall cause to be established, on or before the Closing Date, and maintained in the name of the Borrower and assigned to the Administrative Agent as agent for the Secured Parties, a segregated corporate trust account (the “Collection Account”) for the purpose of receiving Collections from the Collateral. The Collection Account be held by the Collateral Custodian in accordance with the Custody Agreement and shall at all times be maintained with a Securities Intermediary which is an office or branch of a depository institution or trust company organized under the laws of the United States or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank); provided, however, that at all times such depository institution or trust company shall be a Qualified Institution.

     (f) Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan in the Collateral and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.

     Section 7.5 Servicer Advances.

     For each Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan included in the Collateral during such Collection Period was not received prior to the end of such Collection Period, the Servicer may, but shall not be obligated to, make an advance in an amount up to the amount of such delinquent Scheduled Payment (or portion thereof) to the extent that the Servicer reasonably expects to be reimbursed for such advance; in addition, if on any day there are not sufficient funds on deposit in the Collection Account to pay accrued Interest on any Advance the Collection Period of which ends on such day, the Servicer may make an advance in the amount necessary to pay such Interest (in either case, any such advance, a “Servicer Advance”). Notwithstanding the preceding sentence, any Successor Servicer will not be obligated to make any Servicer Advances. The Servicer will deposit any Servicer Advances into the Collection Account on or prior to 10:00 a.m. (New York City time) on the related Payment Date, in immediately available funds.

     Section 7.6 Realization Upon Defaulted Loans or Charged-Off Loans.

     The Servicer will use reasonable efforts to repossess or otherwise comparably convert the ownership of any Related Property with respect to a Defaulted Loan or Charged-Off Loan and will act as sales and processing agent for Related Property that it repossesses. The Servicer will follow the practices and procedures set forth in the Management Manual in order to realize upon such Related Property. Without limiting the foregoing, the Servicer may sell any such Related Property with respect any Defaulted Loan or Charged-Off Loan to the Servicer or its Affiliates for a purchase price equal to the then fair market value thereof; any such sale to be evidenced by a certificate of a Responsible Officer of the Servicer delivered to the Administrative Agent identifying the Defaulted Loan or Charged-Off Loan and the Related Property, setting forth the sale price of the Related Property and certifying that such sale price is the fair market value of such Related Property. In any case in which any such Related Property has suffered damage, the Servicer will not expend funds in connection with any repair or toward the repossession of such Related Property unless it reasonably determines that such repair and/or repossession will increase the Recoveries by an amount greater than the amount of such expenses. The Servicer will remit to the Collateral Custodian for deposit into the Collection Account the Recoveries received in connection with the sale or disposition of Related Property with respect to a Defaulted Loan or Charged-Off Loan.

     Section 7.7 Optional Repurchase of Transferred Loans.

     (a) The Servicer may, at any time, notify the Borrower and the Administrative Agent that it is requesting to purchase any Transferred Loan with respect to which the Borrower or any Affiliate of the Borrower has received notice of the related Obligor’s intention to prepay such Transferred Loan in full within a period of not more than 60 days from the date of such notification.

     (b) The Servicer may, at its sole option, with respect to any Transferred Loan that it determines, in the exercise of its reasonable discretion, will likely become a Defaulted Loan or a Charged-Off Loan, or that has become a Defaulted Loan or a Charged-Off Loan, notify the Borrower and the Administrative Agent that it is requesting to purchase each such Transferred Loan.

     (c) The Servicer may request purchase of a Transferred Loan pursuant to paragraph (a) or (b) above by providing five Business Days’ prior written notice to Borrower and the Administrative Agent. The Borrower may agree to such purchase with the consent of the Administrative Agent (which consent shall not be unreasonably withheld). With respect to any such purchase of a Transferred Loan, the Servicer shall, on the date of purchase, remit to the Borrower in immediately available funds an amount equal to the Repurchase Price therefor. Upon each purchase of a Transferred Loan by the Servicer pursuant to this Section 7.7, the Borrower shall automatically and without further action be deemed to transfer, assign and set-over to the Servicer all the right, title and interest of the Borrower in, to and under such Transferred Loan and all monies due or to become due with respect thereto, all proceeds thereof and all rights to security for any such Transferred Loan, and all proceeds and products of the foregoing, free and clear of any Lien created pursuant to this Agreement, all of the Borrower’s right, title and interest in such Transferred Loan, including any related Supplemental Interests. Each Lender shall receive five Business Days’ notice of any repurchase that results in a prepayment of all or a portion of any Advance.

     (d) The Borrower shall, at the sole expense of the initial Servicer, execute such documents and instruments of transfer as may be prepared by the initial Servicer and take such other actions as shall reasonably be requested by the initial Servicer to effect the transfer of a Transferred Loan pursuant to this Section 7.7.

     Section 7.8 Representations and Warranties of the Servicer.

     The initial Servicer hereby represents and warrants as follows:

     (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted and to enter into and perform its obligations pursuant to this Agreement.

     (b) Due Qualification. The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all jurisdictions in which the ownership or lease of its property and or the conduct of its business (other than the performance of its obligations hereunder) requires such qualification, standing, license or approval, except to the extent that the failure to so qualify, maintain such standing or be so licensed or approved would not have a Material Adverse Effect. The Servicer is qualified to do business as a corporation, is in good standing, and has obtained all licenses and approvals as required under the laws of all states in which the performance of its obligations pursuant to this Agreement requires such qualification, standing, license or approval and where the failure to qualify or obtain such license or approval would have a Material Adverse Effect.

     (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which the Servicer is a party and to carry out its terms and the terms of the Advisory Agreement. The Servicer has duly authorized (i) the execution, delivery and performance of this Agreement and each other Transaction Document to which the Servicer is a party and (ii) the performance of the Advisory Agreement, in each case by all requisite corporate action.

     (d) No Violation. The consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement, each other Transaction Document to which the Servicer is a party and the Advisory Agreement by the Servicer (with or without notice or lapse of time) will not or do not, as the case may be, (i) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or bylaws of the Servicer, or any Contractual Obligation to which the Servicer is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such Contractual Obligation (other than this Agreement), or (iii) violate any Applicable Law.

     (e) No Consent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Servicer or any of its properties is required to be obtained by or with respect to the Servicer in order for the Servicer to enter into this Agreement or any other Transaction Document to which the Servicer is a party or perform its obligations hereunder, under any such Transaction Document or the Advisory Agreement.

     (f) Binding Obligation. This Agreement, each other Transaction Document to which the Servicer is a party and the Advisory Agreement constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except as such enforceability may be limited by (i) applicable Insolvency Laws and (ii) general principles of equity (whether considered in a suit at law or in equity).

     (g) No Proceeding. There are no proceedings or investigations pending or threatened against the Servicer, before any Governmental Authority (i) asserting the invalidity of this Agreement, any other Transaction Document or the Advisory Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement any other Transaction Document or the Advisory Agreement or (iii) seeking any determination or ruling that might (in the reasonable judgment of the Servicer) have a Material Adverse Effect.

     (h) Reports Accurate. All Servicer Certificates, Monthly Reports, information, exhibits, financial statements, documents, books, Servicer Records or other reports furnished or to be furnished by the Servicer to the Administrative Agent or a Lender in connection with this Agreement are and will be accurate, true and correct in all material respects.

     (i) Properties and Rights. The Servicer (if applicable, taking into account the services provided to it by the Subservicer under the Advisory Agreement) has sufficient properties, assets, personnel, licenses and rights as are reasonably necessary for the Servicer’s performance of its duties and obligations hereunder in accordance with the terms hereof.

     Section 7.9 Covenants of the Servicer.

     The Servicer hereby covenants that:

     (a) Compliance with Law. The Servicer will comply in all material respects with all Applicable Laws, including those with respect to the Transferred Loans and Related Property and Loan Documents or any part thereof.

     (b) Preservation of Corporate Existence, etc. The Servicer will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. The Servicer will at all times (and, if applicable, taking into account the services provided to it by the Subservicer under the Advisory Agreement) maintain sufficient properties, assets, personnel, licenses and rights as are reasonably necessary for the Servicer’s performance of its duties and obligations hereunder in accordance with the terms hereof.

     (c) Obligations with Respect to Loans. The Servicer will duly fulfill and comply with all material obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each Loan and will do nothing to impair the rights of the Borrower or the Administrative Agent as agent for the Secured Parties or of the Secured Parties in, to and under the Collateral.

     (d) Preservation of Security Interest. The Servicer on behalf of the Borrower will file (or cause or authorize the filing of) such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the interest of the Administrative Agent as agent for the Secured Parties in, to and under the Collateral.

     (e) Change of Name or Jurisdiction; Records. The Servicer (i) shall not change its name or jurisdiction of incorporation, without 30 days’ prior written notice to the Borrower and the Administrative Agent, and (ii) shall not move, or consent to the Collateral Custodian moving, the Loan Documents relating to the Transferred Loans without 30 days’ prior written notice to the Borrower and the Administrative Agent and, in either case, will promptly take all actions required of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent as agent for the Secured Parties on all collateral, and such other actions as the Administrative Agent may reasonably request.

     (f) Management Manual. The Servicer will (i) comply in all material respects with the Management Manual in regard to each Transferred Loan and (ii) furnish to the Administrative Agent, at least 20 days prior to its proposed effective date, prompt notice of any material change in the Management Manual. The Servicer will not agree or otherwise permit to occur any material change in the Management Manual, which change would impair the collectibility of any Transferred Loan or otherwise adversely affect the interests or remedies of the Administrative Agent or the Secured Parties under this Agreement or any other Transaction Document, without the prior written consent of the Administrative Agent (in its sole discretion).

     (g) Termination Events. The Servicer will furnish to the Administrative Agent, as soon as possible and in any event within three (3) Business Days after the occurrence of each Termination Event or Unmatured Termination Event, a written statement setting forth the details of such event and the action that the Servicer proposes to take with respect thereto.

     (h) Extension or Amendment of Loans. The Servicer will not, except as otherwise permitted in Section 7.4(a), extend, amend or otherwise modify the terms of any Transferred Loan.

     (i) Other. The Servicer will furnish to the Borrower, any Lender and the Administrative Agent such other information, documents records or reports respecting the Transferred Loans or the condition or operations, financial or otherwise of the Servicer as the Borrower, such Lender or the Administrative Agent may from time to time reasonably request in order to protect the respective interests of the Borrower, such Lender, the Administrative Agent or the Secured Parties under or as contemplated by this Agreement.

     Section 7.10 Payment of Certain Expenses by Servicer.

     The initial Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of legal counsel and independent accountants, Taxes imposed on the Servicer, expenses incurred in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. In consideration for the payment by the Borrower of the Servicing Fee, the initial Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account and the Backup Servicer Fee pursuant to the Backup Servicing Agreement and the Collateral Custodian Fee pursuant to the Custody Agreement. The initial Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

     Section 7.11 Reports.

     (a) Monthly Report. With respect to each Determination Date and the related Collection Period, the Servicer will provide to the Borrower, the Backup Servicer and the Administrative Agent, on the related Reporting Date, a monthly statement (a “Monthly Report”) signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit D. Except as otherwise set forth in the Backup Servicing Agreement, the Backup Servicer shall have no obligation to review any information in the Monthly Report.

     (b) Quarterly Report. With respect to the Determination Date for each March, June, September and December Collection Period, the Servicer will provide to the Borrower, the Backup Servicer and the Administrative Agent, on the related Reporting Date, a quarterly valuation report of the Loans included in the Collateral prepared by the Approved Valuation Agent, in form and scope reasonably satisfactory to the Administrative Agent.

     (c) Servicer Certificate. Together with each Monthly Report, the Servicer shall submit to the Borrower, the Backup Servicer and the Administrative Agent a certificate (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer and substantially in the form of Exhibit E. Except as otherwise set forth in the Backup Servicing Agreement, the Backup Servicer shall have no obligation to review any information in the Servicer Certificate.

     (d) Originator Financial Statements. If PCC is not the Servicer, the Borrower will submit to the Administrative Agent, promptly upon receipt thereof, the quarterly and annual financial statements received from the Originator pursuant to Section 6.1(a) of the Purchase Agreement. Except as otherwise set forth in the Backup Servicing Agreement, the Backup Servicer shall have no duty to review any of the financial information set forth in such financial statements.

     (e) Servicer Financial Statements. The Servicer will submit to the Administrative Agent the following financial statements. Except as otherwise set forth in the Backup Servicing Agreement, the Backup Servicer shall have no duty to review any of the financial information set forth in such financial statements:

     (i) within 90 days after the end of each fiscal year of the Servicer, the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Servicer and its subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Servicer’s independent public accountants to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Servicer and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that the requirements set forth in this clause (i) may be fulfilled by providing to the Buyer and to the Administrative Agent the report of the Servicer to the Securities and Exchange Commission on Form 10 K (or any successor form) for the applicable fiscal year; and

     (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Servicer, the consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of the Servicer and its subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by the chief financial officer of the Servicer as presenting fairly in all material respects the financial condition and results of operations of the Servicer and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that the requirements set forth in this clause (b) may be fulfilled by providing to the Buyer and to the Administrative Agent the report of the Servicer to the Securities and Exchange Commission on Form 10 Q (or any successor form) for the applicable quarterly period.

          (f) Subservicer Financial Statements. The Servicer will submit to the Administrative Agent:

     (i) within 90 days after the end of each fiscal year of the Subservicer, the audited consolidated balance sheet and related statements of operations, members’ equity and cash flows of the Subservicer and its subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Subservicer’s independent public accountants to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Subservicer and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that for any fiscal year prior to the first fiscal year in respect of which the Subservicer prepares audited financial statements, the Servicer may, in lieu thereof, submit to the Administrative Agent (A) within 90 days after the end of each fiscal year of the Subservicer, its unaudited consolidated balance sheet and related statements of operations, members’ equity and cash flows of the Subservicer and its subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reviewed by the Subservicer’s independent public accountants who have confirmed that, as a result of such review, no material modifications would need to be made therein so that the information is presented in conformity with GAAP consistently applied, and (B) within five (5) Business Days after the date of filing or, if earlier, the date on which the same is required to be filed (giving effect to any available extensions), a copy of the Subservicer’s United States federal income tax returns or reports for such fiscal year; and

     (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Subservicer, the consolidated balance sheet and related statements of operations, members’ equity and cash flows of the Subservicer and its subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by the chief financial officer of the Subservicer as presenting fairly in all material respects the financial condition and results of operations of the Subservicer and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

     Section 7.12 Annual Statement as to Compliance.

     The Servicer will provide to the Borrower, each Lender, the Administrative Agent, and the Backup Servicer, within 90 days following the end of each fiscal year of the Servicer, commencing with the fiscal year ending on June 30, 2007, an annual report signed by a Responsible Officer of the Servicer certifying that (a) a review of the activities of the Servicer, and the Servicer’s performance pursuant to this Agreement, for the period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Servicer has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Servicer Termination Event has occurred and is continuing (or if a Servicer Termination Event has so occurred and is continuing, specifying each such event, the nature and status thereof and the steps necessary to remedy such event, and, if a Servicer Termination Event occurred during such year and no notice thereof has been given to the Administrative Agent, specifying such Servicer Termination Event and the steps taken to remedy such event).

     Section 7.13 Limitation on Liability of the Servicer and Others.

     Except as provided herein, neither the Servicer (including any Successor Servicer) nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Borrower, the Administrative Agent, the Lenders or any other Person for any action taken or for refraining from the taking of any action expressly provided for in this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties or by reason of its willful misconduct hereunder.

     The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Transferred Loans in accordance with this Agreement that in its reasonable opinion may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any legal action relating to the servicing, collection or administration of Transferred Loans and the Related Property that it may reasonably deem necessary or appropriate for the benefit of the Borrower and the Secured Parties with respect to this Agreement and the rights and duties of the parties hereto and the respective interests of the Borrower and the Secured Parties hereunder.

     Section 7.14 The Servicer Not to Resign.

     The Servicer shall not resign from the obligations and duties hereby imposed on it except upon its determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that it could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Borrower and the Administrative Agent. No such resignation shall become effective until a successor shall have assumed the responsibilities and obligations of the Servicer in according with the terms of this Agreement.

     Section 7.15 Access to Certain Documentation and Information Regarding the Loans.

     The Borrower or the Servicer, as applicable, shall provide to the Administrative Agent and the Backup Servicer access to the Loan Documents and all other documentation regarding the Loans included as part of the Collateral and the Related Property, such access being afforded without charge but only (i) upon reasonable prior notice, (ii) during normal business hours and (iii) subject to the Servicer’s normal security and confidentiality procedures. From and after (x) the Closing Date and periodically thereafter at the discretion of the Administrative Agent (but in no event limited to fewer than twice per calendar year), the Administrative Agent, on behalf of and with the input of each Lender, may review the Borrower’s and the Servicer’s collection and administration of the Loans in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement and may conduct an audit of the Transferred Loans, Loan Documents and Records in conjunction with such a review, which audit shall be reasonable in scope and shall be completed in a reasonable period of time and (y) the occurrence, and during the continuation of a Termination Event, the Administrative Agent and each Lender may review the Borrower’s and the Servicer’s collection and administration of the Transferred Loans in order to assess compliance by the Servicer with the Servicer’s written policies and procedures, as well as with this Agreement, which review shall not be limited in scope or frequency, nor restricted in period. The Administrative Agent may also conduct an audit (as such term is used in clause (x) of this Section 7.15) of the Transferred Loans, Loan Documents and Records in conjunction with such a review. The Borrower shall bear the cost of such reviews and audits.

     Section 7.16 Merger or Consolidation of the Servicer.

     The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person and unless:

     (i) the Person formed by such consolidation or into which the Servicer is merged or the Person that acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Borrower and the Administrative Agent in form satisfactory to the Borrower and the Administrative Agent, the performance of every covenant and obligation of the Servicer hereunder (to the extent that any right, covenant or obligation of the Servicer, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity);

     (ii) the Servicer shall have delivered to the Borrower and the Administrative Agent an Officer’s Certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 7.16 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel that such supplemental agreement is legal, valid and binding with respect to the successor entity and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States or any State or the District of Columbia. The Borrower and the Administrative Agent shall receive prompt written notice of such merger or consolidation of the Servicer; and

     (iii) after giving effect thereto, no Termination Event, Unmatured Termination Event or Servicer Termination Event shall have occurred.

     Section 7.17 Identification of Records.

     The Servicer shall clearly and unambiguously identify each Loan that is part of the Collateral and the Related Property in its computer or other records to reflect that the interest in such Loans and Related Property have been transferred to and are owned by the Borrower and that the Administrative Agent has the interest therein granted by Borrower pursuant to this Agreement.

     Section 7.18 Servicer Termination Events.

     (a) If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing on any day:

     (i) any failure by the Servicer to make any payment, transfer or deposit as required by this Agreement and, except with respect to payments, transfers or deposits required in connection with the occurrence of the Maturity Date, such failure shall have continued without cure for a period of two Business Days; or

     (ii) any failure by the Servicer to give instructions or notice to the Borrower, any Lender and/or the Administrative Agent as required by this Agreement or to deliver any Required Reports hereunder on or before the date occurring three Business Days after the date such instructions, notice or report is required to be made or given, as the case may be, under the terms of this Agreement; or

     (iii) any representation or warranty made or deemed made by the Servicer hereunder or under any other Transaction Document to which it is a party shall prove to be incorrect in any material respect as of the time when the same shall have been made and, in each case if such incorrectness is reasonably able to be remedied, when such incorrectness continues unremedied for more than fifteen (15) days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Borrower, the Administrative Agent, any Lender or the Collateral Custodian and (ii) the date on which the Servicer becomes aware thereof; or

     (iv) any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Transaction Document, other than those expressly addressed in another clause of this Section 7.18, to which it is a party as Servicer and, in each case if such failure is reasonably able to be remedied, when such failure continues unremedied for more than fifteen (15) days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Borrower, the Administrative Agent, any Lender or the Collateral Custodian and (ii) the date on which the Servicer becomes aware thereof; or

     (v) the Servicer shall fail to service the Transferred Loans in accordance with the Management Manual; or

     (vi) the occurrence of any Termination Event; or

     (vii) an Insolvency Event shall occur with respect to the Servicer; or

     (viii) the Servicer agrees to materially alter the Management Manual without the prior written consent of the Administrative Agent; or

     (ix) the rendering against the Servicer of a final judgment, decree or order for the payment of money in excess of $500,000 (individually or in the aggregate) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or

     (x) the Servicer shall be in (A) default in the payment of any Indebtedness in an individual or aggregate principal amount (or having a facility amount) in excess of $250,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity, or to cause the termination of any related lending commitment prior to the stated termination date thereof (any applicable grace period having expired); or

     (xi) (A) a final judgment for the payment of money in excess of $1,000,000 shall have been rendered against the Servicer by a court of competent jurisdiction, and such judgment, decree or order shall continue unsatisfied and in effect for any period of 30 consecutive days without a stay of execution, or (B) the Servicer shall have made payments of amounts in excess of $1,000,000 in settlement of any litigation; or

     (xii) any Material Adverse Change occurs in the financial condition of the Servicer; or

     (xiii) any Change-in-Control of the initial Servicer or the Subservicer occurs without the prior written consent of the Borrower and the Administrative Agent; or

     (xiv) the Advisory Agreement shall be terminated, whether by action of either party thereto, by operation of law or by reason of its failure to be renewed, or otherwise the Advisory Agreement shall cease to be in full force and effect; or the Advisory Agreement shall have been amended or otherwise modified, without the prior written consent of the Administrative Agent, in a manner that might (in the reasonable judgment of the Administrative Agent) have a Material Adverse Effect; or PCM shall cease to be the adviser under the Advisory Agreement; or

     (xv) the Servicer agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or recession of or to the Management Manual in whole or in part that could have a material adverse effect upon the Transferred Loans or interest of any Lender, without the prior written consent of the Administrative Agent;

then, notwithstanding anything herein to the contrary, so long as any such Servicer Termination Events shall not have been remedied at the expiration of any applicable cure period, the Administrative Agent may, or at the direction of the Required Lenders shall, by written notice to the Servicer and the Backup Servicer (a “Termination Notice”), subject to the provisions of Section 7.19, terminate all of the rights and obligations of the Servicer as Servicer under this Agreement. The Borrower shall pay all reasonable set-up and conversion costs associated with the transfer of servicing rights to the Successor Servicer.

     Section 7.19 Appointment of Successor Servicer.

     (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 7.18, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Administrative Agent, to the Servicer and the Backup Servicer in writing.

The Administrative Agent may at the time described in the immediately preceding sentence in its sole discretion, appoint the Backup Servicer as the Servicer hereunder, and the Backup Servicer shall within ten (10) Business Day assume all obligations of the Servicer hereunder, and all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer; provided, however, that any Successor Servicer (including the Backup Servicer) shall not (i) be responsible or liable for any past actions or omissions of the outgoing Servicer, (ii) have any obligations to perform advancing or repurchase obligations, if any, of the Servicer or predecessor Servicer unless it elects to do so in its sole discretion, (iii) have any obligation to pay any of the fees and expenses of any other party to the transaction contemplated hereby, (iv) have any liability with respect to the performance of the Subservicer or any other sub-servicers appointed by any prior Servicer, (v) make any of the representations and warranties of the Servicer under this Agreement (other than the representations and warranties set forth in the Backup Servicing Agreement), or (vi) have any obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights and powers, if, in its reasonable judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. The Administrative Agent may appoint (i) the Backup Servicer as successor servicer, or (ii) if the Administrative Agent does not so appoint the Backup Servicer, there is no Backup Servicer or the Backup Servicer is unwilling or unable to assume such obligations on such date, the Administrative Agent shall as promptly as possible appoint an alternate successor servicer to act as Servicer (in each such case, the “Successor Servicer”), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Administrative Agent.

     (b) Upon its appointment as Successor Servicer, the Backup Servicer (subject to Section 7.19(a) and the terms of the Backup Servicing Agreement) or the alternate successor servicer, as applicable, shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement, shall assume all Servicing Duties hereunder and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Backup Servicer or the Successor Servicer, as applicable. Any Successor Servicer shall be entitled, with the prior consent of the Administrative Agent, to appoint agents to provide some or all of its duties hereunder, provided that no such appointment shall relieve such Successor Servicer of the duties and obligations of the Successor Servicer pursuant to the terms hereof and that any such subcontract may be terminated upon the occurrence of a Servicer Termination Event.

     (c) All authority and power granted to the Servicer under this Agreement shall automatically cease and terminate upon termination of the Servicer under this Agreement and shall pass to and be vested in the Successor Servicer, and the Successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing on the Collateral, including, without limitation, the transfer to the Successor Servicer for the administration by it of all cash amounts that shall at the time be held by Servicer for deposit, or have been deposited by the Servicer, or thereafter received with respect to the Loans and the delivery to the Successor Servicer in an orderly and timely fashion of all files and records with respect to the Loans and a computer tape in readable form containing all information necessary to enable the Successor Servicer to service the Loans.

In addition, the Servicer agrees to cooperate and use its best efforts, at the Servicer’s expense, to provide the Successor Servicer, with reasonable access (including at the premises of the Servicer) to Servicer’s employees and any and all of the books, records (in electronic or other form) or other information reasonably requested by it to enable the Successor Servicer, to assume the servicing functions hereunder and to maintain a list of key servicing personnel and contact information.

     (d) Upon the Backup Servicer receiving notice that it is required to serve as the Servicer hereunder pursuant to the foregoing provisions of this Section 7.19, the Backup Servicer will promptly begin the transition to its role as Successor Servicer.

     (e) The predecessor Servicer shall pay all Transition Costs of the Backup Servicer incurred in transitioning to its role as Servicer.

ARTICLE VIII

TERMINATION EVENTS AND EVENTS OF DEFAULT

     Section 8.1 Termination Events.

     If any of the following events (each, an “Termination Event”) shall occur and be continuing:

     (i) the occurrence of any Event of Default; or

     (ii) the occurrence of any Key Person Event; or

     (iii) on any Determination Date, the Portfolio Yield does not equal or exceed 8.0% and such failure continues on the next succeeding Determination Date; or

     (iv) the Rolling Three-Month Default Ratio shall exceed 7.5%; or

     (v) the Rolling Three-Month Charged-Off Ratio shall exceed 5.0%; or

     (vi) on any Determination Date, the Interest Coverage Ratio does not equal or exceed 150%; or

     (vii) on any Determination Date, the Asset Coverage Ratio does not equal or exceed 200%; or

     (viii) the Tangible Net Worth of the Originator at the end of any of the Originator’s fiscal quarters shall be less than $235,000,000; or

     (ix) the Originator ceases to be an “investment company” that has elected to be regulated as a “business development company” within the meaning of the 1940 Act or to be qualified as a “regulated investment company” for purposes of the Code; or

     (x) on any date prior to the Effective Date, the portion of the Prefunding Deposit remaining on deposit in the Collection Account has been reduced to zero; or

     (xi) the Effective Date shall not have occurred on or prior to June 6, 2008,

then, and in any such event, the Administrative Agent shall, at the request of the Required Lenders, or may, in its discretion, by notice to the Borrower declare the Termination Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that in the event that the Termination Event described in subsection (i) herein has occurred, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Upon its receipt of written notice thereof, the Administrative Agent shall promptly notify each Lender of the occurrence of any Termination Event. Notwithstanding the foregoing, clauses (iii) through (vi) above shall be inapplicable prior to the Effective Date.

     Section 8.2 Events of Default.

     If any of the following events (each, an “Event of Default”) shall occur and be continuing:

     (i) the Borrower shall default in the payment of any amount required to be made (including any Mandatory Prepayments) under the terms of this Agreement and, except with respect to payments required to be made on the Maturity Date, such failure shall have continued without cure for a period of two Business Days; or

     (ii) any representation or warranty made or deemed made by the Borrower or the Originator hereunder or under any other Transaction Document to which it is a party shall prove to be incorrect in any material respect as of the time when the same shall have been made and, in each case if such incorrectness is reasonably able to be remedied, when such incorrectness continues unremedied for more than fifteen (15) days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to such Person by the Administrative Agent, any Lender or the Collateral Custodian and (ii) the date on which such Person becomes aware thereof; or

     (iii) (i) the Borrower shall fail to perform or observe in any material respect any other covenant or other agreement of the Borrower set forth in this Agreement and any other Transaction Document to which it is a party, other than those expressly address in another clause of this Section 8.2, or (ii) the Originator shall fail to perform or observe in any material respect any term, covenant or agreement of such Originator set forth in any other Transaction Document to which it is a party, and, in each case if such failure is reasonably able to be remedied, when such failure continues unremedied or more than fifteen (15) days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person by the Administrative Agent, any Lender or the Collateral Custodian and (ii) the date on which such Person becomes aware thereof; or

     (iv) an Insolvency Event shall occur with respect to the Borrower or the Originator; or

     (v) the Originator shall be in (A) default in the payment of any Indebtedness in an individual or aggregate principal amount (or having a facility amount) in excess of $1,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its stated maturity, or to cause the termination of any related lending commitment prior to the stated termination date thereof (any applicable grace period having expired); or

     (vi) (A) a final judgment for the payment of money in excess of (x) $1,000,000 shall have been rendered against the Originator or (y) $100,000 against the Borrower by a court of competent jurisdiction and, if such judgment relates to the Originator, such judgment, decree or order shall continue unsatisfied and in effect for any period of 30 consecutive days without a stay of execution, or (B) the Originator or the Borrower, as the case may be, shall have made payments of amounts in excess of $1,000,000 or $50,000, respectively, in settlement of any litigation; or

     (vii) the Administrative Agent, as agent for the Secured Parties, shall fail for any reason to have a valid and perfected first priority security interest in any of the Collateral; or

     (viii) the Borrower shall become required to register as an “investment company” under the 1940 Act; or

     (ix) less than a majority in number of the members of the board of directors of the Originator consist of individuals who are not “interested persons” of the Originator, as defined in the 1940 Act; or

     (x) the business and other activities of the Borrower or the Originator, including but not limited to, the acceptance of the Advances by the Borrower made by the Lenders, the application and use of the proceeds thereof by the Borrower and the consummation and conduct of the transactions contemplated by the Transaction Documents to which the Borrower or the Originator is a party result in a violation by the Originator, the Borrower, or any other person or entity of the 1940 Act or the rules and regulations promulgated thereunder; or

     (xi) the Borrowing Base Test shall not be met, and such failure shall continue for more than two (2) Business Days; or

     (xii) on any Determination Date, the Unimpaired Equity Investment shall be less than $135,000,000; or

     (xiii) on any Determination Date, the Asset Coverage Ratio shall be less than 175%; or

     (xiv) a Servicer Termination Event occurs; or

     (xv) the common shares of the Originator shall cease to be listed for trading on a recognized United States national securities exchange; or

     (xvi) any Material Adverse Change occurs in the financial condition of the Borrower or the Originator; or

     (xvii) any Change-in-Control of the Borrower or Originator occurs; or

     (xviii) the Borrower agrees or consents to, or otherwise permits to occur, any amendment, modification, change, supplement or revision of or to the Management Manual in whole or in part that could have a material adverse effect upon the Transferred Loans or interest of any Lender, without the prior written consent of the Administrative Agent;

then, and in any such event, the Administrative Agent shall at the request of the Required Lenders, or may, in its discretion, by notice to the Borrower declare the Maturity Date and the Termination Date to have occurred, without demand, protest or future notice of any kind, all of which are hereby expressly waived by the Borrower, and all Advances Outstanding and all other amounts owing by the Borrower under this Agreement shall be accelerated and become immediately due and payable, provided, that in the event that a Event of Default described in subsection (iv) herein has occurred, the Maturity Date and Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Upon its receipt of written notice thereof, the Administrative Agent shall promptly notify each Lender of the occurrence of any Event of Default. Notwithstanding the foregoing, clauses (xi) and (xii) above shall be inapplicable prior to the Effective Date.

ARTICLE IX

INDEMNIFICATION

     Section 9.1 Indemnities by the Borrower.

     (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Administrative Agent, the Lenders, the Backup Servicer, any Successor Servicer, the Collateral Custodian, any Secured Party or its assignee and each of their respective Affiliates and officers, directors, employees, members and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable and documented attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by, any such Indemnified Party arising out of or as a result of this Agreement, excluding, however, Indemnified Amounts to the extent resulting from (x) gross negligence, willful misconduct or bad faith on the part of any Indemnified Party or (y) a claim brought by the Borrower or the Servicer against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document as to which such breach shall have been found to have occurred by final order of a court of competent jurisdiction. Without limiting the foregoing, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts relating to or resulting from:

     (i) any Loan treated as or represented by the Borrower to be an Eligible Loan that is not at the applicable time an Eligible Loan;

     (ii) reliance on any representation or warranty made or deemed made by the Borrower, the Servicer (or one of its Affiliates) or any of their respective officers under or in connection with this Agreement, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

     (iii) the failure by the Borrower or the Servicer (or one of its Affiliates) to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law with respect to any Loan comprising a portion of the Collateral, or the nonconformity of any Loan, the Related Property with any such Applicable Law or any failure by the Originator, the Borrower or any Affiliate thereof to perform its respective duties under the Loans included as a part of the Collateral;

     (iv) the failure to vest and maintain vested in the Administrative Agent a first priority perfected security interest in the Collateral;

     (v) the failure to file or authorize filing, or any delay in filing or authorizing filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Collateral whether at the time of any Advance or at any subsequent time and as required by the Transaction Documents;

     (vi) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Loan included as part of the Collateral that is, or is purported to be, an Eligible Loan (including a defense based on the Loan not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms);

     (vii) any failure of the Borrower or the Servicer (if the Originator or one of its Affiliates) to perform its duties or obligations in accordance with the provisions of this Agreement or any failure by the Originator, the Borrower or any Affiliate thereof to perform its respective duties under the Transferred Loans;

     (viii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services that are the subject of any Loan included as part of the Collateral or the Related Property included as part of the Collateral;

     (ix) the failure by Borrower to pay when due any Taxes for which the Borrower is liable, including sales, excise or personal property taxes payable in connection with the Collateral;

     (x) any repayment by the Administrative Agent or a Secured Party of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder or under any Hedging Agreement, in each case which amount the Administrative Agent or such Secured Party believes in good faith is required to be repaid;

     (xi) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or in respect of any Loan included as part of the Collateral or the Related Property included as part of the Collateral;

     (xii) any failure by the Borrower to give reasonably equivalent value to the Originator in consideration for the transfer by the Originator to the Borrower of any Transferred Loan or the Related Property or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including any provision of the Bankruptcy Code; or

     (xiii) the failure of the Borrower, the Originator or any of their respective agents or representatives to remit to the Servicer or the Administrative Agent, Collections on the Collateral remitted to the Borrower or any such agent or representative in accordance with the terms hereof or the commingling by the Borrower or any Affiliate of any collections.

If the Borrower has made any indemnity payment pursuant to this Section 9.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such indemnified amounts.

     (b) Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Borrower to the applicable Indemnified Party within two (2) Business Days following the Administrative Agent’s demand therefor.

     (c) If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Borrower, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

     (d) The obligations of the Borrower under this Section 9.1 shall survive the removal of the Administrative Agent and the termination of this Agreement.

     (e) The parties hereto agree that the provisions of Section 9.1 shall not be interpreted to provide recourse to the Borrower against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, an Obligor on any Transferred Loan.

     Section 9.2 Indemnities by the Servicer.

     (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts (calculated without duplication of Indemnified Amounts paid by the Borrower pursuant to Section 9.1 above) awarded against or incurred by any such Indemnified Party by reason of any acts, omissions or alleged acts or omissions of the Servicer, including, but not limited to (i) any representation or warranty made by the Servicer under or in connection with any Transaction Documents to which it is a party, any Monthly Report, Servicer’s Certificate or any other information or report delivered by or on behalf of the Servicer pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Servicer to comply with any Applicable Law, (iii) the failure of the Servicer to comply with its duties or obligations in accordance with the Agreement, or (iv) any litigation, proceedings or investigation against the Servicer, excluding, however, Indemnified Amounts to the extent resulting from (A) gross negligence, willful misconduct or bad faith on the part of any Indemnified Party, (B) a claim brought by the Servicer or the Borrower against an Indemnified Party for breach in bad faith of such Indemnified Party’s obligations hereunder or under any other Transaction Document as to which such breach shall have been found to have occurred by final order of a court of competent jurisdiction, or (C) under any Federal, state or local income or franchise taxes or any other Tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by such Indemnified Party in connection herewith to any taxing authority. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. If the Servicer has made any indemnity payment pursuant to this Section 9.2 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts, the recipient shall repay to the Servicer an amount equal to the amount it has collected from others in respect of such indemnified amounts.

     (b) If for any reason the indemnification provided above in this Section 9.2 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Servicer shall contribute to the amount paid or payable to such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

     (c) The obligations of the Servicer under this Section 9.2 shall survive the resignation or removal of the Administrative Agent and the termination of this Agreement.

     (d) The parties hereto agree that the provisions of this Section 9.2 shall not be interpreted to provide recourse to the Servicer against loss by reason of the bankruptcy or insolvency (or other credit condition) of, or default by, related Obligor on, any Transferred Loan.

     (e) Any indemnification pursuant to this Section 9.2 shall not be payable from the Collateral.

ARTICLE X

THE ADMINISTRATIVE AGENT

     Section 10.1 Authorization and Action.

     Each Secured Party hereby designates and appoints Rabobank as Administrative Agent hereunder and authorizes Rabobank to take such actions as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Agreement or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or any of its successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Administrative Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.

     Section 10.2 Delegation of Duties.

     The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 10.3 Exculpatory Provisions.

     Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence, willful misconduct or bad faith or, in the case of the Administrative Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Borrower to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Administrative Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower. The Administrative Agent shall not be deemed to have knowledge of any Termination Event unless the Administrative Agent has received notice of such Termination Event, in a document or other written communication titled “Notice of Termination Event” from the Borrower or a Secured Party.

     Section 10.4 Reliance.

     The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Required Lenders or all of the Secured Parties, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders, provided, that, unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Secured Parties, The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Required Lenders or all of the Secured Parties, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

     Section 10.5 Non-Reliance on Administrative Agent and Other Lenders.

     Each Secured Party expressly acknowledges that neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any other Secured Party hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or any other Secured Party. Each Secured Party represents and warrants to the Administrative Agent and to each other Secured Party that it has and will, independently and without reliance upon the Administrative Agent or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower and made its own decision to enter into this Agreement.

     Section 10.6 Reimbursement and Indemnification.

     The Lenders agree to reimburse and indemnify the Administrative Agent and its officers, directors, employees, representatives and agents ratably according to their Commitments, as applicable, to the extent not paid or reimbursed by the Borrower (i) for any amounts for which the Administrative Agent, acting in its capacity as Administrative Agent, is entitled to reimbursement by the Borrower hereunder and (ii) for any other expenses incurred by the Administrative Agent, in its capacity as Administrative Agent, and acting on behalf of the Lenders, in connection with the administration and enforcement of this Agreement and the other Transaction Documents.

     Section 10.7 Administrative Agent in its Individual Capacity.

     The Administrative Agent and each of its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to Advances made by the Administrative Agent (in its individual capacity) or any of its Affiliates pursuant to this Agreement, the Administrative Agent and each of its Affiliates shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

     Section 10.8 Successor Administrative Agent.

     The Administrative Agent may, upon 5 days’ notice to the Borrower and the Secured Parties, and the Administrative Agent will, upon the direction of all of the Lenders, resign as Administrative Agent. If the Administrative Agent shall resign, then the Required Lenders during such 5-day period shall appoint from among the Secured Parties a successor agent. If for any reason no successor Administrative Agent is appointed by the Required Lenders during such 5-day period, then effective upon the expiration of such 5-day period, the Secured Parties, collectively, shall perform all of the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations or under any Fee Letter delivered by the Borrower to the Administrative Agent and the Secured Parties directly to the applicable Lenders and for all purposes shall deal directly with the Secured Parties. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Article IX and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

ARTICLE XI

ASSIGNMENTS; PARTICIPATIONS

     Section 11.1 Assignments and Participations.

     (a) Neither Borrower nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

     (b) Borrower and each Lender hereby agree and consent to the complete or partial assignment by each Conduit Lender of all or any portion of its rights under, interest in, title to and obligations under this Agreement (i) to its Support Providers pursuant to a Support Facility or to its Funding Sources, or (ii) (A) to any other issuer of commercial paper notes sponsored or administered by same managing agent or administrator as such Conduit Lender of an Affiliate thereof or (B) to any Lender or any Affiliate of a Lender hereunder, or (iii) to any other Person in accordance with Section 11.1(c). Upon such assignment, such Conduit Lender shall be released from its obligations so assigned. Further, Borrower and each Lender hereby agree that any assignee of any Conduit Lender of this Agreement or all or any of the outstanding Advances of such Conduit Lender shall have all of the rights and benefits under this Agreement as if the term “Conduit Lender” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Conduit Lender hereunder.

     (c) Any Lender may at any time and from time to time, with the prior consent of the Administrative Agent, assign to one or more Persons (“Purchasing Lenders”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit C hereto (the “Assignment and Acceptance”) executed by such Purchasing Lender and such selling Lender. In addition, so long as no Termination Event has occurred and is continuing at such time, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required prior to the effectiveness of any such assignment unless such assignment is to any Lender, any Funding Source or Support Provider of a Lender, any Affiliate of a Lender, Funding Source or Support Provider or any issuer of commercial paper notes sponsored or administered by a Lender or any Funding Source or Support Provider for a Lender or any Affiliate of any Lender, Funding Source or Support Provider. Upon delivery of the executed Assignment and Acceptance to the Administrative Agent, such selling Lender shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Borrower, the Lenders or the Administrative Agent shall be required.

     (d) By executing and delivering an Assignment and Acceptance, the Purchasing Lender thereunder and the selling Lender thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such selling Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Purchasing Lender confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iii) such Purchasing Lender will, independently and without reliance upon the Administrative Agent, the selling Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iv) such Purchasing Lender and such selling Lender confirm that such Purchasing Lender is an Eligible Assignee; (v) such Purchasing Lender appoints and authorizes each of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such Purchasing Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (e) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of, each Advance owned by each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Lenders and the Borrower may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Lenders or the Borrower at any reasonable time and from time to time upon reasonable prior notice.

     (f) Subject to the provisions of this Section 11.1, upon their receipt of an Assignment and Acceptance executed by a selling Lender and a Purchasing Lender, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, accept such Assignment and Acceptance, and the Administrative Agent shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to each Lender.

     (g) Any Lender may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”), with the prior consent of the Administrative Agent, participating interests in its pro-rata share of the Advances of the Lenders or any other interest of such Lender hereunder. Notwithstanding any such sale by a Lender of a participating interest to a Participant, such Lender’s rights and obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance of its obligations hereunder, and the Borrower, the Lenders and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification set forth in clauses (ii) and (iii) to the proviso to Section 12.1 that affects such Participant.

     (h) Each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or Servicer furnished to such Lender by or on behalf of the Borrower or the Servicer.

     (i) Nothing herein shall prohibit any Lender from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with Applicable Law and any such pledge or collateral assignment may be made without compliance with Section 11.1(b) or Section 11.1(c). In addition, nothing herein shall prohibit any Conduit Lender from pledging or assigning as collateral any of its rights under this Agreement pursuant to its program collateral or security agreement with a collateral agent to secure obligations owing by such Conduit Lender to its debt holders, Support Providers or other creditors or the debt holders, Support Providers or other creditors of its Funding Source.

     (j) In the event any Lender causes increased costs, expenses or taxes to be incurred by the Administrative Agent or the related Conduit Lender in connection with the assignment or participation of such Lender’s rights and obligations under this Agreement to an Eligible Assignee, then such Lender agrees that it will make reasonable efforts to assign such increased costs, expenses or taxes to such Eligible Assignee in accordance with the provisions of this Agreement.

     (k) Notwithstanding any other provision of this Agreement to the contrary, no Lender shall assign, transfer, grant a participation interest in or otherwise convey any Note or any beneficial interest therein to any Person other than a Qualified Lender.

ARTICLE XII

MISCELLANEOUS

     Section 12.1 Amendments and Waivers.

     Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Administrative Agent and the Required Lenders; provided, however, that (i) without the consent of the Lenders, the Administrative Agent may, with the consent of Borrower, amend this Agreement solely to add additional Persons as Lenders hereunder, (ii) any amendment of this Agreement that is solely for the purpose of increasing the Commitment of a specific Lender may be effected with the written consent of the Borrower, the Administrative Agent and the affected Lender, and (iii) the consent of each affected Lender shall be required to: (A) extend the Scheduled Commitment Termination Date or the date of any payment or deposit of Collections by the Borrower or the Servicer, (B) reduce the amount (other than by reason of the repayment thereof) or extend the time of payment of Advances Outstanding or reduce the rate or extend the time of payment of Interest (or any component thereof) or increase the Commitment of a Lender, (C) reduce any fee payable to the Administrative Agent for the benefit of the Lenders, (D) amend, modify or waive any provision of the definition of Required Lenders or Sections 2.11, 11.1(a), 12.1, 12.9, or 12.10, (E) consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (F) amend or waive any Servicer Termination Event, Termination Event or Event of Default, (G) change the definition of “Borrowing Base,” “Charged-Off Ratio,” “Default Ratio,” “Eligible Loan” or “Settlement Date,” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     No amendment, waiver or other modification (i) affecting the rights or obligations of any Hedge Counterparty or (ii) having a material affect on the rights or obligations of the Collateral Custodian or the Backup Servicer (including any duties of the Servicer that the Backup Servicer would have to assume as Successor Servicer) shall be effective against such Person without the written agreement of such Person. The Borrower or the Servicer on its behalf will deliver a copy of all waivers and amendments to the Collateral Custodian and the Backup Servicer.

     If any Lender whose consent would otherwise be required under this Section 12.1 to effect any waiver, amendment or other modification of this Agreement or any other Transaction Document refuses to so consent at a time when the Required Lenders so consent, the Borrower may, within 30 days of such refusal and upon notice to the Administrative Agent, propose a replacement Lender for such refusing Lender and the provisions set forth in Section 2.14(b) shall apply in respect of such replacement.

     Section 12.2 Notices, Etc.

     All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or other electronic transmission) and mailed, transmitted or hand delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party’s Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto; provided that Funding Requests hereunder may not be delivered by means of an electronic transmission other than electronic transmission of a facsimile copy (including a file in “pdf” format). All such notices and communications shall be effective upon receipt, except that notices and communications sent by facsimile copy or to an email address shall not be effective until verbal confirmation of receipt is obtained.

     Section 12.3 No Waiver, Rights and Remedies.

     No failure on the part of the Administrative Agent or any Secured Party or any assignee of any Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

     Section 12.4 Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Secured Parties and their respective successors and permitted assigns and, in addition, the provisions of Section 2.8 shall inure to the benefit of each Hedge Counterparty, whether or not that Hedge Counterparty is a Secured Party, and the provisions relating to the Backup Servicer, including Sections 2.8, 7.19, 9.1 and 9.2 shall inure to the benefit of the Backup Servicer.

     Section 12.5 Term of this Agreement.

     This Agreement, including the Borrower’s obligation to observe its covenants set forth in Article V, and the Servicer’s obligation to observe its covenants set forth in Article VII, shall remain in full force and effect until the Final Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower pursuant to Articles III or IV, the indemnification and payment provisions of Article IX and Sections 10.6 and 12.8, and the provisions of Sections 12.6, 12.7, 12.9 and 12.10 shall be continuing and shall survive any termination of this Agreement.

     Section 12.6 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE SECURED PARTIES PARTY HERETO AND EACH OTHER SECURED PARTY BY ITS ACCEPTANCE OF THE BENEFITS ACCORDED HEREBY, THE BORROWER AND THE ADMINISTRATIVE AGENT HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     Section 12.7 WAIVER OF JURY TRIAL.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE SECURED PARTIES PARTY HERETO AND EACH OTHER SECURED PARTY BY ITS ACCEPTANCE OF THE BENEFITS ACCORDED HEREBY, THE BORROWER AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     Section 12.8 Costs, Expenses and Taxes.

     (a) In addition to the rights of indemnification granted to the Administrative Agent, the other Secured Parties, the Collateral Custodian, the Backup Servicer, any Successor Servicer and its or their Affiliates and officers, directors, employees and agents thereof under Article IX hereof, the Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent, the other Secured Parties, the Collateral Custodian, the Backup Servicer and any Successor Servicer incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent, the other Secured Parties, the Collateral Custodian, the Backup Servicer and any Successor Servicer with respect thereto and with respect to advising the Administrative Agent, the other Secured Parties, the Collateral Custodian, the Backup Servicer and any Successor Servicer as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable and documented counsel fees and expenses), incurred by the Administrative Agent, the other Secured Parties, the Collateral Custodian, the Backup Servicer and any Successor Servicer in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith (including any Hedge Agreement).

     (b) The Borrower shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the other documents to be delivered hereunder or any Support Facility in connection with this Agreement or the funding or maintenance of Advances hereunder.

     (c) The Borrower shall pay on demand all other costs, expenses and taxes (excluding income taxes or other taxes that would not be indemnified under Section 2.13), including all reasonable costs and expenses incurred by the Administrative Agent in connection with periodic audits of the Borrower’s or the Servicer’s books and records, which are incurred as a result of the execution of this Agreement.

     Section 12.9 No Proceedings.

     Each party hereto (other than the applicable Conduit Lender) hereby covenants and agrees that on behalf of itself and each of its affiliates, that prior to the date which is one year and one day after the payment in full of all indebtedness for borrowed money of a Conduit Lender, such party will not institute against, or join any other Person in instituting against, such Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The provisions of this Section 12.9 shall survive the termination of this Agreement.

     Each of the parties hereto (other than the Administrative Agent and the Secured Parties) hereby agrees that it will not institute against, or join any other Person in instituting against the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day since the Final Date.

     Section 12.10 Recourse Against Certain Parties.

     (a) No recourse under or with respect to any obligation, covenant or agreement (including the payment of any fees or any other obligations) of the Administrative Agent, any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any Person or any manager or administrator of such Person or any incorporator, affiliate, stockholder, officer, employee or director of such Person or of the Borrower or of any such manager or administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

     (b) Each of parties hereto hereby acknowledges and agrees that any other transactions with a Conduit Lender hereunder shall be without recourse of any kind to such Conduit Lender. A Conduit Lender shall have no obligation to pay any amounts owing hereunder in excess of any amount available to such Conduit Lender after paying or making provision for the payment of any commercial paper notes of such Conduit Lender. In addition, each party hereto agrees that a Conduit Lender shall have no obligation to pay any other party, any amounts constituting fees, a reimbursement for expenses or indemnities (collectively, “Expense Claims”), and such Expense Claims shall not constitute a claim against such Conduit Lender (as defined in Section 101 of Title 11 of the United States Bankruptcy Code), unless or until such Conduit Lender has received amounts sufficient to pay such Expense Claims and such amounts are not required to pay the commercial paper of such Conduit Lender.

     (c) The provisions of this Section 12.10 shall survive the termination of this Agreement.

     Section 12.11 Protection of Security Interest; Appointment of Administrative Agent as Attorney-in-Fact.

     (a) The Borrower shall, or shall cause the Servicer to, cause or authorize this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent as agent for the Secured Parties and of the Secured Parties to the Collateral to be promptly recorded, registered and filed, and at all time to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent as agent for the Secured Parties hereunder to all property comprising the Collateral. The Borrower shall deliver, or shall cause the Servicer to deliver, to the Administrative Agent file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing, in each case, solely to the extent that the Borrower or the Servicer (rather than the Administrative Agent) is the recipient of any such file-stamped copies or filing receipts. The Borrower and the Servicer shall cooperate fully in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.11.

     (b) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may reasonably be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted to the Administrative Agent, as agent for the Secured Parties, in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder.

     (c) If the Borrower or the Servicer fails to perform any of its obligations hereunder after five Business Days’ notice from the Administrative Agent, the Administrative Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Lender’s reasonable costs and expenses incurred in connection therewith shall be payable by the Borrower or the Servicer (if the Servicer that fails to so perform is the Borrower or an Affiliate thereof) as provided in Article IX, as applicable. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower, (i) to execute, if required, on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Lenders in the Collateral. This appointment is coupled with an interest and is irrevocable.

     Section 12.12 Confidentiality.

     (a) Each of the Administrative Agent, the other Secured Parties party hereto and each other Secured Party, by its acceptance of the benefits accorded hereby, and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses (including confidential propriety information regarding the Loans and the Obligors thereunder) obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants and attorneys and as required by an Applicable Law, as required to be publicly filed with U.S. Securities and Exchange Commission, or as required by an order of any judicial or administrative proceeding, (ii) disclose the existence of this Agreement, but not the financial terms thereof and (iii) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents.

     (b) Anything herein to the contrary notwithstanding, the Borrower hereby consents to the disclosure of any nonpublic information with respect to it for use in connection with the transactions contemplated herein and in the Transaction Documents (i) to the Administrative Agent or the Secured Parties by each other, (ii) by the Administrative Agent or the Secured Parties to any prospective or actual Eligible Assignee or participant of any of them or (iii) by the Administrative Agent or the Secured Parties to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Secured Party and to any officers, directors, members, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and agree to be bound hereby. In addition, the Secured Parties and the Administrative Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings.

     (c) The Borrower and the Servicer each agrees that it shall not (and shall not permit any of its Affiliates to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the Transaction Documents without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law, in which case the Borrower or the Servicer shall consult with the Administrative Agent prior to the issuance of such news release or public announcement. The Borrower and the Servicer each may, however, disclose the general terms of the transactions contemplated by this Agreement and the Transaction Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

     Section 12.13 Execution in Counterparts; Severability; Integration.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any Fee Letters.

     Section 12.14 Special Provisions Applicable to Conduit Lenders. Each of the parties hereby covenants and agrees that:

     (a) notwithstanding anything to the contrary herein, any Conduit Lender may disclose to its Support Providers, its collateral administrator, its Program Manager, any Affiliates of any such Person and Governmental Authorities having jurisdiction over such Conduit Lender or any of its Support Providers, its Program Manager or any Affiliate of such Person and any of the rating agencies that have rated such Conduit Lender’s Commercial Paper Notes or other debt, the identities of (and other material information regarding) the Borrower, any other obligor in respect of, an Advance made by such Conduit Lender, collateral for such an Advance and any of the terms and provisions of the Transaction Documents that it may deem necessary or advisable; no provision herein pertaining specifically to any Conduit Lender or any of its Support Providers or an Advance made by such Conduit Lender, including this Section 12.14, may be amended or waived without the written consent of such Conduit Lender;

     (b) no pledge and/or collateral assignment by any Conduit Lender to any of its Support Providers under a Support Facility of an interest in the rights of such Conduit Lender in any Advance made by such Conduit Lender shall constitute an assignment and/or assumption of such Conduit Lender's obligations under this Agreement, such obligations in all cases remaining with such Conduit Lender; and any such pledge and/or collateral assignment of the rights of such Conduit Lender shall be permitted hereunder without further action or consent, and any such pledgee may perfect a collateral assignment of such interest notwithstanding anything to the contrary in this Agreement; and

     (c) each Conduit Lender may act hereunder by and through its Program Manager or its collateral administrator.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	PROSPECT CAPITAL FUNDING LLC

By
Title: President

Address:

c/o Prospect Capital Management, LLC
10 E. 40th Street, 44th Floor
New York, New York 10016
Attention: Daria Becker
Email: daria@prospectstreet.com
Facsimile No.: (212) 448-9652
Confirmation No.: (212) 448-1006

SERVICER:	PROSPECT CAPITAL CORPORATION

By
Title:

Address:

c/o Prospect Capital Management, LLC
10 E. 40th Street, 44th Floor
New York, New York 10016
Attention: Daria Becker
Email: daria@prospectstreet.com
Facsimile No.: (212) 448-9652
Confirmation No.: (212) 448-1006

[Signatures Continued On Following Page]

LENDER:	CATAPULT-PMX FUNDING, LLC

By
Title

Commitment: $200,000,000

Address:

c/o Paramax Capital Markets, LLC
860 Canal Street, 4th Floor
Stamford, CT 06902
Attention: Dean Kurdyla
Email: dkurdyla@paramaxcapital.com
Facsimile No.: (203) 352-6774

[Signatures Continued On Following Page]

ADMINISTRATIVE AGENT	COÖPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK
NEDERLAND”, NEW YORK BRANCH, as
Administrative Agent

By
Title

By
Title

Address:

245 Park Avenue
New York, New York 10167
Attention: Securitization – Middle Office
Email: naconduit@rabobank.com
Facsimile No.: (914) 287-2254
Confirmation No.: (212) 916-7932

[EXECUTION COPY]

EXHIBIT A-1

FORM OF BORROWER NOTICE
(Advances)

COÖPERATIEVE CENTRALE
     RAIFFEISEN-BOERENLEENBANK B.A.,
     “RABOBANK NEDERLAND”, NEW YORK BRANCH,
     as Administrative Agent
245 Park Avenue
New York, New York 10167
Attention: Securitization – Middle Office
Email: naconduit@rabobank.com
Facsimile No.: (914) 287-2254
Confirmation No.: (212) 916-7932

RE:	Borrower Notice Regarding Advances

Loan and Servicing Agreement, dated as of June 6, 2007, among Prospect Capital Funding LLC (the “Borrower”), Prospect Capital Corporation, as Servicer, the Lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”)

Gentlemen and Ladies:

               This is a Borrower Notice delivered to you pursuant to the Loan Agreement referred above. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement. The Borrower acknowledges that this Borrower Notice is irrevocable when delivered to the Administrative Agent.

1.	The Borrower hereby requests an Advance (the “Requested Advance”) under the Loan Agreement as follows:

	Amount of Requested Advance:	$	_______________	*

	Requested Funding Date:		_______________	†

	Funding of Pre-Positioned Loans:		[Yes/No]

____________________

     * At least $5,000,000 and in integral multiples of $100,000. Not greater than $25,000,000 in the case of Same Day Borrowing.

     † A Business Day.

2.	In connection with the Requested Advance, the Borrower hereby certifies as follows:

	(a)	The Borrowing Base is:	$	_______________

	(b)	The Facility Amount is:	$	_______________

	(c)	The Advances Outstanding, prior to giving effect to the Requested Advance, are:	$	_______________

	(d)	The Availability (equal to the lesser of (i) the amount by which (a) exceeds (c) and (ii) the amount by which (b) exceeds (c)) is:	$	_______________

	(e)	The Amount of the Requested Advance does not exceed the Availability.

3.	The Requested Advance shall not, on the requested Funding Date, exceed the Availability on the requested Funding Date, and after giving effect to the Requested Advance and the application of the proceeds therefrom, the Borrowing Base Test shall be satisfied on the requested Funding Date.

4.	All conditions precedent for the Requested Advance set forth in the Loan Agreement (including without limitation in Article III thereof) shall have been met on the requested Funding Date. Without limiting the generality of the foregoing, as of the date hereof and of the requested Funding Date (with respect to the latter, both before and after giving effect to the Requested Advance and to the application of the proceeds therefrom):

	(a)	The representations and warranties of the Borrower set forth in Section 4.1 of the Loan Agreement are true and correct in all material respects on and as of such date, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which they are true and correct in all material respects as of such earlier date;

	(b)	Obligors in respect of Eligible Loans included as part of the Collateral are in not fewer than four (4) different Industries;*

	(c)	No more than two (2) Loans are Pre-Positioned Loans;

____________________

     * May be three (3) prior to the first anniversary of the Closing Date.

A-1-2

(d) No event has occurred, or would result from such Advance or from the application of the proceeds therefrom, that constitutes a Termination Event;

(e) The Required Equity Investment is maintained; and

(f) The Termination Date has not occurred;

(g) No claim has been asserted or proceeding commenced challenging enforceability or validity of any of the Loan Documents (excluding any instruments, certificates or other documents relating to Loans that were the subject of prior Advances); and

(h) There shall have been no Material Adverse Change with respect to the Borrower since the preceding Advance (or, in the case of the initial Advance, since the Closing Date).

5.	Accompanying this Borrower Notice is a true and correct calculation of the Borrowing Base as of the date hereof.

6.	Accompanying this Borrower Notice is a certificate of the Servicer.

7.	Accompanying this Borrower Notice is an updated Loan List adding each Loan that is subject to the Requested Advance.

8.	Each Loan that is subject to the Requested Advance and, except as otherwise set forth thereon, each other Loan included in the Loan List is an Eligible Loan.

9.	The Requested Advance is to be disbursed by wire transfer of funds to the following account in the United States:*

Bank: ABA No. Account Name: Account No. [For further credit to account:] Reference: Telephone Notice to:

12.	The Borrower agrees that, if prior to the requested Funding Date any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Advance requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

____________________

     * (A) In the case of Loans other than Pre-Positioned Loans, an account of the Borrower and (B) with respect to Pre-Positioned Loans, an account of the Obligor or another account into which the proceeds of such Loan are to be deposited in accordance with the applicable Loan Documents.

A-1-3

               The Borrower has caused this Borrower Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this _ day of _____, 200_.

PROSPECT CAPITAL FUNDING LLC

By:
Name:
Title:

cc:	Each Lender under the Loan Agreement
Collateral Custodian

A-1-4

FORM OF SERVICER’S CERTIFICATE*

COÖPERATIEVE CENTRALE
     RAIFFEISEN-BOERENLEENBANK B.A.,
     “RABOBANK NEDERLAND”, NEW YORK BRANCH,
     as Administrative Agent
245 Park Avenue
New York, New York 10167
Attention: Securitization – Middle Office
Email: naconduit@rabobank.com
Facsimile No.: (914) 287-2254
Confirmation No.: (212) 916-7932

RE:	Borrower Notice Regarding Advance

Loan and Servicing Agreement, dated as of June 6, 2007, among Prospect Capital Funding LLC (the “Borrower”), Prospect Capital Corporation, as Servicer (the “Servicer”), the Lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”)

Gentlemen and Ladies:

               This certificate of the Servicer is provided in connection with the Borrower Notice dated the date hereof delivered to you pursuant to the Loan Agreement referred above. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement.

1.	The Borrower has requested an Advance (the “Requested Advance”) under the Loan Agreement as follows:

	Amount of Requested Advance:	$	_______________	†

	Requested Funding Date:		_______________	‡

	Funding of Pre-Positioned Loans:		[Yes/No]

____________________

     * Required in connection with Borrower Notice for Advances.

     † At least $5,000,000 and in integral multiples of $100,000. Not greater than $25,000,000 in the case of Same Day Borrowing.

     ‡ A Business Day.

A-1-5

2.	In connection with the Requested Advance, the Servicer hereby certifies as follows:

	(a)	The Borrowing Base is:	$	________________

	(b)	The Facility Amount is:	$	________________

	(c)	The Advances Outstanding, prior to giving effect to Requested Advance, are:	$	________________

	(d)	The Availability (equal to the lesser of (i) the amount by which (a) exceeds (c) and (ii) the amount by which (b) exceeds (c)) is:	$	________________

	(e)	The Amount of the Requested Advance does not exceed the Availability.

3.	The Requested Advance shall not, on the requested Funding Date, exceed the Availability on the requested Funding Date, and after giving effect to the Requested Advance and the application of the proceeds therefrom, the Borrowing Base Test shall be satisfied on the requested Funding Date.

4.	All conditions precedent for the Requested Advance set forth in the Loan Agreement (including without limitation in Article III thereof) shall have been met on the requested Funding Date. Without limiting the generality of the foregoing, as of the date hereof and of the requested Funding Date (with respect to the latter, both before and after giving effect to the Requested Advance and to the application of the proceeds therefrom):

	(a)	The representations and warranties of the Servicer set forth in Section 7.8 of the Loan Agreement are true and correct in all material respects on and as of such date, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which they are true and correct in all material respects as of such earlier date;

	(b)	Obligors in respect of Eligible Loans included as part of the Collateral are in not fewer than four (4) different Industries; *

	(c)	No more than two (2) Loans are Pre-Positioned Loans;

	(d)	No event has occurred, or would result from such Advance or from the application of the proceeds therefrom, that constitutes a Termination Event;

	(e)	The Required Equity Investment is maintained; and

____________________

      * May be three (3) prior to the first anniversary of the Closing Date.

A-1-6

(f) The Termination Date has not occurred;

(g) No claim has been asserted or proceeding commenced challenging enforceability or validity of any of the Loan Documents (excluding any instruments, certificates or other documents relating to Loans that were the subject of prior Advances); and

(h) There shall have been no Material Adverse Change with respect to the Servicer since the preceding Advance (or, in the case of the initial Advance, since the Closing Date).

5.	Accompanying this certificate is a true and correct calculation of the Borrowing Base as of the date hereof.

6.	Accompanying this certificate is an updated Loan List adding each Loan that is subject to the Requested Advance.

7.	Each Loan that is subject to the Requested Advance and, except as otherwise set forth thereon, each other Loan included in the Loan List is an Eligible Loan.

8.	The Servicer agrees that, if prior to the requested Funding Date any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Advance requested hereby the Administrative Agent shall receive written notice to the contrary from the Servicer, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

9.	The Senior Portfolio Manager of the Servicer has reviewed this Certificate and the attachments in their entirety and has approved the accuracy thereof.

               The Servicer has caused this certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this _ day of _____, 200_.

PROSPECT CAPITAL CORPORATION

By:
Name:
Title:

cc:	Each Lender under the Loan Agreement
Collateral Custodian

A-1-7

EXHIBIT A-2

FORM OF BORROWER NOTICE
(Facility Amount Reduction)

COÖPERATIEVE CENTRALE
     RAIFFEISEN-BOERENLEENBANK B.A.,
     “RABOBANK NEDERLAND”, NEW YORK BRANCH,
     as Administrative Agent
245 Park Avenue
New York, New York 10167
Attention: Securitization – Middle Office
Email: naconduit@rabobank.com
Facsimile No.: (914) 287-2254
Confirmation No.: (212) 916-7932

RE:	Borrower Notice Regarding Facility Amount Reduction

Loan and Servicing Agreement, dated as of June 6, 2007, among Prospect Capital Funding LLC (the “Borrower”), Prospect Capital Corporation, as Servicer, the Lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”)

Gentlemen and Ladies:

               This is a Borrower Notice delivered to you pursuant to the Loan Agreement referred above. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement. The Borrower acknowledges that this Borrower Notice is irrevocable when delivered to the Administrative Agent.

1.	The Borrower hereby elects to reduce the Facility Amount pursuant to Section 2.3(a) of the Loan Agreement, as follows:

	Amount of reduction:	$	_______________	*

	Facility Amount prior to reduction:	$	_______________

	Facility Amount after reduction:	$	_______________

	Date of reduction:		_______________	*

____________________

      * In the case of partial reduction, at least $2,000,000 and in an integral multiple of $100,000.

2.	This Borrower Notice is accompanied by payment of the fees, if any, required in connection with such reduction as set forth in the Fee Letters.

               The Borrower has caused this Borrower Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this _ day of _____, 200_.

PROSPECT CAPITAL FUNDING LLC

By:
Name:
Title:

cc:	Each Lender under the Loan Agreement
Collateral Custodian

____________________

     * A Business Day.

A-2-2

EXHIBIT A-3

FORM OF BORROWER NOTICE
(Prepayments)

COÖPERATIEVE CENTRALE
     RAIFFEISEN-BOERENLEENBANK B.A.,
     “RABOBANK NEDERLAND”, NEW YORK BRANCH,
     as Administrative Agent
245 Park Avenue
New York, New York 10167
Attention: Securitization – Middle Office
Email: naconduit@rabobank.com
Facsimile No.: (914) 287-2254
Confirmation No.: (212) 916-7932

RE:	Borrower Notice Regarding Prepayment

Loan and Servicing Agreement, dated as of June 6, 2007, among Prospect Capital Funding LLC (the “Borrower”), Prospect Capital Corporation, as Servicer, the Lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”)

Gentlemen and Ladies:

               This is a Borrower Notice delivered to you pursuant to the Loan Agreement referred above. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement. The Borrower acknowledges that this Borrower Notice is irrevocable when delivered to the Administrative Agent.

1.	The Borrower hereby gives notice of an optional prepayment of Advances Outstanding as follows:

	Amount of Prepayment:	$	_______________	*

	Date of Prepayment:		_______________	†

2.	On such date of prepayment, the Borrower shall prepay Advances Outstanding in the amount set forth above, together with accrued Interest to the prepayment date on the amount prepaid and any Breakage Costs and Hedge Breakage Costs related thereto, and any other amounts required to be paid in connection with such prepayment as set forth in the Fee Letters.

____________________

      * In the case of partial prepayment, at least $2,000,000 and in an integral multiple of $100,000.

     † A Business Day.

3.	After giving effect to such prepayment, the Borrower is in compliance with the terms of the Loan Agreement.

     The Borrower has caused this Borrower Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this ___ day of _____ , 200_.

PROSPECT CAPITAL FUNDING LLC

By:
Name:
Title:

A-3-2

     EXHIBIT B

FORM OF NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF BY THE OWNER HEREOF UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS. BY ACCEPTANCE OF THIS NOTE, THE HOLDER AGREES TO BE BOUND BY ALL THE TERMS OF THE LOAN AND SERVICING AGREEMENT.

THE HOLDER OF THIS NOTE (OR ANY BENEFICIAL INTEREST HEREIN) BY ACCEPTING ANY INTEREST HEREIN REPRESENTS, WARRANTS ACKNOWLEDGES AND AGREES THAT IT IS A “QUALIFIED PURCHASER” AS DEFINED IN SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND THE RULES PROMULGATED THEREUNDER AND THAT IS NOT: (a) A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF UNAFFILIATED ISSUERS; (b) A PARTICIPANT-DIRECTED EMPLOYEE PLAN, SUCH AS A 401(k) PLAN, OR A TRUST FUND HOLDING THE ASSETS OF SUCH PLAN; (c) AN ENTITY FORMED, REFORMED OR RECAPITALIZED FOR THE PURPOSE OF INVESTING IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE BORROWER; (d) AN INVESTMENT COMPANY EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(c)(1) OR SECTION 3(c)(7) THEREOF (OR A FOREIGN INVESTMENT COMPANY UNDER SECTION 7(d) THEREOF RELYING ON SECTION 3(c)(1) OR 3(c)(7) WITH RESPECT TO ITS HOLDERS THAT ARE U.S. PERSONS), WHICH WAS FORMED ON OR BEFORE APRIL 30, 1996, UNLESS IT HAS RECEIVED THE CONSENT OF ITS BENEFICIAL OWNERS WHO ACQUIRED THEIR INTERESTS ON OR BEFORE APRIL 30, 1996, WITH RESPECT TO ITS TREATMENT AS A QP IN THE MANNER REQUIRED BY SECTION 2(a)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES PROMULGATED THEREUNDER; (e) A (A) PARTNERSHIP; (B) COMMON TRUST FUND; OR (C) SPECIAL TRUST, PENSION FUND OR PROFIT SHARING OR RETIREMENT PLAN, OR OTHER ENTITY, IN WHICH THE PARTNERS, BENEFICIARIES, BENEFICIAL OWNERS, PARTICIPANTS OR OTHER EQUITY OWNERS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE, OR THE ALLOCATION THEREOF; OR (f) AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN THE NOTES (OR BENEFICIAL INTERESTS THEREIN) AND/OR OTHER SECURITIES OF THE BORROWER AFTER GIVING EFFECT TO THE PURCHASE OF THE NOTES (OR BENEFICIAL INTERESTS THEREIN).

ANY SALE OR TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE. THE BORROWER MAINTAINS THE RIGHT TO RESELL ANY INTEREST IN THIS NOTE PREVIOUSLY TRANSFERRED TO HOLDERS NOT ELIGIBLE TO PURCHASE SUCH INTEREST IN ACCORDANCE WITH THE FOREGOING.

IF THE PURCHASER OR ANY SUBSEQUENT TRANSFEREE OF THIS NOTE (OR A BENEFICIAL INTEREST THEREIN) IS DETERMINED NOT TO BE A QUALIFIED PURCHASER (AND NOT TO HAVE MET THE OTHER REQUIREMENTS SET FORTH HEREIN), THE BORROWER MAY COMPEL SUCH PERSON TO SELL SUCH NOTE (OR BENEFICIAL INTEREST THEREIN) WITHIN 30 DAYS AFTER NOTICE OF THE SALE REQUIREMENT IS GIVEN TO A PERSON THAT IS A QUALIFIED PURCHASER (AND THAT MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN). IF SUCH PERSON FAILS TO EFFECT THE SALE WITHIN SUCH 30-DAY PERIOD, THE BORROWER MAY CAUSE SUCH PERSON’S NOTE (OR BENEFICIAL INTEREST THEREIN) TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE (CONDUCTED IN ACCORDANCE WITH SECTIONS 9-610, 9-611 AND 9-627 OF THE UNIFORM COMMERCIAL CODE AS APPLIED TO SECURITIES THAT ARE SOLD ON A RECOGNIZED MARKET) TO A TRANSFEREE THAT CERTIFIES TO THE BORROWER THAT IT IS A QUALIFIED PURCHASER (AND MEETS THE OTHER REQUIREMENTS SET FORTH HEREIN).

$______________	[DATE]

     FOR VALUE RECEIVED, the undersigned, PROSPECT CAPITAL FUNDING LLC, a Delaware limited liability company (the “Borrower”), promises to pay to the order of _________________________, on the Maturity Date the principal sum of ______________________  __________ ($___________) or, if less, the aggregate unpaid principal amount of all Advances shown on the schedule attached hereto (and any continuation thereof) and/or in the records of holder which are owed to the holder hereof pursuant to that certain Loan and Servicing Agreement, dated as of June 6, 2007 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), among the Borrower, Prospect Capital Corporation, as Servicer, the Lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Loan Agreement.

     The Borrower also promises to pay Interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

     Payments of both principal and Interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Loan Agreement.

     This Note is one of the Notes referred to in, and evidences indebtedness incurred under, the Loan Agreement, and the holder hereof is entitled to the benefits of the Loan Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced by this Note and on which such indebtedness may be declared to be immediately due and payable.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

     The holder hereof may sell, assign, transfer, negotiate, grant participations in or otherwise dispose of all or any portion of any Advances represented by this Note and the indebtedness evidenced by this Note as provided in the Loan Agreement.

     Pursuant to the Loan Agreement, the Administrative Agent, acting solely for this purpose as an agent of the Borrower, maintains at the address referred to therein a copy of each Assignment and Acceptance delivered to and accepted by it and the Register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of, each Advance owned by each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the holder hereof and the Borrower may treat each Person whose name is recorded in the Register as a Lender under the Loan Agreement for all purposes of the Loan Agreement. The Register shall be available for inspection by the holder hereof at any reasonable time and from time to time upon reasonable prior notice.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above

PROSPECT CAPITAL FUNDING LLC

By:
Name:
Title:

Schedule attached to Note dated [date] of Prospect Capital Funding LLC payable to the order of ___________________

Date of	Amount of	Amount of
Advance or Repayment	Advance	Repayment

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

     ASSIGNMENT AND ACCEPTANCE (this “Assignment”), dated as of the date set forth in Item 1 of Schedule I hereto, among the Selling Lender set forth in Item 2 of Schedule I hereto (the “Selling Lender”) and the Purchasing Lender set forth in Item 3 of Schedule I hereto (the “Purchasing Lender”).

W I T N E S S E T H:

     WHEREAS, this Assignment is being executed and delivered in accordance with Section 11.1(c) of the Loan and Servicing Agreement, dated as of June 6, 2007, among Prospect Capital Funding LLC, Prospect Capital Corporation, as Servicer, the Lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”; unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined);

     WHEREAS, the Purchasing Lender (if it is not already a Lender party to the Loan Agreement) wishes to become a Lender party to the Loan Agreement and the Purchasing Lender wishes to acquire and assume from the Selling Lender, certain of the rights, obligations and commitments under the Loan Agreement; and

     WHEREAS, the Selling Lender wishes to sell and assign to the Purchasing Lender, certain of its rights, obligations and commitments under the Loan Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     (a) Upon receipt by the Administrative Agent of executed counterparts of this Assignment, to each of which is attached a fully completed Schedule I and Schedule II, each of which has been executed by the Selling Lender and the Purchasing Lender, and upon the consent to the assignment effected hereby by the Administrative Agent and the Borrower (each to the extent required by the Loan Agreement), the Administrative Agent will register the assignment effected hereby in the Register and transmit to the Servicer, the Borrower, the Administrative Agent, the Selling Lender and the Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule III to this Assignment (a “Transfer Effective Notice”). Such Transfer Effective Notice shall be executed by the Administrative Agent and shall set forth, inter alia, the date on which the transfer effected by the assignment effected hereby shall become effective (the “Transfer Effective Date”). From and after the Transfer Effective Date the Purchasing Lender shall be a Lender party to the Loan Agreement for all purposes thereof, as more particularly specified on Schedule II to this Assignment.

     (b) At or before 12:00 Noon, local time of the Selling Lender, on the Transfer Effective Date (or such other time as the Selling Lender and the Purchasing Lender may agree upon in writing), the Purchasing Lender shall pay to the Selling Lender, in immediately available funds, an amount equal to the purchase price, as agreed between the Selling Lender and such Purchasing Lender (the “Purchase Price”), of the portion set forth on Schedule II hereto being purchased by such Purchasing Lender of the outstanding Advances owned by the Selling Lender (such Purchasing Lender’s “Purchaser Percentage”) and other amounts owing to the Selling Lender under the Loan Agreement.

Effective upon receipt by the Selling Lender of the Purchase Price from the Purchasing Lender, the Selling Lender hereby irrevocably sells, assigns and transfers to the Purchasing Lender, without recourse, representation or warranty, and the Purchasing Lender hereby irrevocably purchases, takes and assumes from the Selling Lender, the Purchasing Lender’s Purchaser Percentage of (i) the presently outstanding Advances owing to the Selling Lender and other amounts owing to the Selling Lender in respect of the Loan Agreement, together with all instruments, documents and collateral security pertaining thereto, and (ii) the Purchasing Lender’s Purchaser Percentage of the Commitment of the Selling Lender and other rights, duties and obligations of the Selling Lender under the Loan Agreement. This Assignment is intended by the parties hereto to effect a purchase by the Purchasing Lender and sale by the Selling Lender of interests in the Advances, and it is not to be construed as a loan or a commitment to make a loan by the Purchasing Lender to the Selling Lender. Upon and after the Transfer Effective Date (until further modified in accordance with the Loan Agreement), the respective Commitments of the Selling Lender and the Purchasing Lender shall be as set forth in Schedule II to this Assignment.

     (c) The Selling Lender has made arrangements with the Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Selling Lender to the Purchasing Lender of any fees heretofore received by the Selling Lender pursuant to the Loan Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by the Purchasing Lender to the Selling Lender of fees or interest received by the Purchasing Lender pursuant to the Loan Agreement from and after the Transfer Effective Date.

     (d) (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Selling Lender in respect of the Advances shall, instead, be payable to or for the account of the Selling Lender and the Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Assignment.

          (ii) All interest, fees and other amounts that would otherwise accrue for the account of the Selling Lender from and after the Transfer Effective Date pursuant to the Loan Agreement or in respect of the Advances shall, instead, accrue for the account of, and be payable to or for the account of, the Selling Lender and the Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Assignment. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by the Purchasing Lender, the Selling Lender and the Purchasing Lender will make appropriate arrangements for payment by the Selling Lender to the Purchasing Lender of such amount upon receipt thereof from the Administrative Agent.

     (e) Concurrently with the execution and delivery hereof, the Purchasing Lender will deliver to the Administrative Agent and the Borrower the forms, if any, required by Section 2.13(d) of the Loan Agreement.

     (f) Each of the parties to this Assignment agrees and acknowledges that (i) at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment, and (ii) the Administrative Agent shall apply each payment made to it under the Loan Agreement in accordance with the provisions of the Loan Agreement, as appropriate.

     (g) By executing and delivering this Assignment, the Purchasing Lender represents, warrants and agrees for the benefit of the Borrower that: (i) it is a Qualified Lender; (ii) any transfer of any Note or any beneficial interest therein by such Purchasing Lender in violation of the transfer restrictions set forth on such Note will be of no force and effect, will be void ab initio and will not operate to transfer any rights to the transferee; and (iii) the Borrower maintains the right to resell any interest in any Note previously transferred to any holder that is not eligible to purchase such interest in accordance with the restrictions set forth on such Note.

     (h) By executing and delivering this Assignment, the Selling Lender and the Purchasing Lender confirm to and agree with each other, the Administrative Agent and the other Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Selling Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto; (ii) the Selling Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Originator, the Borrower, the Servicer or the Loans, or the performance or observance by the Originator, the Borrower or the Servicer of any of their respective obligations under the Loan Agreement or any Transaction Document or any other instrument or document furnished pursuant hereto; (iii) the Purchasing Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (iv) the Purchasing Lender will, independently and without reliance upon the Administrative Agent, the Selling Lender or any other Lender and based on such documents and information as it shall deem in good faith appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or the Transaction Documents; (v) the Purchasing Lender appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the Transaction Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Loan Agreement; and (vi) the Purchasing Lender agrees (for the benefit of the Selling Lender, the Administrative Agent, the Lenders, the Servicer and the Borrower, and such other parties, if any, shall be express third-party beneficiaries hereof) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

     (i) Schedule II hereto sets forth administrative information with respect to the Purchasing Lender.

     (j) THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective duly authorized officers on Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

     SCHEDULE I TO
ASSIGNMENT AND ACCEPTANCE

COMPLETION OF INFORMATION AND
SIGNATURES FOR ASSIGNMENT AND ACCEPTANCE

Re:	Loan and Servicing Agreement, dated as of June 6, 2007, among Prospect Capital Funding LLC, Prospect Capital Corporation, as Servicer, the Lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent

Item 1:	Date of Assignment and Acceptance:

Item 2:	Selling Lender:

Item 3:	Purchasing Lender:

Item 4:	Signatures of Parties to Assignment:

[__________________________________]
as Selling Lender

By:
Name:
Title:

[__________________________________]
as Purchasing Lender

By:
Name:
Title:

CONSENTED TO AND ACCEPTED BY:

[If applicable:]

COÖPERATIEVE CENTRALE
     RAIFFEISEN-BOERENLEENBANK B.A.,
     “RABOBANK NEDERLAND”, NEW YORK BRANCH,
     as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[If applicable:]

PROSPECT CAPITAL FUNDING LLC

By:
Name:
Title:

SCHEDULE II TO
ASSIGNMENT AND ACCEPTANCE

LIST OF INVESTING OFFICES, ADDRESSES
FOR NOTICES, ASSIGNED INTERESTS AND
PURCHASE AND COMMITMENT PERCENTAGES

I.	Purchaser Percentage:		_____	%

II.	Selling Lender

A.	Commitment

Selling Lender Commitment
	Prior to Sale:	$	________

	Commitment Sold:	$	________

	Commitment Retained:	$	________

B.	Advances:

	Selling Lender Advances Prior to Sale:	$	________

	Advances Sold:	$	________

	Advances Retained:	$	________

C.	Type of Purchaser:

	Conduit Lender:		Yes/No

III.	Purchasing Lender

A.	Commitment

	Commitment Purchased:	$	________

Purchasing Lender Commitment
	After Sale:	$	________

B.	Advances:

	Advances Purchased:	$	________

Purchasing Lender Advances
	After Sale:	$	________

C.	Type of Purchaser:

	Conduit Lender:		Yes/No

IV.	Address for Notices:

SCHEDULE III TO
ASSIGNMENT AND ACCEPTANCE

Form of
Transfer Effective Notice

To:	[Name and address of Borrower, Servicer, Selling Lender and Purchasing Lender]

     The undersigned, as Administrative Agent under the Loan and Servicing Agreement, dated as of June 6, 2007, among Prospect Capital Funding LLC, Prospect Capital Corporation, as Servicer, the Lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent, acknowledges receipt of a completed Assignment and Acceptance. [Note: attach copies of Schedules I and II from such Assignment.] Terms defined in such Assignment are used herein as therein defined.

     Pursuant to such Assignment, you are advised that the Transfer Effective Date will be _____________, ____.

Very truly yours,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

FORM OF MONTHLY REPORT

[Attached hereto]

[TO BE SUPPLIED]

EXHIBIT E

FORM OF SERVICER’S CERTIFICATE

COÖPERATIEVE CENTRALE
     RAIFFEISEN-BOERENLEENBANK B.A.,
     “RABOBANK NEDERLAND”, NEW YORK BRANCH,
     as Administrative Agent
245 Park Avenue
New York, New York 10167
Attention: Securitization – Middle Office
Email: naconduit@rabobank.com
Facsimile No.: (914) 287-2254
Confirmation No.: (212) 916-7932

PROSPECT CAPITAL FUNDING LLC
c/o Prospect Capital Management, LLC
10 E. 40th Street
New York, New York 10016
Attention: Daria Becker
Email: daria@prospectstreet.com
Facsimile No.: (212) 448-9652
Confirmation No.: (212) 448-1006

LYON FINANCIAL SERVICES, INC.
     (d/b/a U.S. Bank Portfolio Services),
     as Backup Servicer
1310 Madrid Street
Marshall, Minnesota 56258,
Attention: Joe Andries
Email: joe.andries@usbank.com
Facsimile No.: (866) 806-0775
Confirmation No.: (507)-532-7129

RE:	Monthly Servicer’s Certificate

Loan and Servicing Agreement, dated as of June 6, 2007, among Prospect Capital Funding LLC (the “Borrower”), Prospect Capital Corporation, as Servicer (the “Servicer”), the Lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”)

Gentlemen and Ladies:

     This certificate of the Servicer is delivered pursuant to Section 7.11(c) of the Loan Agreement referred above in connection with the Monthly Report for the Collection Period ended ____________ (the “Monthly Report”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement.

     The Servicer hereby certifies as follows:

1.	The information set forth in the Monthly Report is true and correct in all material respects.

2.	As set forth in the Monthly Report:

	(a)	The Portfolio Yield on the related Determination Date is:		_____%

	(b)	The Portfolio Yield on the immediately prior Determination Date is:		_____%

	(c)	The Portfolio Yield was not less than 8% on the Determination Date and on the immediately prior Determination Date:		[Yes/No]

	(d)	The Rolling Three-Month Default Ratio is:		_____%

	(e)	The Rolling Three-Month Default Ratio is equal to or less than 7.5%:		[Yes/No]

	(f)	The Rolling Three-Month Charge-Off Ratio is:		_____%

	(g)	The Rolling Three-Month Charge-Off Ratio is equal to or less than 5.0%:		[Yes/No]

	(h)	The Asset Coverage Ratio is:		_____%

	(i)	The Asset Coverage Ratio equals or exceeds 200%:		[Yes/No]

	(j)	The Interest Coverage Ratio is:		_____%

	(k)	The Interest Coverage Ratio equals or exceeds 150%:		[Yes/No]

	(l)	The Unimpaired Equity Investment is:	$	__________

	(m)	The Unimpaired Equity Investment equals or exceeds $135,000,000:		[Yes/No]

	(n)	The Borrowing Base Test is met:		[Yes/No]

E-2

3.	Each Loan included in the determination of the Borrowing Base as set forth in the Monthly Report is an Eligible Loan.

4.	No event has occurred that constitutes a Termination Event or Unmatured Termination Event.

5.	The representations and warranties of the Servicer set forth in Section 7.8 of the Loan Agreement are true and correct in all material respects on and as of such date, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which they are true and correct in all material respects as of such earlier date.

6.	There shall have been no Material Adverse Change with respect to the Servicer since the date of the preceding Monthly Report (or, in the case of the initial Monthly Report, since the Closing Date).

7.	The Senior Portfolio Manager of the Servicer has reviewed this Certificate and the attachments in their entirety and has approved the accuracy thereof.

     The Servicer has caused this certificate to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this _ day of _____, 200_.

PROSPECT CAPITAL CORPORATION

By:
Name:
Title:

E-3

EXHIBIT F

FORM OF CERTIFICATE OF CLOSING ATTORNEY
[Pre-Positioned Loans]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian
1133 Rankin Street, Suite 100
St. Paul, Minnesota 55116
Attention: Private Certification/Prospect Capital
Facsimile No.: (651) 695-6102
Confirmation No.: (651) 695-5867
Email Address: saah.kemayah@usbank.com

PROSPECT CAPITAL FUNDING LLC
c/o Prospect Capital Management, LLC
10 E. 40th Street
New York, New York 10016
Attention: Daria Becker
Email: daria@prospectstreet.com
Facsimile No.: (212) 448-9652
Confirmation No.: (212) 448-1006

COÖPERATIEVE CENTRALE
     RAIFFEISEN-BOERENLEENBANK B.A.,
     “RABOBANK NEDERLAND”, NEW YORK BRANCH,
     as Administrative Agent
245 Park Avenue
New York, New York 10167
Attention: Securitization – Middle Office
Email: naconduit@rabobank.com
Facsimile No.: (914) 287-2254
Confirmation No.: (212) 916-7932

     RE:     [Describe Loan]

Gentlemen and Ladies:

     The undersigned (the “Firm”) is acting as legal counsel for Prospect Capital Corporation (“PCC”) with respect to the closing of the loan referred to above (the “Loan”). We understand from PCC that, concurrently with its funding, the Loan is being purchased by or contributed to the capital of Prospect Capital Funding LLC (“PCF”), a special purpose subsidiary of PCC, and that PCF may finance its purchase with the proceeds of advances to be made under a loan and servicing agreement in connection with which Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, acts as Administrative Agent (the “Administrative Agent”) and U.S. Bank National Association acts as Collateral Custodian (the “Collateral Custodian”).

     The Firm hereby confirms to you that it has possession of the following (collectively, the “Loan Documents”):

1.	The original executed promissory note evidencing the Loan, which has been endorsed by PCF or by PCC or another prior holder of record either in blank or to the Administrative Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Administrative Agent), with any endorsement to the Administrative Agent being in the following form: “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Secured Party”;

2.	Originals of each of the following (each in fully executed form), to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement or similar document, mortgage, deed of trust or similar instrument, sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments or guarantees;

3.	Where applicable, originals or copies of any assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto;

4.	If the Loan is secured by real property, an assignment of mortgage and of any other material recorded security documents in recordable form, executed by PCC or the prior holder of record, in blank or to the Administrative Agent (and evidencing an unbroken chain of assignments from the prior holder of record to the Administrative Agent), with any assignment to the Administrative Agent being in the following form: “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Secured Party”;

5.	If the Loan is secured by real property, the original attorney’s opinion of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same; and

6.	If any Loan is secured by real property, the original of the mortgage, deed of trust or similar instrument and of all intervening assignments of mortgage with evidence of recording thereon, or copies thereof bearing the certification on the face thereof that such copies represent true and correct copies of the originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the mortgaged property is located.

     The Firm further confirms that the conditions precedent to the disbursement of the Loan as set forth in the Loan Documents have been satisfied in all material respects.

G-2

     The Firm further confirms that it has been irrevocably instructed by PCC (which instructions state that they may not be changed or revoked without the consent of PCF and the Administrative Agent) that, upon the disbursement to the borrower under the Loan of the amount of $_________, the Firm thereupon will hold the Loan Documents in trust solely for the benefit of the Administrative Agent and shall as promptly as practical deliver to the Loan Documents to the Collateral Custodian by recognized overnight courier service to the address set forth above in this letter.

Very truly yours,

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EXHIBIT G

FORM OF CERTIFICATE OF BORROWER
[Pre-Positioned Loans]

U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian
1133 Rankin Street, Suite 100
St. Paul, Minnesota 55116
Attention: Private Certification/Prospect Capital
Facsimile No.: (651) 695-6102
Confirmation No.: (651) 695-5867
Email Address: saah.kemayah@usbank.com

COÖPERATIEVE CENTRALE
     RAIFFEISEN-BOERENLEENBANK B.A.,
     “RABOBANK NEDERLAND”, NEW YORK BRANCH,
     as Administrative Agent
245 Park Avenue
New York, New York 10167
Attention: Securitization – Middle Office
Email: naconduit@rabobank.com
Facsimile No.: (914) 287-2254
Confirmation No.: (212) 916-7932

RE:	[Describe Loan]

Loan and Servicing Agreement, dated as of June 6, 2007, among Prospect Capital Funding LLC (the “Borrower”), Prospect Capital Corporation, as Servicer, the Lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”)

Gentlemen and Ladies:

     The undersigned Borrower has submitted a Borrower Notice pursuant to the Loan Agreement referred above requesting an Advance to fund a Loan (the “Subject Loan”) described above, which is a Pre-Positioned Loan. Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement.

     In connection with, and as a condition precedent to such Advance, the Borrower hereby certifies as follows:

1.	The Originator is being represented by the law firm of ____________________ (the “Firm”) in connection with the closing of the Subject Loan.

2.	The Firm has possession of the following relating to the Subject Loan:

	A.	The original executed promissory note evidencing the Subject Loan, which has been endorsed by the Borrower or by the Originator or another prior holder of record either in blank or to the Administrative Agent (and evidencing an unbroken chain of endorsements from each prior holder thereof evidenced in the chain of endorsements to the Administrative Agent), with any endorsement to the Administrative Agent being in the following form: “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Secured Party”;

	B.	Originals of each of the following (each in fully executed form), to the extent applicable to the related Loan: any related loan agreement, credit agreement, note purchase agreement, security agreement or similar document, mortgage, deed of trust or similar instrument, sale and servicing agreement, acquisition agreement, subordination agreement, intercreditor agreement or similar instruments or guarantees;

	C.	Where applicable, originals or copies of any assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto;

	D.	If the Subject Loan is secured by real property, an assignment of mortgage and of any other material recorded security documents in recordable form, executed by the Originator or the prior holder of record, in blank or to the Administrative Agent (and evidencing an unbroken chain of assignments from the prior holder of record to the Administrative Agent), with any assignment to the Administrative Agent being in the following form: “Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Secured Party”;

	E.	If the Subject Loan is secured by real property, the original attorney’s opinion of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same; and

	F.	If the Subject Loan is secured by real property, the original of the mortgage, deed of trust or similar instrument and of all intervening assignments of mortgage with evidence of recording thereon, or copies thereof bearing the certification on the face thereof that such copies represent true and correct copies of the originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the mortgaged property is located.

4.	The conditions precedent to the disbursement of the Subject Loan as set forth in the Loan Documents have been satisfied in all material respects.

H-2

5.	The Firm has been irrevocably instructed by the Originator (which instructions state that they may not be changed or revoked without the consent of the Borrower and the Administrative Agent) that, upon the disbursement to the borrower under the Loan of the amount of $_________, the Firm thereupon will hold the Loan Documents in trust solely for the benefit of the Administrative Agent and shall as promptly as practical deliver to the Loan Documents to the Collateral Custodian by recognized overnight courier service to the address set forth above in this letter.

6.	The Borrower undertakes to cause the Loan Documents with respect to the Subject Loan to be delivered to the Collateral Custodian not later than the times specified in Section 2 of the Custody Agreement.

     The Borrower has caused this Borrower Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this __ day of ____, 200_.

PROSPECT CAPITAL FUNDING LLC

By:
Name:
Title:

cc:	Each Lender under the Loan Agreement

H-3

EXHIBIT H

FORM OF ASSIGNMENT OF MORTGAGE*

     ____________________, a [______________], having its principal office at ______________________________________ (“Assignor”), for good and valuable consideration, paid to it by ______________________________________, having its principal office at ______________________________________ (“Assignee”) hereby assigns unto Assignee that certain [mortgage/deed of trust/other instrument] described on Schedule I hereto encumbering the property described on Schedule II hereto (the “Mortgage”). The notes or obligations described in or secured by the Mortgage have been endorsed to Assignee pursuant to a separate instrument.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever.

     Assignor represents and warrants to Assignee that Assignor has not previously assigned or otherwise transferred its right, title or interest under the Mortgage to any third party other than Assignee. Otherwise, this Assignment is made without any representation or warranty whatsoever by Assignor and upon the express condition, understanding and agreement that this Assignment is made without recourse to Assignor, for any cause whatsoever, by Assignee, or by any successor to the interest of Assignee in the Mortgage and the obligations secured thereby.

     IN WITNESS WHEREOF, Assignor has duly executed this Assignment this ___ day of ____, 20__.

By:
Name:
Title:

[Signature to be notarized. Add appropriate notarial statement and signature]
____________________

*	Form subject to conforming changes for specific requirements of applicable state law.

EXHIBIT I

FORM OF ACCOUNT CONTROL AGREEMENT

[Attached hereto]

[TO BE SUPPLIED]

EXHIBIT J

FORM OF CREDIT REPORT AND TRANSACTION SUMMARY

[Attached hereto]

[TO BE SUPPLIED]

EXHIBIT K

MOODY’S INDUSTRIAL CLASSIFICATIONS

1	Aerospace & Defense

2	Automobile

3	Banking

4	Beverage, Food & Tobacco

5	Buildings & Real Estate

6	Chemicals, Plastics & Rubber

7	Containers, Packaging & Glass

8	Personal/Non-Durable Consumer Products (Manufacturing only)

9	Diversified/Conglomerate Manufacturing

10	Diversified/Conglomerate Service

11	Diversified Natural Resources, Precious Metals/Minerals

12	Ecological

13	Electronics

14	Finance

15	Farming & Agricultural

16	Grocery

17	Healthcare, Education & Childcare

18	Home/Office Furnishings, Housewares, Durable Consumer Products

19	Hotels, Motels, Inns & Gaming

20	Insurance

21	Leisure, Amusement & Entertainment

22	Machinery (non-Agricultural, non-Construction & non-Electrical)

23	Mining, Steel, Iron & Non-Precious Metals

24	Oil & Gas

25	Personal, Food & Miscellaneous

26	Printing & Publishing

27	Cargo Transport

28	Retail Stores

29	Telecommunications

30	Textiles & Leather

31	Personal Transportation

32	Utilities

33	Broadcasting & Entertainment

SCHEDULE I

SCHEDULE OF PURCHASED LOANS

The Schedule of Purchased Loans shall specify, with respect to each Purchased Loan:

(i)	the Loan number

(ii)	the name and address of the Obligor

(iii)	the state of the principal place of business of the Obligor

(iv)	the date and, if different, closing date

(v)	the maturity date

(vi)	the original principal balance

(vii)	the Outstanding Loan Balance as of the Cut-Off Date

(viii)	whether the Loan is a First Lien Loan, Second Lien Loan or subordinate loan

(ix)	whether or not the Loan is a Fixed Rate Loan (specifying the rate, if a Fixed Rate Loan, and otherwise the interest index and spread)

(x)	the frequency of payment dates

(xi)	whether or not such Loan is a PIK Loan

(xii)	the Industry classification of the Obligor

(xiii)	whether or not the Fair Market Value of the Loan has been determined by the Approved Valuation Agent and, if so, the amount thereof as of the most recent valuation date

(xiv)	the external ratings, if any, of the Loan

(xv)	the risk rating of the Loan (as determined in accordance with the Risk Rating Model)

(xvi)	a listing of all Loan Documents related to the Loan, stating separately (A) the Primary Loan Documents with respect thereto and (B) the financing statements, recordings and similar filings made or to be made to perfect any Lien securing the Loan

(xvii)	the date by which, and the filing office at which, continuation statements are required to be filed from time to time under each applicable UCC to maintain the perfection of security interests on Related Property securing the Loans, to the extent such security interests can be perfected by filing of financing statements under the UCC

(xviii)	whether or not such Loan is a Pre-Positioned Loan

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